As filed with the Securities and Exchange Commission on October 6, 2000
                                           Registration No. 333--______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                          GLOBALNET FINANCIAL.COM, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 06-1489574
------------------------------------ -----------------------------------------
(State or other jurisdiction of           I.R.S. Employer Identification No.
 incorporation or organization)

        7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433
     -----------------------------------------------------------------------
          (Address, including zip code, of principal executive offices)

                                Michael S. Jacobs
                      7284 W. Palmetto Park Road, Suite 210
                            Boca Raton, Florida 33433
                   ------------------------------------------
          (Name and address, including zip code, of agent for service)

                                 (561) 417-8053
                    ----------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Dana T. Ackerly II, Esq.
                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2401
                                 (202) 662-5296


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum      Proposed maximum
Title of securities to be        Amount to be        offering price per    aggregate offering         Amount of
      registered                  registered              share                  price           registration fee
----------------------------- -------------------- ---------------------- --------------------- ----------------------

Class A Common
Stock,
$.001 par value                      34,224,874            $.70 (1)               $ 23,957,412            $ 6,350

----------------------------- -------------------- ---------------------- --------------------- ----------------------

       (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Represents the average of the high and low prices, for October 5, 2000, of the Registrant's Class A common stock on the Alternative Investment Market of the London Stock Exchange. Conversion from British pounds into U.S. dollars is based on rates for the purchase of U.S. dollars as cited by the Federal Reserve Bank of New York at noon on October 5, 2000.

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                   PROSPECTUS

                     SUBJECT TO COMPLETION, OCTOBER 6, 2000

                    34,224,874 Shares of Class A Common Stock

                          GLOBALNET FINANCIAL.COM, INC.

       Certain of our stockholders are offering by means of this prospectus a total of 34,224,874 shares of our Class A common stock. Our Class A common stock is identical to our common stock, except that our Class A common stock has voting, liquidation, and dividend rights equivalent to one-tenth of a share of our common stock. Our Class A common stock will automatically convert into common stock on December 9, 2001, at a conversion ratio equal to ten shares of Class A common stock for each share of common stock. In December 1999, we completed a public offering of our Class A common stock in the United Kingdom. We did not register the offering under the Securities Act of 1933, relying instead on the exemption provided by Regulation S under the Securities Act. This prospectus forms part of a registration statement under the Securities Act intended to permit our Class A common stock to be offered and sold without restriction to United States investors. Our Class A common stock is currently listed on the Alternative Investment Market of the London Stock Exchange under the symbol "GLFA." We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

       The selling stockholders may sell their shares of Class A common stock in one or more transactions in the over-the-counter market, on the Alternative Investment Market of the London Stock Exchange or on any other exchange on which our Class A common stock may be listed. They may also sell their shares of Class A common stock in privately negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling stockholders may sell their shares of Class A common stock to or through broker-dealers, and such broker-dealers may receive compensation from the selling stockholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and various broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of Class A common stock from time to time. See "How Shares of Our Class A Common Stock May be Distributed."

Investing in our Class A common stock involves a high degree of risk and should be considered only by such persons capable of bearing the economic risk of such investment. You should carefully consider the "Risks of Investing in Our Class A Common Stock" section beginning on page 2 of this prospectus.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is October ___ 2000.

                                TABLE OF CONTENTS

                                                                                            Page

Prospectus Summary...........................................................................1

About GlobalNet Financial.com, Inc...........................................................1

Risks of Investing in Our Class A Common Stock...............................................3

Proceeds from the Sale of Our Class A Common Stock...........................................9

Selling Stockholders.........................................................................9

How Shares of Our Class A Common Stock  May Be Distributed...................................88

Legal Opinion................................................................................88

Experts......................................................................................88

Where You Can Find More Information..........................................................89

Incorporation of Certain Information by Reference............................................89

As used in this Prospectus, the terms "we," "us," "our," and "the Company" mean GlobalNet Financial.com, Inc. (unless the context indicates a different meaning) and the term "common stock" and "Class A common stock" mean, respectively, GlobalNet Financial.com, Inc.'s common stock, $.001 par value per share, and GlobalNet Financial.com, Inc.'s Class A common stock, $.001 par value per share.

                               PROSPECTUS SUMMARY

       This is only a summary and does not contain all of the information that may be important to you. You should read the more detailed information contained in this prospectus and all other information, including the financial information and statements with notes, referred to in this prospectus as discussed in the "Where You Can Find More Information" section of this prospectus.

About GlobalNet

       We are a rapidly expanding international financial portal providing online financial news, investment tools, and transaction services. We are developing a global network of country-centric financial content websites in local market languages as well as a network of transaction execution platforms in order to position ourselves as an international financial services provider. Our business plan is to generate traffic for our financial content sites by partnering with leading Internet players and then to drive visitors from our highly trafficked financial content websites to our network of transaction execution platforms in which we maintain substantial ownership interests. In this manner, we seek to reduce our user and account acquisition costs.

       We conduct our financial content operations predominantly as the exclusive provider of financial content and in certain cases the exclusive provider of financial services for leading Internet Service Providers and portals. These services are provided by us as the "Money Channel" for the Internet Service Providers or portals. As a result, when a user clicks on the "Money Channel" button on a host Internet Service Provider's or portal's home page, the user is linked to our website. We provide Money Channel services to Freeserve plc, the United Kingdom's leading Internet Service Provider, World Online, the largest pan-European Internet Service Provider and portal and Scandinavia OnLine, the dominant consumer Internet portal across Scandinavia. We currently operate, directly or through joint ventures, financial content websites focusing on the financial markets of the United Kingdom, the United States, Italy, Canada, France, Germany, Spain, Scandinavia, Denmark and Holland. We also provide financial news, content and e-finance commerce platforms, including online trading, to British Telecommunication's network of Wireless Application Protocol mobile phone users.

       Our websites are designed to generate online trading of securities and other investment products. We are creating an international network of online transaction businesses in which we maintain substantial equity ownership interests, including online trading for North American and European stocks, foreign exchange, and other financial services such as insurance. We have launched www.GlobalNeTrader.com, our platform for the online trading of United States securities, www.StockAcademy.com, our platform for the online trading of United Kingdom securities, www.Matchbookfx.com for global foreign exchange trading and www.InsuranceWide.com, offering a full spectrum of insurance products in the United Kingdom. Management is currently developing additional websites and online trading platforms.

       We also seek to participate in the dramatic growth in the Internet and Technology industries, and, to this end, we have made investments in Internet and technology companies as well as Internet and technology funds. In most cases these investments are in conjunction with joint ventures and business relationships. We recently formed a digital commerce and knowledge-based industries investment and operating vehicle, GlobalEuroNet Group, Inc., in which we invested $3.2 million, or a 24% equity interest. GlobalEuroNet Group, Inc. subsequently raised approximately $43.2 million in investment capital from other sources.

       Our historical business model focused on revenues from online trading platforms as well as from advertising in e-commerce and participating in the earnings of other transaction execution platforms in which we maintain ownership interest. Under an expanded business model, we will seek to derive significant increased revenues and pretax profits through brokerage services for which commissions are payable. We believe that we will be able to integrate our global financial content and execution platforms for both US and non-US investors with a traditional broker dealer business.

       To that end, we recently acquired Dalton Kent Securities Group, Inc., a full service broker dealer offering stocks, bonds and mutual funds to domestic and international investors. The prime objective of this acquisition is to allow us to branch into traditional brokerage services. In connection with the acquisition, we issued an aggregate of 1,450,000 shares of our common stock to the stockholders of Dalton Kent Securities Group, Inc.

       Our business model also includes seeking to create stockholder and balance sheet value from the creation of joint ventures with, and/or investments in, companies which have the ability to become public or to be sold over a short term. Management believes that the opportunities open to us are driven by the following principal factors:

- an anticipated continued rapid growth in usage of the Internet nationally and internationally

- an increasing acceptance of the Internet as a secure medium through which to conduct e-commerce

- an increasing world-wide demand for financial news, information and investment tools

- positioning ourselves to capitalize upon the anticipated growth in the number of online financial transactions in the United Kingdom and continental Europe

       Our principal corporate office is located at 7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433, and our telephone number is (561) 417-8053.

The Offering


Class A Common Stock Offered by the
Selling Stockholders.........................................34,224,874 shares

Class A Common Stock Outstanding.............................34,224,874 shares

Common Stock Outstanding.....................................16,237,875 shares

Use of Proceeds..............................................We will not receive any proceeds from the sale of our
                                                             Class A common stock by the selling stockholders.

                 RISKS OF INVESTING IN OUR CLASS A COMMON STOCK

       You should carefully consider the following risks before making an investment decision. The trading price of our Class A common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information set forth in this prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference from our filings with the Securities and Exchange Commission. These are not the only risks and uncertainties that we face. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties actually occur, our business, results of operations, financial condition, or prospects could be materially adversely affected. In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.

We have incurred substantial losses and anticipate significant losses for the foreseeable future.

       We have incurred net losses and negative cash flow from operations since inception, and as of June 30, 2000 had an accumulated deficit of $46,447,693. We intend to continue to invest heavily in the areas of tactical acquisitions, sales and marketing, and administration. As a result, we expect to continue to incur substantial operating losses for the foreseeable future, and we may not achieve or sustain profitability.

       For the foreseeable future, we expect to incur significant expenses for:

-      tactical acquisitions;

-      retaining and recruiting experienced management;

-      developing additional infrastructure; and

- operating costs related to the Company's rapidly expanding financial Internet content and transaction execution businesses.

We cannot be certain that we can achieve sufficient revenues in relation to our expenses to ever become profitable. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

We have a limited operating history in the area of online financial services.

       We have been engaged in the current Internet business since October 1998. Many of our investments in international joint ventures are in a preliminary stage of development. We have a limited operating history in the Internet business upon which our performance and prospects can be evaluated. We face the risks frequently encountered by expanding companies. These risks include the potential inability to compete with more established firms and to retain and maintain key personnel, as well as uncertainty as to which areas to target for growth and expansion and as to the source of funding for operations and expansion.

We have a limited operating history in the area of online trading.

       We anticipate deriving a significant portion of our revenues from online transaction executions. We have only recently introduced online trading in foreign exchanges and domestic securities and we plan to offer online trading in non-United States securities. In addition, we plan to offer other investment and financial products online. Lack of international online trading and transaction execution operating history and the risks inherent in any new business area make it impossible to accurately predict the extent of revenues that may be generated from these activities, or whether such activities will ultimately be profitable.

Advertising revenues and sponsorships are uncertain.

       We anticipate deriving revenues from the sale of domestic and international Internet-based advertising. None of our senior management team has any significant experience in selling advertising on the Internet or any other medium. If we are unable to attract and retain paying advertising customers or if we are forced to offer lower than anticipated advertising rates in order to attract and/or retain advertising customers, our anticipated level of advertising revenue will be adversely affected.

       Use of the Internet by overseas consumers is at an early stage of development and international market acceptance of the Internet as a medium for information, commerce and advertising is still subject to a degree of uncertainty. In order for us to generate advertising revenues, European advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to our Internet sites. Our management believes that most international and specifically, European advertisers and advertising agencies, have limited experience with the Internet as an advertising medium and international and specifically, European advertisers have not devoted a significant portion of their advertising budgets to Internet-related advertising to date. Our management cannot assure investors that international and specifically, European advertisers or advertising agencies, will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, that they will find Internet-based advertising to be more effective than advertising in traditional media, or that they will decide to advertise on our Internet sites.

We are dependent on third parties for user access.

       Management believes that the ability to advertise our Internet sites and online transaction capabilities on other Internet sites and the willingness of the owners and operators of such sites to direct users to our Internet sites through hypertext links are critical to the success of our Internet operations. Other Internet sites, particularly search/index guides and other companies with the strategic ability to direct user traffic, significantly affect traffic to our domestic and international Internet sites. While we believe that these other sites will direct traffic to our Internet sites, no assurance can be given that we can establish or maintain such arrangements in the future.

       In particular, we are dependent on our ongoing relationships with Freeserve plc, World Online International and Scandinavia Online, three prominent international providers of Internet access to consumers. The termination of any of these relationship could have a material adverse effect on our business and prospects.

We are dependent on third parties for content development.

       Our ability to develop original and compelling Internet-based products and services is also dependent on maintaining relationships with, and using content and products provided by, third-party vendors. These third party vendors include, among others, Telescan, Inc. and Stockpoint, Inc. Developing and maintaining satisfactory relationships with third parties could become more difficult and more expensive as competition increases among Internet sites. If we are unable to develop and maintain satisfactory relationships with such third parties on terms acceptable to them, or if any competitors are better able to leverage such relationships, our business will be harmed.

Acquisitions and joint ventures may disrupt or otherwise have a negative impact on our business.

       We intend to enter into new business opportunities and ventures as part of our business plan. Typically, such opportunities require extended negotiations, the investment of a substantial amount of capital, and substantial burdens on our management personnel and our financial and operational systems. We cannot assure investors that such acquisitions or ventures will ever achieve profitability.

We are subject to technological changes.

       The market for Internet-based products and services is characterized by rapid technological developments and frequent Internet product introductions. The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our Internet-based products and services. We cannot assure investors that we will be successful in responding quickly, cost effectively and sufficiently to these developments.

       In addition, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures and to modify or adapt our Internet sites and services. New or modified Internet-based products, services or enhancements offered by us may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could harm our business.

We may experience system interruptions.

       The satisfactory performance, reliability, and availability of our Internet sites and our computer network infrastructure are critical to attracting Internet users. System interruptions which result in the unavailability of our Internet sites or slower response times for users reduce the attractiveness of our Internet sites to users and could harm our business.

Our intellectual property rights may be challenged.

       We are developing proprietary Internet software and have filed applications for certain trademarks, trade names, service marks, domain names and other proprietary rights which we either currently have or may have in the future and which we believe to be important to our Internet business. Even though we have registered some domain names, given the uncertain application of existing copyright and trademark laws to the Internet, we cannot assure investors that existing laws will provide adequate protection for our technologies, sites or registered domain names. Policing unauthorized use of our technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do, given, among other things, the global nature of the Internet. In addition, from time to time, we may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks and other intellectual property of third parties by us or our licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

We are subject to continuing currency exchange risks.

       A significant proportion of our revenues are, and will be, received in non-United States currencies. We anticipate that in the future an increasing proportion of our revenues will be received in Euro dollars. This may give rise to an exchange risk against United States dollars.

       The introduction of the Euro dollar may have a wide range of macro-economic effects, resulting, among other things, in interest rates, levels of economic activity, and asset values being different from what they would otherwise have been. We are unable to predict these macro-economic effects or their impact on the demand for our services or on our revenues or costs.

There are substantial risks in foreign markets.

       We have entered into agreements with joint venture partners to conduct our Internet business outside of the United States. Our inability to find additional joint venture partners could slow down our anticipated overseas growth. If we cannot find a suitable joint venture partner in a given foreign market, we may not enter that market. Conducting business outside the United States will require us to become familiar with and to comply with foreign laws, rules, regulations and customs. We cannot be certain that our failure to comply with foreign laws, rules and regulations of which we are not aware will not harm our business.

Further risks are inherent in international operations, including the following:

-      differing levels of Internet use in other countries;

- customers agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

- foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade or investment;

- intellectual property rights may be more difficult to enforce in foreign countries;

- general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

-      unexpected changes in foreign laws or regulatory requirements may occur;
       and

- compliance with a variety of foreign laws and regulations and the overlap of different tax structures may be costly and time consuming.

We are subject to evolving internet regulations.

       New laws, guidelines and regulations may be adopted covering areas such as access, content, taxation, encryption, communications and pricing and quality of Internet products, services and online trading. As a provider of Internet products and services, we may be subject to the provisions of existing and future laws, guidelines and regulations that could be applied to our operations. Such laws, guidelines and regulations could limit the growth of the Internet and harm our business.

Expansion of our business model may have a material adverse effect.

       We are, through our recent acquisition of Dalton Kent Securities Group, Inc., in the process of expanding our business model from being primarily an international financial portal providing financial news, investment tools and transaction services, to being part of, and controlling, a company that is a full service broker dealer offering stocks, bonds, options and mutual funds to domestic and international investors. We have limited experience in the full service broker dealer industry and we will be relying extensively upon the experience of the management of Dalton Kent Securities Group, Inc. We have not previously worked with Dalton Kent Securities Group, Inc. management, and therefore, the integration of our management teams may create administrative and policy problems, which, if not satisfactorily addressed, could have a material adverse effect on our operations.

       The decision to expand our business model also means that we must develop and depend upon a different operational infrastructure than the one which supported our current business model, and substantially modify our approaches to service development and sales and marketing. Our infrastructure must be changed to support three separate kinds of businesses (development of online trading of securities, traditional brokerage services and providing financial information) that need to be seamlessly integrated. This will require substantial changes in information technology and databases, mechanisms and methods of delivery of products and services, administrative functions, and use of personnel resources. There are substantial risks that we will fail, to some degree, to sufficiently recast our infrastructure and integrate the three key components of the new business model and/or to re-focus service development and sales and marketing on the expanded business model. Such failures, if and to the extent they occur, are likely to have material adverse effects upon our business, financial condition, results of operations and prospects.

The transition to our expanded business model may adversely effect our operating results.

       Our transition to the expanded business model has placed, and will continue to place, a significant strain on our management and operations. Our future operating results will depend, in part, on our ability to continue to broaden our senior and middle management groups and administrative infrastructure, and our ability to attract, hire and retain skilled employees, particularly in product development, marketing and sales, web site design and information technology.

       Because the expanded business model is novel for the Company, our attempts to anticipate revenues and costs, to prepare budgets which organize the implementation of our transition to the expanded business model, and to make decisions regarding obtaining third-party financing that may be required, will generally be based upon theoretical assumptions. Future events and results may differ drastically from those planned or anticipated, which, if negative, would result in a material adverse effect on our business, financial condition, results of operations and prospects.

       The substantial risks discussed above are magnified by the rapid pace at which we are attempting to complete the transition to the expanded business model. This rapid pace increases the likelihood of the mistakes and failures and increases the risks of the likelihood of resulting material adverse effects that could damage our business, financial condition, results of operations and prospects.

We may not integrate our services effectively in order to compete in the marketplace.

       The markets for (i) online brokerage services, (ii) internet financial news content and transaction services, client software and Internet-based trading tools and (iii) traditional brokerage services are intensely competitive and rapidly evolving, and we believe that substantial consolidation of those three products and services will occur in the industry. The expanded business model embraces this evolution and consolidation. However, we believe that due to the current and anticipated rapid growth of the market for our consolidated services, competition, as well as consolidation, will substantially increase and intensify in the future. We believe our ability to compete will depend upon many factors both within and outside our control. These include: the timing and market acceptance of new services and enhancements developed by us and our competitors; our ability to integrate the respective businesses in an orderly, efficient and otherwise successful manner; the operation and support of efficient, materially error-free Internet-based systems; product and service functionality; data availability; ease of use; pricing; reliability; customer service and support; and sales and marketing efforts.

We face risks associated with fluctuations in the securities and financial markets.

       Our current and planned products and services are, and will be marketed to, customers who invest or trade in the securities and financial markets. To the extent that interest in investing or trading decreases due to volatility in the securities or financial markets, tax law changes, recession, depression, or otherwise, our business, financial condition, results of operations and prospects could be materially adversely affected. It is also possible, if not likely, that increased losses by customers that occur as a result of any such recession, depression or other negative event will increase the quantity and size of legal claims made against us.

We are subject to ongoing securities regulation in the United States and overseas.

       The securities industry in the United States and other countries is subject to extensive regulation under both federal and state laws. In the United States, the Securities and Exchange Commission, state securities commissions, the National Association of Securities Dealers, Inc. and other self-regulatory organizations such as the various stock exchanges, require strict compliance with their rules and regulations. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, recordkeeping, the conduct of directors, officers and employees and the maintenance of certain levels of capital. We will also be subject to regulation by foreign governments of any foreign broker-dealers associated with us and will be subject to the foreign rules and regulations pertaining to the trading of foreign equity in overseas markets. Failure to comply with any of these laws, rules or regulations could result in censure, fine, the issuance of cease-and-desist orders, suspension or expulsion, any of which could harm our business.

We are dependent on key personnel.

       Our business depends upon the services of our executives and certain key personnel, including: W. Thomas Hodgson, President and Chief Executive Officer; Alan L. Jacobs, Executive Vice President; Michael S. Jacobs, Chief Strategy Officer; William Hodgson, Chief Operating Officer; Richard Guest, Chief Financial Officer; Ron R. Goldie, General Counsel; and Richard Hefter, Editor-in-Chief. We cannot be certain that such officers and directors will remain our employees in any particular capacity. We cannot be certain that we will be able to successfully attract and retain key personnel. The loss of the services of any one or more of such key personnel or the inability to attract such key personnel could harm our business. Currently we do not maintain key man life insurance on any of our executives or key personnel.

There are risks associated with the securities industry.

       The securities business is volatile and is directly affected by the following factors, among others, many of which are beyond our control:

-      national and international political and economical conditions

-      broad trends in business and finance

-      fluctuations in volume and price levels of securities transactions

-      client default on commitments (such as margin obligations)

-      litigation

-      employee's misconduct, errors and omissions

-      regulation at federal and state levels

-      the emergence of numerous discount brokers

-      increased use of technology

- a steady decrease in the commissions charged to clients of discount brokerage services

       Losses associated with these risks could harm our business and have a material adverse effect on our business and results of operations.

Risks relating to forward looking statements.

       Certain statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements), expressed or implied by these forward-looking statements, to be substantially different from those predicted. The factors that could affect our actual results include the following:

- general economic and business conditions, both nationally and internationally

-      competition in the Internet industry, both nationally and internationally

-      changes in business strategy or development plans

- technological, evolving industry standards, or other problems that could delay the sale of our services or products

- our inability to protect our trade secrets, operate without infringing upon the proprietary rights of others, or prevent others from infringing on our proprietary rights

- our inability to obtain sufficient financing to continue to expand operations

- problems associated with the acquisition of other businesses, including the integration of management.

       Certain of these factors are discussed in more detail elsewhere in this prospectus, including under the caption "Risks of Investing in Our Class A Common Stock." You should consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission.

       We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                     DESCRIPTION OF OUR CLASS A COMMON STOCK

       Our Class A common stock is identical to our common stock, except that our Class A common stock has voting, liquidation, and dividend rights equivalent to one-tenth of a share of our common stock. Holders of our Class A common stock do not vote as a separate class. Instead, they will vote together with other holders of our common stock, with each share of our Class A common stock entitling its holder to one-tenth vote on all matters submitted for the vote of holders of our common stock. Further, our common stock and Class A common stock will be treated as the same class for purposes of liquidation, with each holder of our Class A common stock entitled to receive one-tenth of the liquidation proceeds received by each holder of our common stock. Finally, holders of our Class A common stock will be entitled to share in any dividends declared with respect to our common stock; each share of our Class A common stock entitles its holder to receive one-tenth of the dividends received by each holder of our common stock. Under our amended certificate of incorporation, our Class A common stock will automatically convert into common stock two years from the date the Class A common stock was issued. Since we issued the Class A common stock on December 9, 1999, our Class A common stock is scheduled to convert into common stock on December 9, 2001. The Class A common stock will convert at a ratio of ten shares of Class A common stock per one share of common stock.

                 PROCEEDS FROM SALE OF OUR CLASS A COMMON STOCK

       We will not receive any proceeds from the sale of our Class A common stock by selling stockholders.

                              SELLING STOCKHOLDERS

The following table contains information as of September 29, 2000 regarding:

- the amount of our Class A common stock owned by selling stockholders prior to the commencement of the offering described in this prospectus;

- the amount of our Class A common stock offered by selling stockholders by means of this prospectus; and

- the amount of our Class A common stock owned by selling stockholders after completion of the offering described in this prospectus, assuming that the selling stockholders listed in the table have sold all shares that they are offering by means of this prospectus.

       None of the selling stockholders listed in the table has, within the past three years, held any office or position with GlobalNet Financial or its affiliates, or had any other material relationship with GlobalNet Financial or its affiliates, other than as a stockholder of GlobalNet Financial.

       The table set forth below reflects record ownership only. Our Class A common stock is currently traded on the Alternative Investment Market of the London Stock Exchange, with trades settled in paper form. Thus, a delay may exist between the date ownership rights in our Class A common stock are traded and the date the transfer is reflected in the record of ownership of our Class A common stock. We intend to file a pre-effective amendment to the registration statement containing this preliminary prospectus that will include updated information regarding record ownership of our Class A common stock. We anticipate that the pre-effective amendment will list as selling shareholders all persons identified on the record of ownership of our Class A common stock on the effective date of the registration statement. However, the selling stockholders will include persons who have agreed to acquire ownership rights in our Class A common stock prior to the effective date of the registration statement, although the transfer of ownership rights to such persons may not be reflected in the record of ownership of our Class A common stock and in the effective registration statement. We do not intend to file a post-effective amendment, or to circulate a revised prospectus, disclosing record ownership of our Class A common stock after the effective date of the registration statement.



                                                                           NUMBER OF SHARES
                                                      RECORD OF         OF CLASS A COMMON STOCK               RECORD
                                             OWNERSHIP OF CLASS A COMMON         BEING             OWNERSHIP OF CLASS A COMMON
                                                STOCK BEFORE OFFERING          OFFERED                   STOCK AFTER OFFERING
SELLING STOCKHOLDERS
Mr Keith Robert Abbott                                  294                     294                             0
Mr Philip Brian Abbott                                  500                     500                             0
ABDA Nominees Limited                                  1000                    1000                             0
ABDA Nominees Limited                                  1300                    1300                             0
ABDA Nominees Limited                                   715                     715                             0
ABDA Nominees Limited                                  1469                    1469                             0
Mr Mahmadarif Abhura                                    588                     588                             0

Mr Brihad Abhyankar                                     588                     588                             0
Mr Mohammed Abubokhor                                  1350                    1350                             0
Mr Mervyn David Acheson                                 600                     600                             0
Mr Paul Andrew Acres                                   1176                    1176                             0
Mr Paul Andrew Acres                                    576                     576                             0
Adam & Co International Nominees                       5000                    5000                             0
Inayat Adam                                             882                     882                             0
Mr Mohammed Aslam Adam                                 2000                    2000                             0
Mr Mustaqh Valli Adam                                   294                     294                             0
Mr Mustaqh Valli Adam                                   294                     294                             0
Mr Mustaqh Valli Adam                                   294                     294                             0
Mr Mustaqh Valli Adam                                   294                     294                             0
Mrs Sahira Mustaqh Adam                                 294                     294                             0
Mr Shehnaz Adam                                         882                     882                             0
Mrs Tahera Adam                                         882                     882                             0
Mr Yakub Vali Adam                                      473                     473                             0
Mrs Annalee Suzanne Adams                               588                     588                             0
Mrs Annalee Suzanne Adams                              3500                    3500                             0
Mrs Annalee Suzanne Adams                              3500                    3500                             0
Mr Gary Lee Adams                                       294                     294                             0
Mr Mark William Adams                                   350                     350                             0
Mr Michael Antony Adams                                 735                     735                             0
Mr Michael Barry Adams                                  588                     588                             0
Mr Warren Stuart Adams                                  185                     185                             0
Dr Olufemi A Adekunle                                   294                     294                             0
Mr Ayobami Adesina                                     1000                    1000                             0
Mr Andrew Neil Adshead                                  150                     150                             0
Mr Nasir Afaq                                           588                     588                             0
Mrs Uzma T S Aftab                                     2941                    2941                             0
Anjila Agarwal                                          588                     588                             0
Mr David Paul Agg                                       682                     682                             0
Mr Ramesh Kumar Aggarwal                               1000                    1000                             0
Mr Subodh Agrawal                                       588                     588                             0
Ms Usha Agrawal                                        1000                    1000                             0
Mr Harjit Singh Ahluwalia                              1000                    1000                             0
Mr Naeem Ahmad                                         17647                   17647                            0
Dr Shahed Ahmad                                         108                     108                             0
Mr A R Ahmed                                            588                     588                             0
Mr Aftab Ahmed                                         1052                    1052                             0
Mr Ansar Ahmed                                         2000                    2000                             0
Mr Dabbir Ahmed                                        5000                    5000                             0
Mr Hussain Ahmed                                       1000                    1000                             0
Mr Jessen Ralf Ahmed                                    900                     900                             0
Mr Shakil Ahmed                                        1000                    1000                             0
Mr Yusuf Ahmed                                          588                     588                             0
Mrs Anna Ajina                                          385                     385                             0
Mr Wayne Stuart Akers                                   588                     588                             0
Mrs N Akhtar                                            588                     588                             0
Mr Tim John Akin                                       3000                    3000                             0

Mrs Fatima Akudi                                       1176                    1176                             0
Mr Habibullah Akudi                                    1176                    1176                             0
Dr Mohammed Mansoor Alam                                450                     450                             0
Mr Martin Nigel Albans                                  294                     294                             0
Mr Thomas Aldred                                       1250                    1250                             0
Mr Stephen Charles Aldridge                             294                     294                             0
Mr David John Alekna                                    415                     415                             0
Mr Angus Alexander                                      500                     500                             0
Mr Abdul Hannan Ali                                     331                     331                             0
Mr Abdul Muhid Ali                                      294                     294                             0
Mr Amjad Ali                                           1400                    1400                             0
Mr Faruque Uddin Ali                                    600                     600                             0
Mrs Fayaz Sheikh Ali                                    400                     400                             0
Mr Imran Ali                                           2000                    2000                             0
Mr Liaquat Ali                                         5000                    5000                             0
Mr Mohammad Ali                                         588                     588                             0
Mr Mohammed Ahmed Ali                                  1756                    1756                             0
Mr Z Ali                                               1176                    1176                             0
Mr Muzaffar Ali                                         294                     294                             0
Mrs Nasreen Ali                                         588                     588                             0
Mr Roup Ali                                             294                     294                             0
Miss Sylun Ali                                          294                     294                             0
Mr Brad Allan                                           180                     180                             0
Mr David John Allen                                    1500                    1500                             0
Mrs Geraldine Allen                                     384                     384                             0
Mr Henry Marmaduke Allen                               2352                    2352                             0
Mr Mark C Allen                                         588                     588                             0
Mr Philip Wilfred John Allen                           1000                    1000                             0
Mr Richard Nigel Allen                                 2000                    2000                             0
Mr Thomas Adrian Allen                                  185                     185                             0
Mrs Patricia May Allinson                              5000                    5000                             0
Mr David Michael Allison                                300                     300                             0
Mrs Carol Allum                                        1000                    1000                             0
Mr Julius Olusegun Alonge                               100                     100                             0
Mr Robert Alsop                                         588                     588                             0
Mr Philip Andrew Martin Alston                         2000                    2000                             0
Mr Robert John Amey                                     695                     695                             0
Dr Maryam Haifeng Gao Amin                              500                     500                             0
Dr Mohammed Amin                                        500                     500                             0
Mr Mukesh Amin                                          588                     588                             0
Mr Nilesh Amin                                          588                     588                             0
Mrs Panna Amin                                          588                     588                             0
Mr Rajesh Amin                                          600                     600                             0
Mr Cyril Charles Amos                                   500                     500                             0
Andante Finance Ltd                                   220588                  220588                            0
Mr Alistair Menzies Anderson                            500                     500                             0
Mr Brian Peter Anderson                                1500                    1500                             0
Mr David Anderson                                       588                     588                             0
Mr Geraint Anderson                                    1764                    1764                             0
Mr William Anderson                                     909                     909                             0

Mr David Brian Anderton                                 500                     500                             0
Mr James Kerr Andrew                                    350                     350                             0
Mrs Ann Andrews                                         588                     588                             0
Mr Alfred Taiwo Anjorin                                 500                     500                             0
Mr Saeed Anjum                                          294                     294                             0
Mr Paul Annegarn                                        588                     588                             0
Mr Ronald Ernest Anstis                                2000                    2000                             0
Mr Patrick Antoine                                      588                     588                             0
Mr John Anton                                          1176                    1176                             0
Mr John Andarea Apaya                                   200                     200                             0
Apollo Nominees Ltd.                                   67614                   67614                            0
Mr Alexander Appleby                                    294                     294                             0
Mr Robert Appleby                                      1462                    1462                             0
Mrs Ruth Theresa Appleton                               168                     168                             0
Mrs Margaret Anne Arch                                  294                     294                             0
Mr Kenneth Archer                                      4600                    4600                             0
Mr Denis Edward Liddall Armitage                        400                     400                             0
Mr Eric Richard Charles Armitage                        500                     500                             0
Mrs Caroline Anne Armstrong                             500                     500                             0
Mr David Armstrong                                     1200                    1200                             0
Mr Geoffrey Stewart Armstrong                           385                     385                             0
Mr Michael David Arnold                                 500                     500                             0
Mr Helmut Werner Arnoldi                                500                     500                             0
Mr Nicholas Colin Arnott                               1176                    1176                             0
Mr Owen Aneurin Arnott                                  500                     500                             0
Mr Michael Arrowsmith                                   882                     882                             0
Mr Ian Arthur                                           300                     300                             0
Mr Nigel John Artingstall                               588                     588                             0
Asco Nominees Ltd                                      3500                    3500                             0
Mr William John Shuter Ascol                           2363                    2363                             0
Mr John Philip Ascroft                                  500                     500                             0
Mr Frederick Ash                                        588                     588                             0
Mr Kerrith John Ashby                                   588                     588                             0
Mrs Diana Rosemary Ashcroft                             355                     355                             0
Ashdale Investment Trust Services                      3500                    3500                             0
Mr Martin Anthony Ashdown                               208                     208                             0
Mrs Kim Louise Ashkuri                                  206                     206                             0
Mr Philip Ashkuri                                       294                     294                             0
Mr Philip John Ashkuri                                  436                     436                             0
Mr John Cameron Ashworth                                900                     900                             0
Mr Philip Ashworth                                     3000                    3000                             0
Mr Mohammed Asif                                        647                     647                             0
Dr Zahid Askar                                          882                     882                             0
Mr Mohammed Aslam                                       902                     902                             0
Mr Colin Aston                                          186                     186                             0
Miss Lynn Aston                                         200                     200                             0
Rev Gareth Edward Atkin                                 100                     100                             0

Mr Gary Peter Atkins                                    294                     294                             0
Mrs Michele Atkinson                                   3095                    3095                             0
ATM Investment Ltd                                     3000                    3000                             0
Mrs Evelyn Victoria Attarzadeh                          500                     500                             0
Mr Amardeep Atwal                                       588                     588                             0
Nirmal Kaur Atwal                                      2941                    2941                             0
Mr Gerald Au                                            588                     588                             0
Mr Gerald Au                                            588                     588                             0
Mr Gerald Au                                            588                     588                             0
Mrs Pavita Aubeeluck                                   1200                    1200                             0
Mrs Jane Patricia Aubrey                                500                     500                             0
Mrs Lecya Aukett                                       1000                    1000                             0
Aurum Nominees Limited                                 2250                    2250                             0
Mrs Leonora Christobel Avery                            600                     600                             0
Mr Thomas Tilstone Avery                               1500                    1500                             0
Mr James Edward Avinal                                  500                     500                             0
Mr Manzoor Hussain Awan                                4000                    4000                             0
Mr Kenneth Anthony Axford                              1000                    1000                             0
Mr Anthony Thomas Aylen                                2500                    2500                             0
Mr Anjim Ayub                                           327                     327                             0
Mr Imran Ibn-Zubeda Ayubson                             588                     588                             0
Dr Rasheeda Azam                                       1000                    1000                             0
Dr Wajid Mahmood Azam                                  1000                    1000                             0
Mr Mohammad Hafeez Aziz                                 294                     294                             0
Mr Yogendranath Bacha                                  1176                    1176                             0
Mr Makhan Singh Bachada                                2000                    2000                             0
Mr Leo Bacigalupo                                      2941                    2941                             0
Mr Paul Reginald Badger                                 875                     875                             0
Mr Anil Badiani                                        1000                    1000                             0
Mr H S Bagri                                            800                     800                             0
Mr Terry John Bain                                      322                     322                             0
Mr Jonathan Robert Bainbridge                           994                     994                             0
Mr Gary Mark Baines                                    2000                    2000                             0
Mr Jasbinder Bains                                     1336                    1336                             0
Mr Andrew Baker                                         180                     180                             0
Dr Andrew H Baker                                       294                     294                             0
Mr John Henry Baker                                     882                     882                             0
Mr Kenneth Paul Baker                                   400                     400                             0
Mr Steven Roderick Baker                               1672                    1672                             0
Mr Chester Richard Ball                                3530                    3530                             0
Mr Eric Howard Ball                                     300                     300                             0
Mr Frank Stanley Albert Ball                           2000                    2000                             0
Mr Ian Ballantyne                                       150                     150                             0
Mr Leonard Raymond Ballantyne                           294                     294                             0
Mr Phiroze Edal Banatvala                               724                     724                             0
Banco Nominees (Guernsey) Limited                      10000                   10000                            0
Ms Rekha Bangar                                         882                     882                             0
Mr Mark Bangham                                        1000                    1000                             0
Bank Of New York (Nominees) Limited                   791500                  791500                            0

The Bank Of New York (Nominees) Limited                14605                   14605                            0
The Bank Of New York (Nominees) Limited               5089353                 5089353                           0
The Bank Of New York (Nominees) Limited               223500                  223500                            0
The Bank Of New York (Nominees) Limited               110000                  110000                            0
Bank Of New York (Nominees) Limited                    4412                    4412                             0
The Bank Of New York (Nominees) Limited               117647                  117647                            0
Mrs Diana Banks                                        1000                    1000                             0
Mr Jason Luke Bannister                                 294                     294                             0
Mr Pardip Singh Bans                                    671                     671                             0
Dr Sajive Bansal                                        588                     588                             0
Govind Bapna                                           1176                    1176                             0
Miss Maria Grazia Barbero                              1176                    1176                             0
Barclays Stockbrokers Ltd                               193                     193                             0
Barclays Stockbrokers Ltd                              1075                    1075                             0
Barclayshare Nominees Limited                          60461                   60461                            0
Miss Caron Barget                                       160                     160                             0
Mr David Barker                                         588                     588                             0
Mr David Charles Barker                                1500                    1500                             0
Ms Suzanne Elizabeth Barker                            1500                    1500                             0
Mr James Newton Barkes                                 4000                    4000                             0
Rev Gerald Leeds Barlow                                3000                    3000                             0
Mr Ian Barlow                                           294                     294                             0
Mr Michael Andrew Barlow                                300                     300                             0
Barnard Nominees Limited                               7000                    7000                             0
Mr Clive Martyn Barnes                                  328                     328                             0
Mr Graham Barnes                                        500                     500                             0
Mrs Gwendoline Edna Barnes                             2000                    2000                             0
Mr Jacob Barnes                                         294                     294                             0
Mr John Barnes                                          589                     589                             0
Mr Neil James Barnes                                    294                     294                             0
Mr Richard Barnes                                      1176                    1176                             0
Mr Robert Andrew Barnett                               4385                    4385                             0
Mr Steven Barrett                                      2248                    2248                             0
Mr John Livie Barrington                               1000                    1000                             0
Mr Vagharshak Barseghyan                               1470                    1470                             0
Mr Robert Arthur Bartlett                               500                     500                             0
Mr Roger C Bartlett                                    1176                    1176                             0
Mr John Barton                                         1952                    1952                             0
Mr Matthew Charles Barton                               300                     300                             0
Mr John David Bass                                     1000                    1000                             0
Mr James Philip Tilney-Bassett                          300                     300                             0
Mr James Bastow                                        2941                    2941                             0
Dr Amiya K Basu                                        1176                    1176                             0
Mr Davinder Singh Basuita                               294                     294                             0
Mrs Harjit Kaur Basuita                                 294                     294                             0

Mrs Manjit Kaur Basuita                                 294                     294                             0
Mrs Manjit Kaur Basuita                                 588                     588                             0
Mrs Manjit Kaur Basuita                                 294                     294                             0
Mrs Jacqueline Bataille                                 350                     350                             0
Mr Peter Bateman                                       1600                    1600                             0
Mr Oliver Robert Hunter Bates                           435                     435                             0
Mr Paul John Bates                                      500                     500                             0
Mr Tyrone George Bates                                  200                     200                             0
Mrs Kalpnarani Batra                                    882                     882                             0
Mr Mandeep Batra                                        882                     882                             0
Mr David Wayne Batt                                     588                     588                             0
Miss Joanna Margaret Battagel                           625                     625                             0
Mr Peter Battle                                        1000                    1000                             0
Mr Martin Kenneth Baumber                               300                     300                             0
Mr Robert Bayney                                       1562                    1562                             0
Mr Paul Roderick Beal                                   550                     550                             0
Mr Barrington Beavis                                   6000                    6000                             0
Mr Harry Beckhough                                     5000                    5000                             0
Mr John Dudley Beddard                                 2000                    2000                             0
Mr Bernard Henry Beech                                 1006                    1006                             0
Mr Paul David Beech                                     952                     952                             0
Mr Alfred Ernest Beesley                                439                     439                             0
Mr D R Beeson                                          1470                    1470                             0
Beeson Gregory Nominees Limited                        45000                   45000                            0
Mr James Albert Maurice Beeson                         1000                    1000                             0
Mrs K Begum                                             588                     588                             0
Mrs Shahanara Begum                                    3000                    3000                             0
Mr John Leslie Behan                                   1000                    1000                             0
Dr John Behardien                                       450                     450                             0
Mr Alfred Bell                                          500                     500                             0
Mr Craig Anthony Bell                                   100                     100                             0
Mr Jeremy John Ryan-Bell                               4200                    4200                             0
Mr Richard David Bell                                   294                     294                             0
Mr Antony Trafford Bence                                882                     882                             0
Mrs Maria Bencsics                                      200                     200                             0
Mr Don Lakshman Rathnasiri                             1000                    1000                             0
Miss Sally Ann Bennett                                  294                     294                             0
Mr Terence Bennett                                      300                     300                             0
Mr Danny Graham Bennetts                               1698                    1698                             0
Mr Mark Richard Benson                                  396                     396                             0
Mr Lawrence Bentley                                     500                     500                             0
Mrs Guat Ngor Berg                                     3000                    3000                             0
Mr Harold Maxwell Bergson                              1176                    1176                             0
Ms Judith Helen Berridge                                294                     294                             0
Mr Henry Ernest William Berrington                      204                     204                             0
Mr Martin Richard Berry                                1764                    1764                             0
Mr Simon Timothy Berry                                 10000                   10000                            0
Mr Stephen Berry                                        588                     588                             0

Mr Thomas Richard Bertram                              1000                    1000                             0
Mr Guy Berwick                                         1176                    1176                             0
Mr Martin Berwick                                      1430                    1430                             0
Mr James Peter Robert Beswick                           511                     511                             0
Mr Robin Charles Betts                                 2000                    2000                             0
Mr Brian Anthony Beverley                              2941                    2941                             0
BGMM Nominees Limited                                  1100                    1100                             0
BGMM Nominees Limited                                 660760                  660760                            0
Neeraj Bhardwaj                                         882                     882                             0
Miss Tasleem Bharkiani                                  588                     588                             0
Mrs Gulzar Bharwani                                     882                     882                             0
Mr Mohamed Bharwani                                     882                     882                             0
Miss Nishat Bharwani                                    588                     588                             0
Charandit Bhatia                                        588                     588                             0
Mr Jagtar Bhatia                                        588                     588                             0
Mr Mukesh Bhatt                                        1760                    1760                             0
Mrs Sudha Bhattessa                                    2000                    2000                             0
Dr Chandra S R Bhimarasetty                             294                     294                             0
Dr Chandra Sr Bhimarasetty                              294                     294                             0
Dr Chandra Sr Bhimarasetty                              294                     294                             0
Mr Pavinder Bhogal                                     1000                    1000                             0
Dr Shivaji Bhosle                                       294                     294                             0
Mr Karsan Bhudia                                       4000                    4000                             0
Mr Mukund Bhudia                                        500                     500                             0
Mrs Daljit Bhullar                                      588                     588                             0
Mr Harbans S Bhullar                                    588                     588                             0
Mrs Shafin Bi                                           294                     294                             0
Mr John Michael Bickerton                              5434                    5434                             0
Mr Edward John Bidgood                                  588                     588                             0
Mr Stanislaw Bielecki                                   234                     234                             0
Mr Eric George Bignell                                  500                     500                             0
Mr Jeffrey Bilbrough                                   3500                    3500                             0
Mr Jeffrey Billbrough                                  3000                    3000                             0
Mr T G Billingham                                      2352                    2352                             0
Mr John Michael Bingham                                 325                     325                             0
Mr John Michael Bingham                                 510                     510                             0
Mrs Patricia Binks                                     1000                    1000                             0
Mr Cameron Birch                                       1176                    1176                             0
Mr Kashmir Singh Birk                                   700                     700                             0
Mr Peter Birks                                          700                     700                             0
Mr Nigel N Birrell                                     2950                    2950                             0
Mr Christopher John Bisby                              2352                    2352                             0
Mr Andrew John Bishop                                   294                     294                             0
Mr Christopher John Bishop                              300                     300                             0
Mr Mukhtiar S Bisla                                    2950                    2950                             0
Mr Amalendu Biswas                                     1000                    1000                             0
Dr Sabita Biswas                                        550                     550                             0
Mr Jonathan Joseph Black                                294                     294                             0
Mr Andrew James Blackman                                294                     294                             0
Mr Neil Blackman                                        588                     588                             0

Mr Lee Blackwell                                        400                     400                             0
Mr Andrew Blair                                         271                     271                             0
Mrs Margaret Noel Blakeman                             1251                    1251                             0
Mr Russell Bland                                        588                     588                             0
Mr James Blaney                                         600                     600                             0
Mr Jonathan Michael Bloch                              4385                    4385                             0
Mr Rodney Block                                         350                     350                             0
Mr Gary Michael Blount                                  200                     200                             0
BNY GIL Client Account (Nominees)                     500000                  500000                            0
BNY GIL Client Account (Nominees)                     480000                  480000                            0
BNY GIL Client Account (Nominees)                     175697                  175697                            0
Mr Vu Sing Boc                                         1700                    1700                             0
Mr Lewis Daniel Boddy                                   294                     294                             0
Mr Michael Fraser Boddy                                2941                    2941                             0
Mr Sarah Catherine Boddy                                294                     294                             0
Mr Steven Paul Bolderson                                500                     500                             0
Mr James Terence Bolton                                 100                     100                             0
Mrs Jeanne Palmer Bolton                                200                     200                             0
Mr Warren Paul Bomstyck                                 200                     200                             0
Mr Brian Bond                                          11000                   11000                            0
Mrs Maureen Yvonne Eleanor Bond                         100                     100                             0
Mrs Louise Bonomo                                       371                     371                             0
Mr Daljit Singh Boora                                  1176                    1176                             0
Mrs Dania Booth                                         770                     770                             0
Mr James Booth                                          377                     377                             0
Rev James Maurice Booth                                 366                     366                             0
Mrs Katrina Jean Booth                                 2500                    2500                             0
Mr Nicholas Booth                                       588                     588                             0
Mrs Sheila Booth                                       1000                    1000                             0
Mr Andrew Boundy                                        450                     450                             0
Mr Arthur James Bowker                                  500                     500                             0
Mr Kenneth Fred Bowler                                  200                     200                             0
Mr Jonathan Bowyer                                      294                     294                             0
Mr Duncan Roy Boxandall                                 325                     325                             0
Ms Estelle Boyers                                      1150                    1150                             0
Mr Rephael Howard Boyers                               1150                    1150                             0
Mr Fergus Boyle                                         890                     890                             0
Mrs Yvette Boyles                                       588                     588                             0
Mr Graham Francis Boyne                                 500                     500                             0
Mr Balraj Brah                                          294                     294                             0
Mr Sean Brailsford                                      588                     588                             0
Mr Thomas Austin Brailsford                             300                     300                             0
Mrs Susan Ann Brain                                     375                     375                             0
Mr Mark Warwick Bramall                                 655                     655                             0
Mr Keith Michael Brandon                               1000                    1000                             0
Mrs Helen Rosemary Bravin                               588                     588                             0
Mr Keith Bravin                                         588                     588                             0

Mr Keith Bravin                                         588                     588                             0
Mr Keith Bravin                                         588                     588                             0
Mr Keith Bravin                                         588                     588                             0
Ms Belinda Brayford                                     588                     588                             0
Mr Tim Brayshaw                                         594                     594                             0
Mr Christopher John Brazier                             270                     270                             0
Mr William Foster Brazier                               360                     360                             0
Mr Robert Van Breda                                    1530                    1530                             0
Mr David Kellow Brenton                                 740                     740                             0
Mrs Regina Mui Fong Brewer                             1300                    1300                             0
Brewin Dolphin Limited                                  862                     862                             0
Brewin Nominees (Channel Islands)                       975                     975                             0
Brewin Nominees Limited                                 300                     300                             0
Brewin Nominees Limited                                 950                     950                             0
Brewin Nominees Limited                                1500                    1500                             0
Brewin Nominees Limited                                1000                    1000                             0
Brewin Nominees Limited                                 950                     950                             0
Brewin Nominees Limited                                1410                    1410                             0
Brewin Nominees Limited                                1255                    1255                             0
Brewin Nominees Limited                                2065                    2065                             0
Brewin Nominees Limited                                7500                    7500                             0
Brewin Nominees Limited                                2080                    2080                             0
Brewin Nominees Limited                                2000                    2000                             0
Brewin Nominees Limited                                2000                    2000                             0
Brewin Nominees Limited                                3500                    3500                             0
Brewin Nominees Limited                                4000                    4000                             0
Brewin Nominees Limited                                10000                   10000                            0
Brewin Nominees Limited                                 500                     500                             0
Brewin Nominees Limited                                 400                     400                             0
Brewin Nominees Limited                                 116                     116                             0
Brewin Nominees Limited                                2362                    2362                             0
Brewin Nominees Limited                                3000                    3000                             0
Brewin Nominees Limited                                1000                    1000                             0
Brewin Nominees Limited                                20000                   20000                            0
Brewin Nominees Limited                                1000                    1000                             0
Brewin Nominees Limited                                2363                    2363                             0
Brewin Nominees Limited                                2941                    2941                             0
Brewin Nominees Limited                                3000                    3000                             0
Mr Richard Mark Brewster                                882                     882                             0
Mrs Geraldine Briggs                                    416                     416                             0
Dr Mark Samuel J Briggs                                 294                     294                             0
Mrs Bernedette Shiranee Brito                          1500                    1500                             0
Mr David Brocklehurst                                  1568                    1568                             0
Mr Richard Stanley Brocklehurst                         500                     500                             0
Mr David William Brodey                                 500                     500                             0
Mrs Fiona Mary Brodie                                   950                     950                             0
Mr Richard Raymond Brooke                              2200                    2200                             0
Mr Anthony Wiliam David Brooks                          100                     100                             0
Mr Andrew Brown                                         210                     210                             0

Mrs Christine Artist-Brown                              500                     500                             0
Mr Christopher Joseph Peter Brown                       588                     588                             0
Mr Craig Adam Brown                                     882                     882                             0
Mr David Malcolm Brown                                  500                     500                             0
Mr Lawrence John Brown                                  150                     150                             0
Mr Louis Edward Brown                                  1470                    1470                             0
Mr Martin Brown                                         760                     760                             0
Mr Richard Brown                                        326                     326                             0
Mr Robert James Brown                                   250                     250                             0
Mr Robert Lawrence Graham Brown                        1567                    1567                             0
Mrs S L Brown                                          1470                    1470                             0
Mr John Joseph Browne                                  1176                    1176                             0
M/S Barbara Ann Browning                               1176                    1176                             0
Mr Barry Brownlee                                      2000                    2000                             0
Mr Christopher Michael Brunnock                         500                     500                             0
Mr Kenneth George Brunskill                             600                     600                             0
Mr Justin Adam Bryant                                  1176                    1176                             0
Mr Stephen Bryant                                       300                     300                             0
Mr Keith Buchanan                                       588                     588                             0
Mr Peter John Buck                                     2000                    2000                             0
Mr John Buckley                                         807                     807                             0
Mr Mark Buckley                                        2941                    2941                             0
Mr Richard Buckley                                      420                     420                             0
Mr Mark Phillip Budgen                                 5125                    5125                             0
Ms Gira Budhdeo                                         294                     294                             0
Mr Kirti Budhdeo                                        294                     294                             0
Shamir Budhdeo                                          294                     294                             0
Mrs Sonia Budhdev                                       882                     882                             0
Ms Sonia Budhdev                                        588                     588                             0
Ms Sonia Budhdev                                        588                     588                             0
Mrs Sharda Budhdio                                      294                     294                             0
Mr Norman Bullock                                       294                     294                             0
Mrs Betty Aline Bultitude                               821                     821                             0
Mr John Nicolas Bunney                                  588                     588                             0
Mrs Valerie Alice Burch                                 774                     774                             0
Ms Michelle Burgess                                     170                     170                             0
Mr Darrell Burnell                                      882                     882                             0
Mr Nicholas Compton Burnett                            1271                    1271                             0
Mr Arthur James Burns                                  2500                    2500                             0
Miss Melanie Jane Louise Burridge                      1000                    1000                             0
Mr James Burrows                                        588                     588                             0
Mr James Stuart Burrows                                 492                     492                             0
Mrs Joanne Burrows                                      588                     588                             0
Mr Mark Reuben Hamilton Burrows                         800                     800                             0
Mr Guy James Busby                                      350                     350                             0
Mr Karl Busse                                           162                     162                             0

Mr Karl Busse                                           175                     175                             0
Mr Karl Heinz Busse                                     166                     166                             0
Mrs Barbara Butler                                     1000                    1000                             0
Mr James Roger Butlin                                  1176                    1176                             0
Mr Aqil Butt                                            274                     274                             0
Mr Henry Robert Butt                                   1000                    1000                             0
Mr Nabeel Butt                                         1176                    1176                             0
Mr Raymond James Butterworth                            500                     500                             0
Mr Stephen Butterworth                                 5400                    5400                             0
Ms Catherine Crystal Buxton                             350                     350                             0
Mr John James Bygott                                   1000                    1000                             0
Mr William Byrd                                        10000                   10000                            0
Ms Elaine Byrne                                         200                     200                             0
Mr Martyn Byrne                                         882                     882                             0
Mr Andrew Charles Calderbank                           1500                    1500                             0
Mr John Callaghan                                      15000                   15000                            0
Mr Anton Jason Calleja                                  294                     294                             0
Mrs Jane Ann Calvert                                   1000                    1000                             0
Mr Grant Mclay Cameron                                 7000                    7000                             0
Mr Thomas Telford Cameron                               457                     457                             0
Miss Caire Louise Campbell                              162                     162                             0
Ms Jacqueline Campbell                                 1400                    1400                             0
Miss Margaret Campbell                                  395                     395                             0
Mr Norman Campbell                                     2150                    2150                             0
Mr Ronald Kenneth Campbell                              500                     500                             0
Canada Life International Limited                      4000                    4000                             0
Canada Life Limited                                    4000                    4000                             0
Ms Bronwyn Rowena Cannon                                100                     100                             0
Mrs Deborah Cantor                                      588                     588                             0
Mrs Felicity Clare Cantrell                             170                     170                             0
Capel Cure Myers Nominees Limited                      2500                    2500                             0
Capel Cure Myers Nominees Limited                      2500                    2500                             0
Capel Cure Myers Nominees Limited                      2500                    2500                             0
Capel Cure Myers Nominees Limited                      2500                    2500                             0
Capel-Cure Myers Nominees Limited                       320                     320                             0
Capel-Cure Myers Nominees Ltd                          2941                    2941                             0
Capel-Cure Myers Nominees Limited                      2000                    2000                             0
Mr Gareth John Capon                                    588                     588                             0
Capp Nominees Limited                                  4570                    4570                             0
Mr Giuseppe Cardamone                                   800                     800                             0
Mr Douglas James Carr                                  2000                    2000                             0
Mr Robert Frederick Carr                                143                     143                             0
Mr James T Carroll                                      288                     288                             0
Mrs Stephanie Jayne Carroll                             300                     300                             0
Mr Daniel Robert Carter                                2000                    2000                             0

Mr David James Carter                                  1432                    1432                             0
Mr Kenneth Charles Carter                               217                     217                             0
Mr Rodney Dale Carter                                   500                     500                             0
Mr Roger Carter                                         177                     177                             0
Miss Sarah Jane Carter                                 2000                    2000                             0
Mr William John Carter                                  600                     600                             0
Mrs Kathleen Casey                                     2000                    2000                             0
Mr William Denis Casteling                             1000                    1000                             0
Mr John Cathrall                                        386                     386                             0
Mr Ernest Patrick Catney                                660                     660                             0
Catsbury Enterprise Limited                            67000                   67000                            0
Mr Marc Anthony Cattini                                 294                     294                             0
Cave & Sons (Nominees) Limited                          181                     181                             0
Mr Phillip John Cave                                    883                     883                             0
Mrs Christine Ann Cavill                               1000                    1000                             0
Mr Santren Chadda                                       588                     588                             0
Mr Santren Chadda                                      1176                    1176                             0
Mrs Kamala Chadrasekaran                                200                     200                             0
Mr Mark Chadwick                                         6                       6                              0
Mr Kulwinder Singh Chahal                               500                     500                             0
Mr Swee Kit Chai                                        206                     206                             0
Mr Bradley Allan Chaitowitz                             148                     148                             0
Mr Clement Hadrian Chambers                            5000                    5000                             0
Mr Jeffrey Alan Chambers                                200                     200                             0
Mr John George Chambers                                1000                    1000                             0
Mr Peter Anthony Chambers                               500                     500                             0
Mr Keng Wah Chan                                       1176                    1176                             0
Mr Peter Chan                                           294                     294                             0
Mr Suet K Chan                                          588                     588                             0
Gursharan Singh Chana                                  1000                    1000                             0
Dr Jesenthu Tatapataban Di                              200                     200                             0
Channel Nominees Limited                               1000                    1000                             0
Mr Craig Chapman                                        882                     882                             0
Mr David Stephen Chapman                               1500                    1500                             0
Mr Mark Chapman                                        2500                    2500                             0
Mr Michael Chapman                                     2941                    2941                             0
Mr Stephen Henry Chapman                                588                     588                             0
Chardon Nominees Limited                               25000                   25000                            0
Mr Andrew John Charles                                  381                     381                             0
Mr Ian Charlesworth                                     188                     188                             0
Mrs Prudence Charlson                                   706                     706                             0
Chase Nominees Limited                                 70000                   70000                            0
Chase Nominees Limited                                160000                  160000                            0
Chase Nominees Limited                                150000                  150000                            0
Mr Ernest Tagore Chatalalsingh                          227                     227                             0
Chaterwood Limited                                     3000                    3000                             0
Mr Peter Chatterley                                     588                     588                             0
Mrs Swati Chattopadhyay                                 500                     500                             0
Mrs Dimple Chauhan                                      600                     600                             0
Mr Ishwar Chauhan                                       800                     800                             0

Mr Kiran Chauhan                                        294                     294                             0
Mr Ramesh Chawda                                        650                     650                             0
Mr Christopher Cyril De Chazal                         1000                    1000                             0
Mrs Barbara Carol Cheadle                               460                     460                             0
Mrs Ann Cheek                                          3095                    3095                             0
Mr Brandon Cheek                                       3095                    3095                             0
Mr Paul Cheeseman                                       882                     882                             0
Ms Claire Marion Cheffins                               500                     500                             0
Mr Kwai-On Cheng                                       1500                    1500                             0
Mr Lee Look Lan Lee Cheong                              450                     450                             0
Mr Paul Chesnaye                                        200                     200                             0
Mr David James Chessell                                 358                     358                             0
Mr M Chester                                           4385                    4385                             0
Mr Delon Cheung                                          1                       1                              0
Mr Eric Cheung                                          588                     588                             0
Mrs Jennifer Lai Chun Cheung                           2125                    2125                             0
Mr Vinesh R Chhaya                                      294                     294                             0
Mr Veenay Chheda                                        900                     900                             0
Mr Chiaka Ada Chiedozie                                 46                      46                              0
Mr Andrew Child                                         400                     400                             0
Mrs Lynne Chilvers                                     1115                    1115                             0
Mr Kwok Wa Chim                                        2321                    2321                             0
Chimel Trustee Company Limited                         5790                    5790                             0
Mrs Jo Chittenden                                       600                     600                             0
Mrs Helen Chivers                                       646                     646                             0
Mrs Baljit Kaur Chohan                                  588                     588                             0
Mr Hansraj Chohan                                      1000                    1000                             0
Mr Babu Bhanji Cholera                                 1000                    1000                             0
Mr Michael Tseyuen Chong                                294                     294                             0
Mr Yoon Sang Chong                                      500                     500                             0
Mrs Illa Chotai                                         588                     588                             0
Mr Shanti Chotai                                        588                     588                             0
Mr Shafiques Samad Choudhury                            294                     294                             0
Mr Shafiques Samad Choudhury                            294                     294                             0
Mr Shafiques Samad Choudhury                            294                     294                             0
Mr Suresh Chouthi                                      1500                    1500                             0
Mr Mohammed Emdadul Haque Chowdhury                    2000                    2000                             0
Mr Sufianur Chowdhury                                   294                     294                             0
Mr James Christacos                                    1764                    1764                             0
Mr Richard Gordon Durant Christmas                      900                     900                             0
Mr Christopher Christodoulou                            384                     384                             0
Mr Steven Christofi                                     200                     200                             0
Mr Peter Kenneth Christopherson                        2352                    2352                             0
Mr Richard Anthony Chudzynski                           197                     197                             0
Mrs King Mill Chung                                     500                     500                             0
Miss Sarika Chuni                                       260                     260                             0

Mrs Mari Cieciura                                       850                     850                             0
Circle Nominees Limited                                26900                   26900                            0
Citifriends Nominees Limited                          637802                  637802                            0
City Of Edinburgh Council                              12900                   12900                            0
Clancraft Limited                                      2000                    2000                             0
Mr Stephen Clanford                                    1500                    1500                             0
Mr Dean Clark                                          2267                    2267                             0
Dr James Scott Clark                                    176                     176                             0
Mr Simon Clark                                          180                     180                             0
Mr Bevan Clarke                                        6000                    6000                             0
Mr Geoffrey Norman Clarke                              1000                    1000                             0
Mr John Frederick Clarke                                500                     500                             0
Mr Peter Lynton Parry Clarke                           1500                    1500                             0
Mr Jamie Michael Cleaver                               1000                    1000                             0
Mr Iain Bruce Clements                                  557                     557                             0
Mrs Soghra Clements                                     220                     220                             0
Ms Sarah Jane Clemson                                   170                     170                             0
Mr Robin Egerton Clilverd                               400                     400                             0
Mr Michael Stuart Clinch                                240                     240                             0
Mr Andrew Clough                                        588                     588                             0
Mr Christopher Clough                                   800                     800                             0
Dr David William Clutton                                400                     400                             0
Clydesdale Bank Custodian Nominees                    200000                  200000                            0
CM Investment Nominees Limited                         5000                    5000                             0
CO Nominees Limited                                    75000                   75000                            0
Mr Michael Coates                                       600                     600                             0
Mr George Richard John Cockburn                         716                     716                             0
Mr Simon Charles Cockram                                180                     180                             0
Mr Jonathan Cocks                                       588                     588                             0
Mr John Allan Coe                                      1500                    1500                             0
Mr C M Coene                                           1176                    1176                             0
Mr David Cohen                                         10000                   10000                            0
Mr David Stuart Cohen                                  4400                    4400                             0
Mr Joseph Salem Cohen                                   294                     294                             0
Mr Julian Gavril Cohen                                 3530                    3530                             0
Mrs Renee Cohen                                         294                     294                             0
Mr Michael Richard Cole                                 294                     294                             0
Mr Peter Alan Cole                                      294                     294                             0
Mr John Alfred Coles                                   6000                    6000                             0
Mr Alan James Colgrave                                  452                     452                             0
Mr Timothy Stuart Collett                              1000                    1000                             0
Mrs Averil Elizabeth Collins                            200                     200                             0
Commercial Union Quilter Nominees                      5500                    5500                             0
Mr Albert Robert Compton                                850                     850                             0
Mr Nicholas Compton Burnett                            2954                    2954                             0
Mr Richard Jeffrey Condell                              800                     800                             0
Miss Nicola Patricia Conlon                             200                     200                             0

Mrs Kathleen Conner                                     100                     100                             0
Mr Gerard Joseph Connolly                               377                     377                             0
Mr Keith Connolly                                      3095                    3095                             0
Consolidated Nominees Limited                          2250                    2250                             0
Mr Paul Constable                                      2352                    2352                             0
Mrs Janet Constantinou                                  800                     800                             0
Miss Pina Conte                                        2000                    2000                             0
Mr Joseph Leo Peter Convery                            1000                    1000                             0
Mr Alan John Conway                                     250                     250                             0
Mr Douglas William Cook                                1294                    1294                             0
Mr James Alexander Cook                                 294                     294                             0
Ms Margaret Elizabeth Cook                              112                     112                             0
Mr Zak Cook                                            1331                    1331                             0
Mr Gavin Marc Cooper                                    600                     600                             0
Mrs Jacqueline Ann Cooper                              2000                    2000                             0
Mr Roy Alexander Cooper                                1000                    1000                             0
Mrs Sonia Cooper                                        387                     387                             0
Mr Stephen Dennis Cooper                                189                     189                             0
Mrs Veronica Mary Cooper                                425                     425                             0
Mr Stewart James Copland                                588                     588                             0
Mr Spencer Howard Copp                                  250                     250                             0
Mr Tony Paul Coppen                                     209                     209                             0
Mr Vincent Keith Copping                                400                     400                             0
Mr Mark Andrew Corbett                                  168                     168                             0
Mr Alan Corbishley                                      600                     600                             0
Mr Mark Corder                                          331                     331                             0
Mr Stephen Addis Corfield                               851                     851                             0
Mr Douglas Cornock                                      294                     294                             0
Mr Christopher Colm Corridan                            500                     500                             0
Mrs Anne Corrigan                                      1370                    1370                             0
Mr Michael Cosgrove                                    1000                    1000                             0
Mr Peter Cosgrove                                      1641                    1641                             0
Mrs Susan Joan Cosnett                                  336                     336                             0
Mr Robert Denis Cottingham                             1764                    1764                             0
Mrs Caroline Mary Cotton                               1500                    1500                             0
Mr Rodney Gilbert Stapleton Cotton                     1000                    1000                             0
Mrs Wendy Rhiannon Cotton                               724                     724                             0
Mr Nigel Coulthurst                                    1297                    1297                             0
Mr Guy Courtney                                        1834                    1834                             0
Mr Nigel Coutanche                                     1000                    1000                             0
Mrs Elizabeth Jennifer Cowan                            350                     350                             0
Mr James Charles Cowen                                  300                     300                             0
Mr Andrew Cowie                                         400                     400                             0
Mr Thomas Cowlam                                       1000                    1000                             0
Mrs Pauline Cowley                                      500                     500                             0
Mr Benjamin Charles Cox                                 588                     588                             0
Mr Damian Cox                                          2941                    2941                             0
Mr Donald Cooper Cox                                    500                     500                             0
Mr Michael John Cox                                     370                     370                             0
Mrs Rosemary Crabb                                      354                     354                             0

Mr James Craig                                          588                     588                             0
Mrs Margaret Craig                                      200                     200                             0
Mrs Patricia A Craig                                    588                     588                             0
Mr Charles Timothy Maxwell Craven                       937                     937                             0
Mr Stephen John Craven                                  294                     294                             0
Miss Nicola Creelman                                    882                     882                             0
Mr James Drummond Crerar                               1000                    1000                             0
Mr David William Cresswell                              381                     381                             0
Mr Philip David Crewe                                  2950                    2950                             0
Mr Colin Crispin                                       1176                    1176                             0
Mr James Thomas Critchley                              1400                    1400                             0
Mr Paul Edward Crizzle                                  80                      80                              0
Mr Robert Neil Croisdale                                500                     500                             0
Mr James William Croker                                 133                     133                             0
Mrs Alison Ann Crompton                                 400                     400                             0
Mr Basil Robert Cronin                                  700                     700                             0
Mr Theo Cronje                                          200                     200                             0
Mr Peter Brian Crooke                                   294                     294                             0
Mr Alan Cross                                           700                     700                             0
Mr David Cross                                          500                     500                             0
Mrs Frances Cross                                       200                     200                             0
Mr Stuart Cross                                         588                     588                             0
Mrs Olive Crossley                                     1561                    1561                             0
Mr Kieran Croucher                                      294                     294                             0
Mr David John Crump                                    5000                    5000                             0
Miss Ana Perez-Cuevas                                   588                     588                             0
Mr Jamie Nathan Cullen                                  550                     550                             0
Mr Ian Stewart Cummings                                1612                    1612                             0
Mr Stewart Francis Cunliffe                             400                     400                             0
Mr Sheridon Cunningham                                 1912                    1912                             0
Mrs Martina Curran                                     3000                    3000                             0
Mr Christopher John Curry                              1000                    1000                             0
Mr John Curtin                                          500                     500                             0
Mr Marc Curtis                                          294                     294                             0
Mr Ian Vincent Cusden                                   600                     600                             0
Mr Colin Andrew Cutler                                  588                     588                             0
Mr David Dacey                                          500                     500                             0
Mr Leslie Roy Dacre                                     200                     200                             0
Mr Rafik Dadabhai                                      2000                    2000                             0
Mr Ahmed Ismail Dadibhai                               2941                    2941                             0
M/S Fatima Dadibhai                                    2941                    2941                             0
Mr Jeffrey Michael Dale                                1747                    1747                             0
Miss Joanna Elizabeth Daly                              117                     117                             0
Mr Ali Damirchi                                         588                     588                             0
Mr Stephane Marc Dancygier                              354                     354                             0
Mr John Michael Daniel                                 2000                    2000                             0
Mr Ronald Jesse Daniels                                 650                     650                             0
Mr William A Danskin                                    588                     588                             0
Mr Roy Joseph Danson                                   1400                    1400                             0
Mr Vince Darbey                                         294                     294                             0

Mr Terence Colin Darby                                 1000                    1000                             0
Mr Calapi Darmeci                                       588                     588                             0
Dartington Portfolio Nominees                          6524                    6524                             0
Mr Keith Darvell                                       2350                    2350                             0
Dr Sudipto Das                                         1000                    1000                             0
Mr Ashted Dastor                                        384                     384                             0
Mr Jayatu Datta                                         250                     250                             0
Chandrakumar Kanji Davda                               1000                    1000                             0
Mr Rajeev Vinay Dave                                    100                     100                             0
Mr John Thomas Davey                                    286                     286                             0
Mr Anthony Charles Bruce                               1500                    1500                             0
Mr Timothy Douglas Davie                                588                     588                             0
Mr David James Davies                                  5750                    5750                             0
Mr David Lindsay Davies                                 750                     750                             0
Mr David Paul Rodwell Davies                           5750                    5750                             0
Mr Frank Davies                                         500                     500                             0
Mrs Jennet Lucy Davies                                  382                     382                             0
Mr Melville Davies                                     5000                    5000                             0
Mr Peter Mark Davies                                    294                     294                             0
Mr Robert Alan Davies                                  6000                    6000                             0
Mrs Sian Mai Davies                                     400                     400                             0
Mr Stephen Godfrey Davies                               293                     293                             0
Mr Stephen John Davies                                  294                     294                             0
Mrs Valerie Florence Davies                            1186                    1186                             0
Mr Antony Graham Davis                                 1750                    1750                             0
Ms Camilla Davis                                        920                     920                             0
Ms Nicola Davis                                         59                      59                              0
Mr Paul Vincent Davis                                  3000                    3000                             0
Mr James Robert Christopher Davison                    1000                    1000                             0
Mr Brian John Davy                                      294                     294                             0
Davy Nominees Limited                                   800                     800                             0
Davy Nominees Limited                                  3000                    3000                             0
Mr Michael Anthony Daw                                 1176                    1176                             0
Mr Vinod Dawda                                         1000                    1000                             0
Mr Andrew John Day                                      384                     384                             0
Miss Christine Day                                      100                     100                             0
Mr Ganesh Chandra De                                    600                     600                             0
Mr Ralph De Souza                                       379                     379                             0
Mr Lloyd Dean                                          1470                    1470                             0
Mr Michael Dean                                        2352                    2352                             0
Mr Roderick John Dean                                  2000                    2000                             0
Mr Bryan Deans                                         2000                    2000                             0
Mr Nigel Ronald Dear                                   1000                    1000                             0
Mr Homi Manchershaw Deboo                              1971                    1971                             0
Mr Hugh Henry Degan                                     294                     294                             0
Mr Desmond Gordon Delandro                             1500                    1500                             0
Mr Martin Delaney                                      3095                    3095                             0
Mr Joaquim Delima                                      2352                    2352                             0
Mr Eric Arthur Delmas                                   668                     668                             0
Dr Richard Dempers                                      588                     588                             0

Mr Chris Denham                                        1176                    1176                             0
Mr Brian Richard Denley                                 400                     400                             0
Mr Peter Rodney Dennis                                  336                     336                             0
Miss Rosina Denny                                       200                     200                             0
Mr John Roger Dent                                     1153                    1153                             0
Mrs Margaret Evelyn Denton                             1300                    1300                             0
Dr Mir Shamsaddin Derakhshan                            588                     588                             0
Mrs Dipti Desai                                        1000                    1000                             0
Mr Jatin Desai                                         1000                    1000                             0
Dr Aditi Desal                                         1000                    1000                             0
Mr Denzil Ernest Desilva                               1000                    1000                             0
Mr Kevin Mark Desmond                                   200                     200                             0
Dr Rakesh Desor                                        1000                    1000                             0
Mr Terence James Devine                                1000                    1000                             0
Mr Manji Kunverji Devji                                1000                    1000                             0
Mr Amardeep Singh Dhaliwal                             1000                    1000                             0
Mr Gurmit Singh Dhaliwal                               2000                    2000                             0
Mr Manjeet Singh Dhaliwal                              1459                    1459                             0
Mr Tarsem Singh Dhanda                                 1000                    1000                             0
Mr Mohinder Singh Dhanjal                               484                     484                             0
Mr Amarjit Singh Dhillon                                588                     588                             0
Mr Lakbir Dhillon                                      5000                    5000                             0
Mr Ranvir Singh Dhillon                                 588                     588                             0
Mr Satvir Singh Dhillon                                 588                     588                             0
Mr Harish Dhorajiwala                                   200                     200                             0
Mr Jayantilal Ratilal Dhruve                            588                     588                             0
Miss Priya Dhruve                                       882                     882                             0
Mr Colin Neville Dickens                                700                     700                             0
Mr Richard S Dickens                                    588                     588                             0
Mr Ronald Dickson                                       350                     350                             0
Mr Cleffen B Dillon                                    1764                    1764                             0
Direct Nominees Limited                               401471                  401471                            0
Mr Shatilal Babulal Divani                             1000                    1000                             0
Mrs Ann Lloyd Dix                                       400                     400                             0
Mr Arthur Dixon                                        2941                    2941                             0
Mr Gerald Roger Dixon                                   900                     900                             0
Mr Marshall Laurence Dixon                             1000                    1000                             0
Ms Caroline Eleanor Dobson                              588                     588                             0
Mr Alan Watkin Dodd                                     395                     395                             0
Mrs Carolyn Louise Dodds                                382                     382                             0
Mr David Michael Dodson                                1000                    1000                             0
Mr Paul Frederick Doggrell                             2000                    2000                             0
Ms Maureen Doherty                                     2000                    2000                             0
Mr Leslie Edward Dollimore                              600                     600                             0
Mrs Muriel Priya Jayanthini Dominic                     400                     400                             0
Mr Peter Andrew Donaldson                              1276                    1276                             0
Mr Peter Dongare                                        225                     225                             0
Mr James Lawrence Donnelly                              454                     454                             0
Mr Peter Donnelly                                       650                     650                             0
Mr Alan John Donohue                                    429                     429                             0

Miss Elizabeth Marion Donovan                           588                     588                             0
Mr Gerald Patrick Doran                                1264                    1264                             0
Mrs Pauline Anne Dorian                                 300                     300                             0
Mr Peter James Doughty                                  200                     200                             0
Mrs Dorothy Barbara Douglas                            1000                    1000                             0
Mrs Brenda Margaret Down                                300                     300                             0
Mrs Geraldine Downes                                    588                     588                             0
Mr Peter Alan Dowsett                                   981                     981                             0
Ms Karen May Doyle                                      107                     107                             0
Mr Kevin Glyn Doyle                                     462                     462                             0
Mr Michael Doyle                                       1000                    1000                             0
Mr Terence Anthony Doyle                                50                      50                              0
Mr Peer Bernhard Dreyfuss                              3700                    3700                             0
Mr Michael James Drinkwater                             385                     385                             0
Mr Timothy James Driver                                 588                     588                             0
Mr John Drummond                                        294                     294                             0
Mr Bazil D'souza                                       1500                    1500                             0
Mr Camillo D'souza                                     1000                    1000                             0
Mr Victor D'souza                                      1000                    1000                             0
Mr Paul Duckett                                        4385                    4385                             0
Dr Barrie Duckmanton                                    395                     395                             0
Mr Iain Stewart Duff                                   1000                    1000                             0
Mr Francis Fintain Duffy                                274                     274                             0
Mrs Trsem Dullat                                       1500                    1500                             0
Mr Anthony Alan Duncan                                 2941                    2941                             0
Mrs Lesley Anne Dunn                                    390                     390                             0
Mr Michael Francis Dunne                               1200                    1200                             0
Mr Ahmad Durrani                                        588                     588                             0
Mr Michael John Durrant                                 500                     500                             0
Mr Dilip Dutta                                         1000                    1000                             0
Mrs Jane Marie Dyche                                    635                     635                             0
Mr Frank Karl Dyer                                     1200                    1200                             0
Mr Maurice John Dyson                                  1500                    1500                             0
Mr Ralph Martin Eagland                                 500                     500                             0
Mr Peter Raymond William Earl                          1764                    1764                             0
Mr Andrew John East                                    1006                    1006                             0
Mr Peter Easton                                        2000                    2000                             0
Ebbark Nominees Limited                                5000                    5000                             0
Mr Thomas James Edge                                    450                     450                             0
Captain Michael Edwards                                4000                    4000                             0
Mr Steve Egan                                           500                     500                             0
Mr David John Egenes                                    588                     588                             0
Mrs Susan Helen Irene Eglin                             201                     201                             0
Mr Henry Ekpenyon                                      1000                    1000                             0
Mr Simon Malcolm Raine-Ellerker                         220                     220                             0
Elles Limited                                          8400                    8400                             0
Mr John Bretton Ellis                                   455                     455                             0
Mr John Stephen Ellis                                   400                     400                             0
Mr Martin Ellis                                         212                     212                             0
Mr Richard Arthur Ellis                                5000                    5000                             0

Mr William John Ellis                                   250                     250                             0
Mrs Kathleen Anne Elmer                                1000                    1000                             0
Mr Keith Albert David England                           294                     294                             0
Dr Anthony Richard Enskat                               450                     450                             0
Mr Richard Enskat                                      1176                    1176                             0
Mr Richard Anthony Enskat                               440                     440                             0
Mr Antoni Equi                                          294                     294                             0
Mr Hassan Erfan                                        1000                    1000                             0
Mr Michael Erlick                                       588                     588                             0
Miss Claire Erving                                      655                     655                             0
Mr Saisuddin Esmailjee                                 1000                    1000                             0
Mrs Jean Kathleen Mcdonald Essen                        160                     160                             0
Mrs Sandra Evelyn Etches                               4256                    4256                             0
Mr Augustus Tony Etienne                                100                     100                             0
E*Trade UK Nominees Limited                            32871                   32871                            0
Mr James Charles Euston                                1000                    1000                             0
Mr Alan James Eva                                      1562                    1562                             0
Mr Brian John Evans                                     350                     350                             0
Mr David Leonard Evans                                  716                     716                             0
Mr David Lewis Evans                                    500                     500                             0
Mr David Thomas Evans                                  1764                    1764                             0
Mrs Ellen Mary Evans                                   1764                    1764                             0
Mr Francis Cyril James Evans                           1000                    1000                             0
Mr Howard William Evans                                 265                     265                             0
Mr Philip David Evans                                   882                     882                             0
Mrs Rita Margaret Evans                                 716                     716                             0
Mr Simon Walter Evans                                  1764                    1764                             0
Mr Steven Evans                                         370                     370                             0
Mr Steven Gordon Evans                                  888                     888                             0
Everett Financial Management                           60107                   60107                            0
Mr Scott Ewing                                          294                     294                             0
Mr Martin John Eyres                                    294                     294                             0
Dr Laura Fabunmi                                        294                     294                             0
Mr Martin Fagan                                         589                     589                             0
Fairmount Group Nominees Limited                        855                     855                             0
Mr Stephen Kam-Ming Fan                                 294                     294                             0
Mr Istvan Steven Farkashazi                            3000                    3000                             0
Mr Derek Farman                                         960                     960                             0
Mr Dany Farook                                         1000                    1000                             0
Mr Daniel James Farrington                             5770                    5770                             0
Mr Timothy Vivian Faulkner                             3000                    3000                             0
Mr Steven Feary                                         450                     450                             0
Mr J L Feaver                                           294                     294                             0
Mrs Renee Feiner                                        575                     575                             0
Mr Ian Mark Feinson                                     454                     454                             0
Mr Mark Ferdenzi                                        882                     882                             0
Mr Arnold Ferguson                                     1500                    1500                             0
Ferlim Nominees Limited                                2000                    2000                             0
Ferlim Nominees Limited                                3000                    3000                             0

Ferlim Nominees Limited                                1500                    1500                             0
Fexco Stockbrokers Settlement                          2400                    2400                             0
Fielding Nominees Limited                              59747                   59747                            0
Mr Norman Pennington-Files                              800                     800                             0
Mr Norman Pennington Files                              700                     700                             0
Mr Edward Finch                                         294                     294                             0
Mr James Macgregor Finlay                               588                     588                             0
Mrs Angela Firth                                        588                     588                             0
Mr Darren Firth                                         882                     882                             0
Mr Bryan Shaun Fisher                                  2000                    2000                             0
Mr Gary John Fisher                                    1252                    1252                             0
Mr Maurice Fisher                                       400                     400                             0
Mr Neil Frank Wilfred Fisher                            100                     100                             0
Fiske Nominees Limited                                 1000                    1000                             0
Fiske Nominees Limited                                 1800                    1800                             0
Fiske Nominees Limited                                 1000                    1000                             0
Fiske Nominees Limited                                 1361                    1361                             0
Fiske Nominees Limited                                 1134                    1134                             0
Fitel Nominees Limited                                  605                     605                             0
Fitel Nominees Limited                                  338                     338                             0
Fitel Nominees Limited                                 1000                    1000                             0
Fitel Nominees Limited                                 1900                    1900                             0
Mr Peter Michael Fitness                                294                     294                             0
Mr Richard Clayton Fitzpatrick                          882                     882                             0
Mr Moray John Fleming                                  1176                    1176                             0
Fleming Private Nominees Limited                       25000                   25000                            0
Mr Alan Clive Fletcher                                 1000                    1000                             0
Mr Nicholas Fletcher                                    141                     141                             0
Mr Timothy John Fletcher                                588                     588                             0
Mr Graham Hedley Flint                                 4385                    4385                             0
Mr Antony Flood                                        4000                    4000                             0
Mr Robert Karl Flower                                   354                     354                             0
Mr Allan Flowers                                        670                     670                             0
Mr John Henry Floyd                                     225                     225                             0
Mr Philip Foley                                         750                     750                             0
Mr Philip Foley                                        1000                    1000                             0
Mrs Sylvia Foley                                       1766                    1766                             0
Mr Alec Foliter                                        1000                    1000                             0
Mr Richard Forbes                                       294                     294                             0
Forest Nominees Limited                                2075                    2075                             0
Forest Nominees Limited                                1500                    1500                             0
Mr David Blyth Forgan                                   550                     550                             0
Mr David Eric Forman                                    294                     294                             0
Mr Paul Albert Forman                                   775                     775                             0
Mr Thomas Duncan Forrest                                700                     700                             0
Mr Allan James Forster                                 2000                    2000                             0
Mr Duncan Fortune                                       200                     200                             0
Mr Alan Foster                                          200                     200                             0
Dr Alan Roland Foster                                  1000                    1000                             0
Ms Janet Foster                                         500                     500                             0

Mrs Joan Foster                                        2000                    2000                             0
Mr Adrian Fowler                                        866                     866                             0
Mr James Frank Fowler                                  1000                    1000                             0
Mr Arthur James Fox                                     500                     500                             0
Mr Lewis Fox                                           1130                    1130                             0
Mr John Spencer Foxcroft                               1830                    1830                             0
Mr Alan Fraser                                         1000                    1000                             0
Mr James Fraser                                         294                     294                             0
Mrs Gloria Freeda                                       600                     600                             0
Mr Paul Freedman                                        200                     200                             0
Mr Ben Freeman                                          588                     588                             0
Ms Jacqueline Ann Freeman                              2000                    2000                             0
Mr Mark Andrew Freeman                                  294                     294                             0
Mr David John French                                    500                     500                             0
Mr Andrew Edward Robert Frewin                          600                     600                             0
Mr Grahame James Stewart Frith                          500                     500                             0
Mr Brian Frost                                         4000                    4000                             0
Mr Ian Aubrey Frost                                    1764                    1764                             0
Mrs Susan Frost                                        1764                    1764                             0
Mr Roger John Fryer                                     739                     739                             0
Mrs Lujing Fu                                           588                     588                             0
Mr Mark Fullalove                                      1500                    1500                             0
Mr David Fulton                                         300                     300                             0
Mr Wai Kuen Fung                                        800                     800                             0
Mr Bossvet Eugenio Furtado                             1000                    1000                             0
Mrs Lorna Helen Fyfe                                    373                     373                             0
Mrs Susan Beatrice Gadsden                             1470                    1470                             0
Mr Ranjit S Gahir                                       294                     294                             0
Mr Mohit Gajri                                         1176                    1176                             0
Mr Terence Robert Gale                                 1000                    1000                             0
Mr Robert Gallagher                                    1000                    1000                             0
Mr Stephen Gallagher                                    588                     588                             0
Galleon Nominees Limited                               1976                    1976                             0
Mr James Gallimore                                      294                     294                             0
Mr George Thomson Galloway                              882                     882                             0
Mr Joel Galpert                                         294                     294                             0
Mr George Andrew Gambini                                373                     373                             0
Mr Richard Gamblin                                     3500                    3500                             0
Mr Richard Peter Gamblin                               2941                    2941                             0
Mr Devshi Gami                                         2000                    2000                             0
Mr Dipak Amratlal Gami                                 1500                    1500                             0
Mr Hargovind G Ganatra                                  294                     294                             0
Mr Hargovind Gordhandas Ganatra                        1000                    1000                             0
Mr Sriram Ganesan                                      1176                    1176                             0
Mr Goerge Dennis Garbutt                                500                     500                             0
Mr Bilhar Singh Garcha                                  928                     928                             0
Mr Edward John Gardener                                1176                    1176                             0
Mr Alan Frank Garside                                   294                     294                             0
Mrs Alison Mary Garside                                 294                     294                             0

Mr Edwin Gordon Gaskill                                1000                    1000                             0
Mr Patrick Robert Gassner                               294                     294                             0
Mr Davinder Gataora                                     588                     588                             0
Mrs Valerie Anne Gatenby                                200                     200                             0
Mr William Gauld                                        500                     500                             0
Mr Gilbert James Gay                                    350                     350                             0
Mr John Guy Geary                                       844                     844                             0
Mr David James Gedye                                   5000                    5000                             0
Mr Alan John Gee                                        677                     677                             0
Mrs Mary Gent                                          1470                    1470                             0
Mrs Rosalie D D George                                  294                     294                             0
Dr Sheru George                                        2941                    2941                             0
Dr Sheru George                                        2941                    2941                             0
Mr Steven Michael George                               2941                    2941                             0
Ms Amanda Michelle Georgevic                           1500                    1500                             0
Mr Stephen Paul Gettings                                600                     600                             0
Mr Matthew Getz                                        1177                    1177                             0
Mr Mohammed Tahir Ghafoor                              4000                    4000                             0
Mr Abdol Vahid Ghanbari                                 500                     500                             0
Mr Kiritkumar Prabodhchandra Ghandi                     300                     300                             0
Mr Onkar Singh Ghataore                                 588                     588                             0
Mr Liam Gibbons                                        2000                    2000                             0
Mr James John Gibbs                                     294                     294                             0
Mr Alan Reid Gibson                                     213                     213                             0
Mr David Gibson                                        1000                    1000                             0
Mr John Christopher Gibson                              500                     500                             0
Mr Stewart Alan Gibson                                  906                     906                             0
Mr Peter James Giddins                                 3500                    3500                             0
Mr Chandru Roopchand Gidoomal                          1000                    1000                             0
Gilbey Nominees Limited                                2000                    2000                             0
Mr Dharminder Singh Gill                                300                     300                             0
Mr Jagmeet Gill                                        3000                    3000                             0
Mr Jasbir Gill                                          294                     294                             0
Mr Jasbir Gill                                          294                     294                             0
Mr Jasbir Gill                                          294                     294                             0
Mr Jasbir Gill                                          294                     294                             0
Mr Joginder Gill                                        294                     294                             0
Mr John Bruce Gill                                     1470                    1470                             0
Miss Josephine Gill                                     294                     294                             0
Mr Mandeep Gill                                         98                      98                              0
Mr Nigel Philip Gill                                    170                     170                             0
Mr Nigel Phillip Gill                                   350                     350                             0
Mr Parminder Gill                                       882                     882                             0
Mr Rajindar Singh Gill                                  882                     882                             0
Mr Ronald Ivor Gill                                     720                     720                             0
Mr Sanjit Gill                                          882                     882                             0
Mrs Sharon Gill                                         200                     200                             0
Mr Stuart Harold Gill                                  1400                    1400                             0
Mrs Farzana Almas Gillani                               200                     200                             0

Mr Robert Gillibrand                                    450                     450                             0
Mrs Hilary Joan Gillies                                 350                     350                             0
Mr Lendrick Gillies                                     924                     924                             0
Mr Nicholas Jeremy Gilling                              294                     294                             0
Mr Richard Bloor Gilliver                               588                     588                             0
Mr Peter John Glancey                                  5000                    5000                             0
Mr Chris Glanfield                                      294                     294                             0
Mr Allan James Glasgow                                  140                     140                             0
Mrs Clare Glasgow                                       540                     540                             0
Mr Ian Scott Glasgow                                   2500                    2500                             0
Mr Bryan Glossop                                        258                     258                             0
Mr Charles Richard Glover                              1176                    1176                             0
Mrs Alexander Wladyslawa                                650                     650                             0
Mr Peter Brian Goad                                    1000                    1000                             0
Ms Isabelle Le Goaec                                    295                     295                             0
Mr Gerald William Goddard                               400                     400                             0
Mr Brian Godley                                         588                     588                             0
Mr Brian Godley                                         588                     588                             0
Mrs Winnifred Godley                                    588                     588                             0
Mr Graham Lewin Godward                                1000                    1000                             0
Mr Merlin Robert Godwin                                 322                     322                             0
Mr Sukhdev Singh Gogna                                  202                     202                             0
Miss Christine Goh                                      224                     224                             0
Mrs Bindu Gohil                                         500                     500                             0
Mr Leslie Goldbart                                     29412                   29412                            0
Mr Barrie John Golden                                   735                     735                             0
Goldman Sachs International                            5000                    5000                             0
Goldman Sachs Securities (Nominees)                    60000                   60000                            0
Mrs Marlene Goldstein                                   350                     350                             0
Mr Ricardo Goncalves                                    294                     294                             0
Mr Kevin Paul Gooch                                     294                     294                             0
Mr Kevin Paul Gooch                                     294                     294                             0
Mrs Rachael Susan Gooch                                 294                     294                             0
M/S Rosalind Emily Gooch                                294                     294                             0
Mr Nicholas Naisby Goodall                              500                     500                             0
Mr Michael Anthony Goodman                             1000                    1000                             0
Goodmans Sachs Securities                              60000                   60000                            0
Mrs Pearl Nicholas Gorbey                              2000                    2000                             0
Mr Steven Goring                                        588                     588                             0
Mr Patrick Gormley                                      750                     750                             0
Mr William Alfred Gorton                               2000                    2000                             0
Mr Elliot Gotkine                                      4118                    4118                             0
Dr Ali Goucem                                           882                     882                             0
Mr Graham Gough                                        1000                    1000                             0
Mr Graham Gough                                         412                     412                             0
Mr Richard Mark Goundry                                 294                     294                             0
Mr Joseph Alan Gowling                                 3550                    3550                             0
Mrs Thavmalar Gowriblalan                              2000                    2000                             0
GR (Holdings) plc                                      4412                    4412                             0
Mr Mark Grace                                           515                     515                             0

Mr Mark Richard Grace                                   400                     400                             0
Mr Alastair Graham                                     2000                    2000                             0
Miss Angela Colthart-Graham                            2500                    2500                             0
Mr George R Graham                                      294                     294                             0
Mrs Joyce Mary Graham                                  1000                    1000                             0
Mr Martin Graham                                        290                     290                             0
Mr John Michael Grainger                                600                     600                             0
Mr Nicholas Robert Granger                              682                     682                             0
Mr Patrick Andrew Granger                              1393                    1393                             0
Mr Geoffrey Victor Grant                                500                     500                             0
Mr Gilmore Grant                                       1000                    1000                             0
Dr Alexander Donald Campbell                            55                      55                              0
Mr Christopher Graves                                   405                     405                             0
Mr Peter John Graves                                    80                      80                              0
Mr Alan James Gray                                      579                     579                             0
Mr Barry Richard Gray                                   882                     882                             0
Mr Colin Green                                          400                     400                             0
Mr Dominic Philip Green                                 730                     730                             0
Mr Ian Kenneth Green                                   1176                    1176                             0
Mr Malcolm Dennis Green                                2058                    2058                             0
Mrs Margaret Green                                      300                     300                             0
Mrs Maria Luz Green                                     550                     550                             0
Mr Peter Charles William Green                         7000                    7000                             0
Mr Terry Arthur Green                                   294                     294                             0
Mrs Thelma Greenall                                     500                     500                             0
Mr Richard James Greenfield                            1000                    1000                             0
Mr Brian Eric Greunewald                                355                     355                             0
Mr Amrit Pal Singh Grewal                               882                     882                             0
Mrs Bhupinder Kaur Grewal                               882                     882                             0
Mr Hugh Thomas Grey                                     294                     294                             0
Mrs Tracey Ann Grieves                                  169                     169                             0
Mrs Donna Cindy Griffiths                               270                     270                             0
Mr R W Griffiths                                        294                     294                             0
Mr William Grimes                                      1000                    1000                             0
Mr Gordon George Grove                                  700                     700                             0
Mrs Bridget Grunshaw                                    294                     294                             0
Mrs Bridget Grunshaw                                    294                     294                             0
Mr James Grunshaw                                       294                     294                             0
Mrs Sylvia Pearl Grunshaw                               294                     294                             0
Mrs Sylvia Pearl Grunshaw                               294                     294                             0
Mrs Sylvia Pearl Grunshaw                               294                     294                             0
Mrs Sylvia Pearl Grunshaw                               294                     294                             0
Mr Dhirajlal Gokalji Gudka                              750                     750                             0
Gudka Limited                                          1000                    1000                             0
Guernsey Nominees Limited                              10000                   10000                            0
Mr Alan Sexty Guest                                     294                     294                             0
Mr Garry Guest                                         2863                    2863                             0
Mrs Karen Deborah Guest                                1612                    1612                             0
Mr Martin Brent Guest                                   600                     600                             0
Mr Richard Hamilton Guest                              2284                    2284                             0

Mr Norman Charles Geoffrey Guilford                     294                     294                             0
Mr Karan Gujadhur                                       294                     294                             0
Mr Khemraj Gujadhur                                     294                     294                             0
Mr Kunal Gujadhur                                       294                     294                             0
Mr M Gulamhusein                                        294                     294                             0
Mr M Gulamhusein                                        294                     294                             0
Mr M Gulamhusein                                        294                     294                             0
Mr M Gulamhusein                                        294                     294                             0
Mrs Sakina Gulamhussein                                1000                    1000                             0
Mr Keith Gulliver                                       588                     588                             0
Mr Ian Martin Gunner                                   1330                    1330                             0
Mr Rajash Gupta                                         294                     294                             0
Mr Satish Gupta                                        2000                    2000                             0
Mrs Carol Guthrie                                      15873                   15873                            0
Mr James Guthrie                                        500                     500                             0
Dr Anita Guttikonda                                    1176                    1176                             0
Miss Madhuri Guttikonda                                 588                     588                             0
Mr Ewen Kinloch Guy                                     500                     500                             0
Mr Gavin Kenneth Haddon                                1176                    1176                             0
Mr Panayiotis Hadjinicolaou                            2000                    2000                             0
Mr Richard Kenneth John Hadlow                          400                     400                             0
Mr Samuel Hagan                                         655                     655                             0
Mr Patrick John Rowe-Hagans                             740                     740                             0
Mr James Hagen                                          588                     588                             0
Mr Raymond Barry Haggas                                1500                    1500                             0
Mr Stephen Haines                                       588                     588                             0
Mrs Wilma Young Hainsworth                              588                     588                             0
Mr Govind Karsan Halai                                  461                     461                             0
Mr Bashir Halalat                                      1764                    1764                             0
Halb Nominees Limited                                   294                     294                             0
Halb Nominees Limited                                  1930                    1930                             0
Halb Nominees Limited                                  10000                   10000                            0
Mr Graham Hale                                          294                     294                             0
Mr Steven William Hales                                 485                     485                             0
Mr Anthony Christopher Halford                          386                     386                             0
Mr Adrian John Hall                                     588                     588                             0
Mr Brian Hall                                           350                     350                             0
Mr Darren John Hall                                     100                     100                             0
Mr M Stratford- Hall                                   5750                    5750                             0
Mr Peter John Hall                                     4400                    4400                             0
Mr Peter Nicholas Hall                                  339                     339                             0
Mr Kenneth John Halliday                                700                     700                             0
Mr Stephen Paul Hallissey                               800                     800                             0
Mr Andrew Peter Halliwell                              1070                    1070                             0
Mr Iain Halliwell                                      2941                    2941                             0
Mr William Thomas Halpin                               1000                    1000                             0
Mr Brian Eric Hambley                                   210                     210                             0
Hambros Bank (Nominees) Limited                        1500                    1500                             0

Hambros Bank (Nominees)
Limited                                                50000                   50000                            0
Hambros Bank (Nominees)
Limited                                                6000                    6000                             0
Hambros Bank (Nominees)
Limited                                                5000                    5000                             0
Hambros Bank (Nominees)
Limited                                                6500                    6500                             0
Hambros Bank (Nominees)
Limited                                                2500                    2500                             0
Hambros Bank (Nominees)
Limited                                                3518                    3518                             0
Hambros Bank (Nominees)
Limited                                                8000                    8000                             0
Hambros Bank (Nominees)
Limited                                                21482                   21482                            0
Hambros (Guernsey Nominees)
Limited                                                25000                   25000                            0
Dr Rizwan Hamer                                         294                     294                             0
Mr Peter Temple Hamlyn                                  500                     500                             0
Mr Anthony Steven Hammond                               202                     202                             0
Mr Brian Hammond                                        750                     750                             0
Mrs Kathleen Margaret Hammond                          6500                    6500                             0
Professor Chris Hamnett                                 588                     588                             0
Mr Neil Hampshire                                      1764                    1764                             0
Mr Nigel Jonathan Hancock                               389                     389                             0
Mr Brett Handley                                        294                     294                             0
Mr Asad Farooq Hanif                                   1000                    1000                             0
Mr Simon Hankey                                        1400                    1400                             0
Mr Ian Robert Hanlon                                    294                     294                             0
Mr Bryan Hannan                                        1050                    1050                             0
Mr Stephen Hannon                                      1388                    1388                             0
Mrs Andree Philippa Hansen                              750                     750                             0
Mrs Catherine Ann Hanson                                294                     294                             0
Mr John Douglas Hanson                                  200                     200                             0
Mr Justin Mark Hanson                                   294                     294                             0
Mr Mark Hanson                                          588                     588                             0
Mr Mohammad Ataul Haq                                  1000                    1000                             0
Mr Simon Harding                                       2941                    2941                             0
Mr Colin Charles Hardingham                             588                     588                             0
Mr Andrew Joseph Hardwick                              2500                    2500                             0
Mr John Denis Hardy                                    1000                    1000                             0
Mr Robert Haresnape                                     800                     800                             0
Mr Ian Hargreaves                                      1764                    1764                             0
Hargreaves Lansdown Nominees                           5584                    5584                             0
Hargreaves Lansdown Nominees                          136717                  136717                            0
Hargreaves Lansdown Nominees                           4953                    4953                             0
Hargreaves Lansdown Nominees                           45930                   45930                            0
Mr Bejjel Haria                                         500                     500                             0
Mr Aswin Harji                                         1176                    1176                             0
Mr Vishal Harji                                         294                     294                             0

Mr John Anthony Harland                                 250                     250                             0
Mr Peter Harland                                        588                     588                             0
Mr Peter Harland                                        588                     588                             0
Mr Peter Harland                                        588                     588                             0
Mrs Jean Harper                                         188                     188                             0
Mrs Janine Harrington                                   135                     135                             0
Mr Alan Harris                                         1400                    1400                             0
Mr Alan Philip Harris                                   700                     700                             0
Mrs Anita Harris                                       1687                    1687                             0
Mr Frederick Thomas Harris                             10000                   10000                            0
Mr John Frederick Harris                                250                     250                             0
Mr Kenneth Alan Harris                                 2500                    2500                             0
Mr Mark Gethin Harris                                  1300                    1300                             0
Mr Sidney Harris                                        612                     612                             0
Mr Stephen John Harris                                  319                     319                             0
Mr Trevor Harris                                       1000                    1000                             0
Mr Neil Anthony Harrison                                500                     500                             0
Mrs Felicity Ann Hart                                  1600                    1600                             0
Mr John Maurice Hart                                    588                     588                             0
Mr Charles Robin Hartley                                347                     347                             0
Mrs Joan Hartley                                        347                     347                             0
Mrs Patricia Ann Hartley                               2500                    2500                             0
Mr Manasseh Yashim Haruna                               200                     200                             0
Mr Richard Harwood                                     7500                    7500                             0
Mr Phillip Andrew Hasell                                153                     153                             0
Mr Ali Hashemi                                          500                     500                             0
Mrs Shahnaz Hashim Zada                                1176                    1176                             0
Mr Arthur Haskey                                       1500                    1500                             0
Mr John Bernard Hassall                                20000                   20000                            0
Mr Martin Ian Hastie                                    699                     699                             0
Mrs L K M Hau                                          2941                    2941                             0
Mr Peter Hawkins                                        174                     174                             0
Mr Marcus Haycock                                       638                     638                             0
Mrs Margaret Mary Hayde                                 588                     588                             0
Mr Peter Hayde                                          588                     588                             0
Mr Jagjeet Singh Hayer                                  294                     294                             0
Mr Malkiat Singh Hayer                                 1764                    1764                             0
Miss Mary Hayes                                        1000                    1000                             0
Mr Simon Hayes                                          588                     588                             0
Mr Simin Miles Hayter                                  1000                    1000                             0
Mr Andrew Hayward                                       691                     691                             0
Mr Colin Graham Head                                   1000                    1000                             0
Mr William Henry Healey                                1176                    1176                             0
Mr Nigel Rodney Heath                                   400                     400                             0
Mr Roger Eric Heath                                     975                     975                             0
Mr David Edgar Heaton                                   220                     220                             0
Mrs Anna Heaver                                        1000                    1000                             0
Mr Brian Spoors Hebron                                 1176                    1176                             0
Mr Dermot Hegarty                                      5360                    5360                             0
Mr Ross Helliwell                                       681                     681                             0

Mr Jonathan Guy Helme                                   500                     500                             0
Mrs Susan Eleanor Hemmings                              72                      72                              0
Mr Terence Hempshall                                    294                     294                             0
Mr Laurence Mclean Henderson                           4385                    4385                             0
Mr Malcolm Henderson                                    600                     600                             0
Mr Simon Ross Henderson                                1050                    1050                             0
Mr John Henry Hendra                                    412                     412                             0
Mr Christopher Alan Henkey                             1000                    1000                             0
Mr Andrew Hennessy                                      500                     500                             0
Mr Marcus Reid Henry                                   1176                    1176                             0
Jacki Heppard                                           588                     588                             0
Mr David Herbert                                        114                     114                             0
Mr Gregory Richard Herbert                              883                     883                             0
Mr David Hern                                           500                     500                             0
Mrs Suzanne Lyndsay Herring                            1500                    1500                             0
Mr Kevin Herriott                                       294                     294                             0
Mrs Doreen Herron                                       400                     400                             0
Mr Lee Hibbert                                         4000                    4000                             0
Mr David Higgins                                       2941                    2941                             0
Mr Timothy Michael Higgins                              294                     294                             0
Mrs Thelma Diana Hilditch                               500                     500                             0
Mr Alan Michael Hill                                   1764                    1764                             0
M/S Alison Hill                                        3530                    3530                             0
Mrs Judy Hill                                           400                     400                             0
Hill Osborne Nominees Limited                          2000                    2000                             0
Hill Osborne Nominees Limited                           588                     588                             0
Dr Peter Alexander Hill                                2000                    2000                             0
Mr D J Hinchliffe                                       581                     581                             0
Mr Divyesh Hindocha                                     642                     642                             0
Mr Charles Alexander Hines                              500                     500                             0
Mr Daniel Arieh Hirschberger                            200                     200                             0
Mr Tony Hirschfield                                    2000                    2000                             0
Mr Alastair Hirst                                       294                     294                             0
Mr Neville Maurice Hitcham                             1000                    1000                             0
Mr Gary Hitchen                                         160                     160                             0
Ms Elizabeth Anne Hocking                               378                     378                             0
Mrs Constance Hodge                                     800                     800                             0
Mr Peter Hodgson                                       2941                    2941                             0
Mr Simon Hodgson                                        500                     500                             0
Mr Douglas Hoff                                        1200                    1200                             0
Mr Stephen Maxwell Hogg                                 588                     588                             0
Mr Michael Holden                                       750                     750                             0
Miss Anna Holder                                       1176                    1176                             0
Mrs Ann Hollis                                         1048                    1048                             0
Mr Ivan Holloway                                        952                     952                             0
Mrs Anahid Holmes                                       400                     400                             0
Mr David Holmes                                        3278                    3278                             0
Mr Neville Cranstone Holmes                             500                     500                             0
Mrs Gail Sheryl Holmewood                               400                     400                             0
Mr John Douglas Home                                    400                     400                             0

Mr Garry Patrick Homer                                 1050                    1050                             0
Mr James Anthony Hood                                   441                     441                             0
Hoodless Brennan & Partners Limited                   410713                  410713                            0
Mr Michael John Hooker                                 2000                    2000                             0
Mr Geoffrey David Hookway                              1000                    1000                             0
Mr Martin Beynon Hopkins                                294                     294                             0
Mr Martin Hopson                                        294                     294                             0
Mr Stefan Frank Horn                                   1470                    1470                             0
Mr Jeffrey Hornsey                                     1000                    1000                             0
Miss Amanda Jean Horrex                                1176                    1176                             0
Mr Alan Horsfall                                        600                     600                             0
Fung Kee Hou                                           1500                    1500                             0
Dr Cyril Thomas Hough                                   500                     500                             0
Mr Kenneth James Hough                                  80                      80                              0
Mr Robert Eric Hough                                   1000                    1000                             0
Mr Joseph Edward Houghton                               200                     200                             0
Mr Donald Granville Howard                              350                     350                             0
Mr Michael John Howard                                  188                     188                             0
Mr David Howe                                           325                     325                             0
Mrs Sarah Louise Howe                                   500                     500                             0
Mr Andrew Gordon Howell                                 191                     191                             0
Mr Christopher Howell                                  3000                    3000                             0
Mr Simon Barrie Howship                                 882                     882                             0
Mr Michael Hoyland                                     1000                    1000                             0
Mr Brian Stewart Hoyle                                 1300                    1300                             0
Mr Francis Roger Hoyle                                  237                     237                             0
Mr Harry Bentley Hoyle                                  350                     350                             0
HSBC Global Custody Nominee
(UK)                                                  201957                  201957                            0
HSBC Global Custody Nominee
(UK)                                                  227707                  227707                            0
HSBC Global Custody Nominee
(UK)                                                  157500                  157500                            0
HSBC Global Custody Nominees
(UK)                                                   4625                    4625                             0
HSBC Global Custody Nominee
(UK)                                                    350                     350                             0


HSBC Global Custody Nominee
(UK)                                                  300000                  300000                            0
HSBC Global Custody Nominee
(UK)                                                  720000                  720000                            0
HSBC Global Custody Nominee
(UK)                                                   57110                   57110                            0
HSBC Global Custody Nominee
(UK)                                                  101400                  101400                            0
HSBC Global Custody Nominee
(UK)                                                    800                     800                             0
HSBC Global Custody Nominee
(UK)                                                   2000                    2000                             0
HSBC Global Custody Nominee
(UK)                                                  295000                  295000                            0

HSBC Global Custody Nominee
(UK)                                                   87000                   87000                            0
HSBC Global Custody Nominee
(UK)                                                  280882                  280882                            0
HSBC Global Custody Nominee
(UK)                                                  470869                  470869                            0
HSBC Global Custody Nominee
(UK)                                                   1900                    1900                             0
HSBC Global Custody Nominee
(UK)                                                   40000                   40000                            0
HSBC Global Custody Nominee
(UK)                                                   4600                    4600                             0
HSBC Global Custody Nominee
(UK)                                                  1141176                 1141176                           0
HSBC Global Custody Nominee
(UK)                                                   5000                    5000                             0
HSBC Global Custody Nominee
(UK)                                                   6318                    6318                             0
HSBC Global Custody Nominee
(UK)                                                   7664                    7664                             0
HSBC Global Custody Nominee
(UK)                                                   13561                   13561                            0
HSBC Global Custody Nominee
(UK)                                                   10000                   10000                            0
HSBC Global Investor Services                          2500                    2500                             0
Mr Charles Nicholas Hubberstey                          386                     386                             0
Mr Jason Craig Hubble                                   882                     882                             0
Mr Robert Mark Hudman                                  2000                    2000                             0
Mr Graham Barry Hudson                                  500                     500                             0
Mrs Jane Mignon Hudson                                 6000                    6000                             0
Mrs Susan Hudson                                        444                     444                             0
Mr Michael Paul Huggins                                 882                     882                             0
Mrs A M Hughes                                          294                     294                             0
Mrs Brenda Hughes                                       327                     327                             0
Mr Ciaran Hughes                                        294                     294                             0
Mr Elfyn Wyn Hughes                                    4000                    4000                             0
Dr John Stephen Hughes                                  700                     700                             0
Mrs Patricia Maud Hughes                               1500                    1500                             0
Mr Stewart David Wayne Hughes                           200                     200                             0
Mr Man Biu Hui                                         2000                    2000                             0
Mr David John Hulme                                    1000                    1000                             0
Mr Roger Hulse                                          774                     774                             0
Mrs Charmen Hummel                                      294                     294                             0
Mr Ian Patrick Humphreys                               15000                   15000                            0
Mr Thomas Keith Humphreys                              1500                    1500                             0
Mr Ebenezar Yewhenu Hundeyin                            130                     130                             0
Mrs Elizabeth Anne Hunkin                              2000                    2000                             0
Mr Leonard William Hunnings                             500                     500                             0
Mr Eamonn Philip Hunt                                   116                     116                             0
Mr Geoffrey Hunt                                        550                     550                             0
Mr David Hunter                                        4000                    4000                             0

Mr Jason Paul Huntley                                   170                     170                             0
Mr Basharat Husain                                     2000                    2000                             0
Mr Tim Husain                                           400                     400                             0
Mr Abdul Ghafur Hussain                                2941                    2941                             0
Mr Abid Hussain                                         294                     294                             0
Mrs Anna Elizabeth Hussain                              668                     668                             0
Dr Grainne Hussain                                     4000                    4000                             0
Mr Pervaiz Hussain                                     1000                    1000                             0
Mr Riaz Hussain                                        1000                    1000                             0
Mr Syed Asif Hussain                                    200                     200                             0
Mr Ahmed Zia Hussein                                   2000                    2000                             0
Mr Gerald A Hussein                                    2352                    2352                             0
Mr Richard Guy Hussey                                  4000                    4000                             0
Mr Timothy John Hutchinson                              410                     410                             0
Mr John Hutton                                          294                     294                             0
Mr Surjit Huwjan                                       1176                    1176                             0
Mrs Sarah Huzar                                         588                     588                             0
Mr Taras Huzar                                          588                     588                             0
Mr Adam Edward Hyams                                   1000                    1000                             0
Mr Arthur George Hyde                                  1152                    1152                             0
Mr Kolawole Ikumelo                                     200                     200                             0
Mrs Jean Ingle                                          357                     357                             0
Mr Mark Simon Inker                                    1200                    1200                             0
Mr Pervez Iqbal                                         588                     588                             0
Mrs Salma Iqbal                                         588                     588                             0
Mr Yasser Iqbal                                         588                     588                             0
Mr Thomas Frederick Ireland                            1000                    1000                             0
Mrs Kyooko Irvine                                      8000                    8000                             0
Mr Ian Irwin                                           1000                    1000                             0
Mr James Irwin                                         1500                    1500                             0
Mr Max Irwin                                           1176                    1176                             0
Mr Mohammed Ismail                                     2352                    2352                             0
Mr Hassan Ispanedi                                      400                     400                             0
Mr Hassan Mustafa Ispanedi                              600                     600                             0
Mr Charles Iwuagwu                                      588                     588                             0
Mr Harold David Douglas Jack                           1800                    1800                             0
Mrs Barbara Anne Jackson                               1000                    1000                             0
Mr Gordon Fuller Jackson                                350                     350                             0
Mr Stephen Melvyn Jackson                              1470                    1470                             0
Mr Stuart Norman Jackson                                465                     465                             0
Mr Jeremy Jacobs                                        146                     146                             0
Mr Jeremy David Jacobs                                   5                       5                              0
Mrs Patricia Jacobsen                                  3300                    3300                             0
Mr Anthony Jacovou                                      294                     294                             0
Mrs Edna Jacovou                                        294                     294                             0
Mr Mangalsing Jadeja                                    294                     294                             0
Mr Timothy Jadler                                       220                     220                             0
Mr Ian Jago                                             588                     588                             0
Mr Balgar Singh Jagpal                                  416                     416                             0
Mr Satnam Singh Jagpal                                 1000                    1000                             0

Dr Anil Jain                                           1764                    1764                             0
Mr Alan Richard James                                   677                     677                             0
Mr Anthony Stephen James                                774                     774                             0
Mr Barrie James                                        1176                    1176                             0
James Capel (Nominees) Limited                        155000                  155000                            0
Miss Elizabeth Mckenzie-James                           150                     150                             0
Mr Guy Ernest Russell James                             450                     450                             0
Mrs Jane James                                          588                     588                             0
Mrs Lorna James                                        1000                    1000                             0
Mr Michael John James                                  1764                    1764                             0
Mr Phillip Richard James                                800                     800                             0
Mr Richard James                                        323                     323                             0
Mr Terrance K James                                    4385                    4385                             0
Mr Timothy James                                        500                     500                             0
Mr William Hugh James                                   970                     970                             0
Mr B Janagan                                            882                     882                             0
Mr Adrian Janney                                        700                     700                             0
Adjeet Singh Jaspal                                     210                     210                             0
Mr Manjit Singh Jaswal                                 2000                    2000                             0
Mr Nagaraj Javaraiah                                   1176                    1176                             0
Mrs Frances Jenkins                                     300                     300                             0
Mr Darren Jenkinson                                     588                     588                             0
Mrs Catherine Jennings                                  294                     294                             0
Mr David John Jennings                                 1000                    1000                             0
Mrs Susan Jennings                                     3190                    3190                             0
Dr Mark Andrew Jenns                                    588                     588                             0
Mr Harold Jepson                                       2000                    2000                             0
Mr Manoj Jethwa                                         500                     500                             0
Mr William Robert Jeynes                                200                     200                             0
Mr Godfrey Frank Jillings                               600                     600                             0
Mr Harold Jinks                                         350                     350                             0
Mr John Edward Jinks                                    588                     588                             0
Mr Shafin Jivraj                                        294                     294                             0
Jm Finn Nominees Limited                               3449                    3449                             0
Mr Salim Jogee                                         1000                    1000                             0
Mrs Balvinder Kaur Johal                               1000                    1000                             0
Mr Andrew Johnson                                       710                     710                             0
Mrs Dorothy Margaret Johnson                            294                     294                             0
Mr James Alexander Johnson                              588                     588                             0
Mr Neil Johnson                                        2000                    2000                             0
Mrs Wendy Johnson                                      1000                    1000                             0
Mr John Alasdair Johnston                               400                     400                             0
Miss Kay Anne Johnston                                  500                     500                             0
Mr Kenneth Douglas Johnston                            1000                    1000                             0
Mr Mark Robin Johnstone                                 209                     209                             0
Mr Martin Johnstone                                    4385                    4385                             0
Mr Paul Johnstone                                      1886                    1886                             0
Mr David Richard Joiner                                 400                     400                             0
Mr Alan Jones                                          1000                    1000                             0
Mr Aled Wyn Jones                                       350                     350                             0

Mr Andrew Martin Jones                                  750                     750                             0
Mr Christopher Jones                                    596                     596                             0
Mr Christopher John Jones                              1764                    1764                             0
Mr David Jones                                         1764                    1764                             0
Dr David Arthur Jones                                   417                     417                             0
Mr David Richard Lees-Jones                            3300                    3300                             0
Mr David Wynne Jones                                   2000                    2000                             0
Mr Geraint Jones                                        500                     500                             0
Mrs Hilary Ann Jones                                    300                     300                             0
Mr Hywel Bellis-Jones                                   840                     840                             0
Mr John Barry Watts-Jones                              2941                    2941                             0
Mr Nicholas Jones                                       588                     588                             0
Mr Nicholas Paul Jones                                 1000                    1000                             0
Mr P B Jones                                            588                     588                             0
Mrs Patricia Selina Jones                               710                     710                             0
Mr Richard Jones                                        203                     203                             0
Dr Richard David Jones                                  294                     294                             0
Mr Robert Anthony Scott-Jones                           187                     187                             0
Mr William Thomas Jones                                 500                     500                             0
Mr Kevin Jordan                                         790                     790                             0
Mrs Nellie Jordan                                       300                     300                             0
Ms Pam Jordan                                           600                     600                             0
Mr Benjamin Olukorewale Joseph                          790                     790                             0
Mr Kartik Joshi                                         294                     294                             0
Dr Chris F Joyce                                       1176                    1176                             0
Mrs Guoying Ju                                         1200                    1200                             0
Mr Maneesh Juneja                                       400                     400                             0
Mr Alan Robert Jupp                                    3602                    3602                             0
Mr Alan Robert Jupp                                    6000                    6000                             0
Mrs Lesley Yvette Jupp                                 1250                    1250                             0
Mrs Lindsey Yvette Jupp                                4752                    4752                             0
Mr Paul M Jupp                                         1176                    1176                             0
Mr Paul Michael Jupp                                   1588                    1588                             0
Mr Peter Robert Jupp                                    550                     550                             0
Mr Jetindra Jutha                                       250                     250                             0
Mr Jasvir Jutla                                         294                     294                             0
Dr Mathar Sahib Kachchumarikkar                        2000                    2000                             0
Mr Samuel Kafton                                       2000                    2000                             0
Mr Naftalia Kahan                                      2000                    2000                             0
Mr Mohammed Arif Kaji                                   500                     500                             0
Mr Prankaj Bhagwanji Kakhani                           2500                    2500                             0
Mr Rakesh Kalia                                        2500                    2500                             0
Mrs Sudha Kalia                                        2500                    2500                             0
Mr Harminder Singh Kalsi                               1764                    1764                             0
Mr Srinath Kamineni                                    1000                    1000                             0
Mrs Bharti Kanani                                       294                     294                             0
Mr Anton Kanapathipillai                                418                     418                             0
Ms Isabelle Claire Kanso                                294                     294                             0
Mr Mukesh Kapadia                                       588                     588                             0

Mr Mukesh Babubhai Kapadia                             2941                    2941                             0
Mr Rostam Karimi                                       2000                    2000                             0
Mr Ed Karooni                                          1000                    1000                             0
Kas Nominees Ltd                                       15472                   15472                            0
Mrs Zubaida Kashef                                      882                     882                             0
Mrs Neeta Kataria                                       294                     294                             0
Mr Praicash Kataria                                     588                     588                             0
Prakash Kataria                                         294                     294                             0
Mrs Gurmit Kaur                                        1500                    1500                             0
Mrs Kamaljit Kaur                                      2187                    2187                             0
Mrs Nautaj Kaur                                         380                     380                             0
Mr Ricky Kaura                                          588                     588                             0
Mr Ayyaz Kauser                                         588                     588                             0
Mr Ayyaz Kauser                                         588                     588                             0
Mrs Sonya Kaushal                                      1700                    1700                             0
Mrs Christine Kavadas                                   500                     500                             0
Miss Zinet Kavruk                                      25000                   25000                            0
Mr Michael Kay                                         5882                    5882                             0
Mrs Rita Kay                                            800                     800                             0
Mr Roy Kay                                              829                     829                             0
Mr Wasim Kayani                                        1470                    1470                             0
Mr Elliot Saul Kaye                                     300                     300                             0
Mr Sean Martin Keane                                    934                     934                             0
Mr Glen Roger Keene                                    1176                    1176                             0
Mr Charles Victor Kelly                                 250                     250                             0
Mrs Donna Ann Kelly                                     600                     600                             0
Mr Israel Kelman                                       2272                    2272                             0
Mr Timothy Kemp                                         425                     425                             0
Mrs Caroline Margaret Kennedy                           387                     387                             0
Mr Michael George Kennedy                              9645                    9645                             0
Mr Steven Mark Kenny                                   4000                    4000                             0
Mr Jon Russell Kent                                     588                     588                             0
Mr Andrew Julian Kenyon                                1000                    1000                             0
Miss Angela Kathleen Kenyon                            2500                    2500                             0
Ms Bridget Mary Anne Kenyon                             294                     294                             0
Mr Roger William Kenyon                                2100                    2100                             0
Mrs Kamla Kerai                                        1176                    1176                             0
Mr Peter Allan Danny Kersey                            1562                    1562                             0
Mr Edward Alexander Kershaw                             967                     967                             0
Mr Arnold Kessel                                        300                     300                             0
Mr Steven Laurence Kessel                               350                     350                             0
Mrs Veronica Mary Keys                                 1000                    1000                             0
Mrs Victorine Khalastchi                                400                     400                             0
Mrs Kashmira Syrus Khambata                             294                     294                             0
Mr Syrus Mehernosh Khambata                             294                     294                             0
Mr Amjid Malik Khan                                     111                     111                             0
Mr Bilal Khan                                           588                     588                             0
Mrs Farhat Khan                                         588                     588                             0
Mr Imtiaz Khan                                         1796                    1796                             0
Ms Mayyar Nasrullah Khan                               5576                    5576                             0

Mr P Khan                                               588                     588                             0
Mr Rabnawaz Khan                                        749                     749                             0
Mr Samuel Khan                                          294                     294                             0
Mr Sheraz Khan                                         1112                    1112                             0
Mrs Ulya Khan                                          2000                    2000                             0
Mr Khuzema Dilaver Khanbhai                            1000                    1000                             0
Mr Nick Khaou                                           600                     600                             0
Mr Rajinder Singh Kharay                               1000                    1000                             0
Mrs Yasmin Khatri                                       588                     588                             0
Miss Mahmuda Khatun                                    1176                    1176                             0
Mr N Khimasia                                           588                     588                             0
Miss Hirai Khoda                                        294                     294                             0
Mrs Usha Khoda                                          294                     294                             0
Mr Mustaq Khonat                                        500                     500                             0
Mr Erkan Kiamil                                         971                     971                             0
Mr Colin Kidgell                                        588                     588                             0
Mrs Elizabeth Helen Kidger                              143                     143                             0
Miss Eileen Ann Kilroy                                  250                     250                             0
Mr Jacob Kinde                                         2941                    2941                             0
Mr Andrew King                                         3205                    3205                             0
Mr Darren Gregory King                                  446                     446                             0
Mr Ian James King                                       300                     300                             0
Mr Jeremy King                                         2000                    2000                             0
Mr Thomas James King                                   1000                    1000                             0
Kingsonic Limited                                      1015                    1015                             0
Mr Timothy Mark Kingston                                400                     400                             0
Mr Alan David Kirk                                     1176                    1176                             0
Miss Ruth Louise Kirk                                   200                     200                             0
Mr Edward Kirkpatrick                                  1713                    1713                             0
Mrs Gladys Evelyn Kirkpatrick                           350                     350                             0
Dr Gutti Konda Kishorelal                               588                     588                             0
Mrs Sarah Sheila Kitching                              1176                    1176                             0
Mr Anthony Roland Thomas Klaiber                       1873                    1873                             0
Miss Angela Klawitter                                   588                     588                             0
Mr Michae Kleiman                                      2000                    2000                             0
Mr Stanley George Knatchbull                           1000                    1000                             0
Mr John Brian Kneale                                   3278                    3278                             0
Mr Bryan Knight                                         294                     294                             0
Mr Thomas Charles Knight                               1000                    1000                             0
Mr Timothy Knight                                       350                     350                             0
Mr Steven Knott                                         600                     600                             0
Mr Stephen John Knowles                                2000                    2000                             0
Mr Paul Koch                                            588                     588                             0
Mr Nicholas Koechlin                                   1764                    1764                             0
Mrs Susan Koechlin                                     1176                    1176                             0
Dr Gool Ardeshir Kohiyar                                862                     862                             0
Miss Sharifa Kohya                                     1500                    1500                             0
Mr Tejinder Singh Koonar                                588                     588                             0
Mr Ulrich Korff                                        2941                    2941                             0
Mr Jitendra Kotecha                                     160                     160                             0

Mr Rameshkant Laxmidas Kotecha                          300                     300                             0
Mr Atul Kothari                                         294                     294                             0
Mr Luis Georgiou Koureas                                540                     540                             0
Mr Garry Krogh                                          500                     500                             0
Miss Maria Krupa                                       10000                   10000                            0
Dr Girija Kugapala                                     1000                    1000                             0
Mr Nesadurai Kugapala                                  1000                    1000                             0
Mr Rajender Kumar                                       655                     655                             0
Mrs Bimla Kumari                                       1360                    1360                             0
Mr Martin Kurzer                                       2352                    2352                             0
Mr Wai Sing Kwan                                       2000                    2000                             0
Mr Dominique Ah-Kye                                    2352                    2352                             0
Mrs Sarah Lackey                                        150                     150                             0
Mr Vijayesh Lad                                         588                     588                             0
Mr Mohamed Munaf Laher                                  500                     500                             0
Mrs Bishakha Lahiri                                    1332                    1332                             0
Mr Sandip Lahiri                                        882                     882                             0
Mrs Olivia Sin Leng Lai                                1000                    1000                             0
Miss Fiona Jane Laird                                  1185                    1185                             0
Mr Martin Geoffrey Lake                                1500                    1500                             0
Mr Bharat Lakhani                                      1764                    1764                             0
Mr Bharat Lakhani                                      1764                    1764                             0
Mr Bharat Lakhani                                      1764                    1764                             0
Mr Hasmukh Lakhani                                     1764                    1764                             0
Mrs Shilpa Lakhani                                     1764                    1764                             0
Mrs Vanita Lakhani                                     1764                    1764                             0
Laltex And Co Limited                                  1570                    1570                             0
Mr Che Keung Lam                                        882                     882                             0
Dr Christopher Lam                                      294                     294                             0
Miss Siu Fun Lam                                        300                     300                             0
Mr Manubhai Karsan Lamba                                500                     500                             0
Mr John William Lambert                                1810                    1810                             0
Mr Paul Lamey                                          1000                    1000                             0
Mrs Audrey Eva Lamont                                   197                     197                             0
Mr D R Lamont                                          2352                    2352                             0
Ms Emma Catherine Lane                                 2250                    2250                             0
Mrs Sharon Patricia Lang                                890                     890                             0
Mr Terry Lant                                          1000                    1000                             0
Mr Peter Laplzynsky                                     588                     588                             0
Mr Mark Lapworth                                       1176                    1176                             0
Mr John Derek Large                                    1000                    1000                             0
Mr Ketan Larhani                                        100                     100                             0
Mr Bob Larkin                                          4385                    4385                             0
Mr Jeffrey Mark Lastiotis                               294                     294                             0
Mr Michael John Lavelle                                 500                     500                             0
Mr Keith Law                                            243                     243                             0
Mr Martin Lawrence                                     2500                    2500                             0
Mr William Huw Lawrence                                 156                     156                             0
Mr Adam Lawrenson                                       890                     890                             0
Mr David Malcolm Lawson                                 300                     300                             0

Mr David Richard Lawson                                1587                    1587                             0
Mr James Lawson                                         765                     765                             0
Mrs Jill Marion Lawson                                  909                     909                             0
Mr John Lawson                                         1176                    1176                             0
Mrs Susan Eva Le Gras                                  1500                    1500                             0
Mr Peter Le Masurier                                    395                     395                             0
Ms Valerie Kathleen Le Sage                             300                     300                             0
Mr Paul Leader                                          701                     701                             0
Eur Ing Dr Colin Leslie Leci                           1764                    1764                             0
Mr Christopher Edgar Lee                               1176                    1176                             0
Mrs Christine Patricia Lee                              950                     950                             0
Mr Leslie Brian Lee                                     790                     790                             0
Mr Paul Cheong-Ho Lee                                   588                     588                             0
Mr Stuart Lee                                           707                     707                             0
Mrs Diane Legrice                                       64                      64                              0
Miss Antje Lehmann                                      350                     350                             0
Mr Simon John Lejeune                                   150                     150                             0
Mr Ian Lelliott                                         500                     500                             0
Lemasco Nominees Limited                                500                     500                             0
Mrs Joan Mildred Leonard                                700                     700                             0
Mr Anthony James Lessiter                               660                     660                             0
Mr Peter Thomas Lester                                  294                     294                             0
Mr Sergiy Lesyk                                         882                     882                             0
Mr Mark Lethbridge                                      100                     100                             0
Mr Nigel Lettin                                        1176                    1176                             0
Mrs Fung Lan Leung                                     5000                    5000                             0
Mr Brian Dale Lever                                    1500                    1500                             0
Mrs Estelle Helena Levine                               330                     330                             0
Mr Arthur David Levy                                   2000                    2000                             0
Mrs Mary Joyce Levy                                     700                     700                             0
Mr Anthony David Lewis                                  400                     400                             0
Mr Darren Lee Lewis                                     45                      45                              0
Mr David Lewis                                          370                     370                             0
Mr Gareth Richard Lewis                                5000                    5000                             0
Mr Geoffrey Roy Lewis                                   200                     200                             0
Mr John Faraday Lewis                                  1000                    1000                             0
Mr Justin Llewellyn Gareth Lewis                       2322                    2322                             0
Mr Keith Lewis                                          400                     400                             0
Miss Melissa Harriet Christian                         1858                    1858                             0
Mrs Rosemary Frances Lewis                             1393                    1393                             0
Mrs Sylvia Anne Lewis                                   350                     350                             0
Mr Christopher John Leyshon                             500                     500                             0
Mrs Swee Haa Li                                        1000                    1000                             0
Mr Charalambos Liasides                                2000                    2000                             0
Mr Jason Paul Liffen                                    280                     280                             0
Mr Charles Thomas Lightowler                           2000                    2000                             0
Mr Charles Thomas Lightowler                           2000                    2000                             0
Mr Gary John Lillis                                     882                     882                             0
Mr Sek-Teong Lim                                        588                     588                             0
Ms Veronica Lim                                        1176                    1176                             0

Ms Wern Chin Lim                                        588                     588                             0
Dr Philip J D Lindan                                    294                     294                             0
Mr Leslie Edward Lindquist                              173                     173                             0
Mrs Sonia Lindqvist                                     294                     294                             0
Mr John Raymond Lindsay                                 350                     350                             0
Mr Donald Alfred Lindsey                                517                     517                             0
Mr John Malcolm Ling                                    185                     185                             0
Mr David Thomas Linnett                                3000                    3000                             0
Mr Graham Gordon Lintott                               10000                   10000                            0
Mrs Wendy Lipton                                        784                     784                             0
Littledown Nominees Limited                            35167                   35167                            0
Mr Robert Edward Stuart Littlejohn                     1276                    1276                             0
Mr Kwok Ming Liu                                        882                     882                             0
Mr Wai Shing Liu                                        300                     300                             0
Mr David John Owen Lloyd                               2941                    2941                             0
Ms Deborah June Lloyd                                   311                     311                             0
Mr John Lloyd                                           294                     294                             0
Lloyds Bank Nominees Limited                           21511                   21511                            0
Lloyds Bank (Stock Exchange Branch)                    7500                    7500                             0
Mr Benny Lo                                             294                     294                             0
Mr Chris Locke                                          588                     588                             0
Mr Clifford Philip Lockyer                             12500                   12500                            0
Mr Stephen James Lomax                                  440                     440                             0
Mr Steven James Lomax                                   454                     454                             0
London Wall Nominees Limited                           8000                    8000                             0
London Wall Nominees Ltd                               2000                    2000                             0
Mr Hian Soon Long                                       400                     400                             0
Mr Oliver James Long                                    225                     225                             0
Mrs Gillian Sheila Longman                             1764                    1764                             0
Mr James Lord                                           400                     400                             0
Mr William Charles Lord                                1000                    1000                             0
Mr Stuart Lorimer                                       800                     800                             0
Mr James George Lovie                                   294                     294                             0
Mr Jonathan Charles Lown                                337                     337                             0
Mr Peter William Loxston                                 6                       6                              0
Mr Thanh Quan Luc                                      5000                    5000                             0
Mr Denis Joseph Lucey                                   500                     500                             0
Mrs Rosemary Ann Luck                                   100                     100                             0
Mr Christopher David Luff                               588                     588                             0
Mr Narendra Amarshi Lukka                               500                     500                             0
Mrs Joanna Mary Lumsden                                1000                    1000                             0
Mrs Susan Wendy Lumsden                                 375                     375                             0
Mrs Jin-Li Luo                                          588                     588                             0
Miss Ha Tu Luong                                        588                     588                             0
Mr Peter Jonathan Lutton                                754                     754                             0
Mr Hong Son Ly                                         3800                    3800                             0
Mr Nigel Lyness                                        1140                    1140                             0
Mrs Olive Rosemary Stewart
Lyness                                                 1000                    1000                             0

Mrs Pamela Stewart Lyon                                 178                     178                             0
Mr Peter Frederick Lyons                                400                     400                             0
Mr Alan Lysak                                          2000                    2000                             0
Mr Kevin Andrew Macadam                                 944                     944                             0
Mr Enzo Macari                                         3750                    3750                             0
Mr Saverio Macari                                      3750                    3750                             0
Mr Onorio Mario Maccari                                 750                     750                             0
Mr Euan Alexander Macfarlane                           2000                    2000                             0
Mr Edward Machin                                        220                     220                             0
Mrs Jane Elizabeth Mack                                 294                     294                             0
Mr Thomas Macken                                        140                     140                             0
Mrs Janet Mary Mackenzie                                500                     500                             0
Mr Robert Douglas Mackenzie                             500                     500                             0
Dr Mazin Ahmad Mackey                                  2000                    2000                             0
Mr Alexander Mackie                                     300                     300                             0
Mr Andrew David Maclaren                               1804                    1804                             0
Mr Fiona Mary Maclean                                   588                     588                             0
Mr John Alexander Maclean                               294                     294                             0
Mr Ian Mitchell Macmillan                               227                     227                             0
Mr David James Magee                                    196                     196                             0
Mr Hitesh Magudia                                       882                     882                             0
Mr Hardeep Mahajan                                     2941                    2941                             0
Mr Raj Maher                                           1000                    1000                             0
Mr Shahid Mahmood                                       882                     882                             0
Mr Sultan Mahmood                                       588                     588                             0
Mr Sultan Mahmood                                      1500                    1500                             0
Mr Nazir Mahomed                                        294                     294                             0
Mr Nazir Mahomed                                        294                     294                             0
Mr Nazir Mahomed                                        294                     294                             0
Mrs Saffiya Nazir Mahomed                               294                     294                             0
Mr Lester Joseph Maides                                 412                     412                             0
Mr James Hendry Main                                    641                     641                             0
Mrs Sheila Main                                         641                     641                             0
Mr Baway Maini                                          521                     521                             0
Mr Yusuf Maka                                           882                     882                             0
Mr Tariq Malak                                         1666                    1666                             0
Miss Anjana Malde                                       882                     882                             0
Dr Raj Malhi                                           1470                    1470                             0
Mr Kevin Malone                                         588                     588                             0
Mr R E Malone                                           588                     588                             0
Mr Keith Malpass                                        500                     500                             0
Mr Michael Malyon                                       294                     294                             0
Mr Prashik Mamtora                                      588                     588                             0
Mrs Irene Man                                          1176                    1176                             0
Mr Philip Man                                           294                     294                             0
Mrs Vyone Man                                          1176                    1176                             0
Mr Jayantilal Mandavia                                  588                     588                             0
Mr Jayantilal Gordhandas Mandavia                       588                     588                             0
Mrs Victoria Grace Manduca                              294                     294                             0
Mr Ebrahima Maniyar                                    2941                    2941                             0

Miss Saleha Maniyar                                     588                     588                             0
Dr Baburayana Manjunatha                                500                     500                             0
Mr Andrew Lee Mankin                                    612                     612                             0
Mr James Oliver Mankin                                  588                     588                             0
Mr Stephen Anthony Mann                                 294                     294                             0
Mr William Simon Mann                                  2941                    2941                             0
Mr Henry James Lawson Mansell                           778                     778                             0
Mr Richard Mansell                                      500                     500                             0
Mrs Soma Manuel                                         500                     500                             0
Mr Umedali Manwani                                     1500                    1500                             0
Mr Andrew March                                         900                     900                             0
Mr Andrew Lawrence Frederick March                     1750                    1750                             0
Mr Paresh Mardania                                      425                     425                             0
Mrs Lindsey Alison Marden                               238                     238                             0
Miss Gandhimathi Mariyappan                            10000                   10000                            0
Mr Michael Markiewicz                                  4385                    4385                             0
Mr Brian Thomas Marron                                  500                     500                             0
Mr David Charles Marsden                               1000                    1000                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mrs Geraldine Derry Marshall                            294                     294                             0
Mr Geoff Stuart Marsom                                  500                     500                             0
Mr Kevin Mart                                           588                     588                             0
Mr Kenneth Whittle Martin                              7067                    7067                             0
Ms Marion F Martin                                     2941                    2941                             0
Mr Peter John Martin                                    100                     100                             0
Mr Richard James Fabian Martin                         1470                    1470                             0
Ms Elisa Martinuzzi                                    1471                    1471                             0
Mr Jonathan Marwood                                     650                     650                             0
Mr Anthony Michael Mason                                234                     234                             0
Mr Benjamin John Mastel                                 750                     750                             0
Mr Adnan Iqbal Mohammed Maswala                        1000                    1000                             0
Dr Harjinder Singh Matharu                             1000                    1000                             0
Mr Inderpal Singh Matharu                               882                     882                             0
Mr Jaswinder Singh Matharu                             1000                    1000                             0
Mr Bryan Mathews                                        750                     750                             0
Miss Jocelyn Jackson-Matthews                           500                     500                             0
Mr Paul Matthews                                        588                     588                             0
Mr Simon Matthews                                       500                     500                             0
Mr Robert Richard Matuszczyk                            250                     250                             0
Mr Robert George Cutcliffe Maunder                      500                     500                             0
Mr Christopher Maw                                      400                     400                             0
Mr Philip Maw                                           379                     379                             0
Mr Paul Ian Maxim                                       588                     588                             0

Mrs Virginia Anne Constable Maxwell                     300                     300                             0
Mr Stephen May                                          400                     400                             0
Mrs Masa Maye                                          1000                    1000                             0
Mrs Caroline Anne Mayhew                               2170                    2170                             0
Mr John Mcadams                                         882                     882                             0
Ms Ann Marie Mcardle                                    294                     294                             0
Mr Mark Mcbride                                         588                     588                             0
Mr Peter Mcbride                                       2941                    2941                             0
Mrs Jean Helen Mcbroom                                 1500                    1500                             0
Mr Ian Mccaffrey                                        218                     218                             0
Mr Michael Mccann                                      1597                    1597                             0
Mr Michael James Mccann                                 294                     294                             0
Mr John Layne Mccarthy                                  200                     200                             0
Mr John Yates Mccarthy                                  588                     588                             0
Mr Peter Roy Mcclatchie                                 900                     900                             0
Mrs Lynda Mary Mccloskey                                588                     588                             0
Mrs Muriel Helen Mccormick                              200                     200                             0
Mr Michael Mccoy                                        227                     227                             0
Mr Warren Samuel John Mccully                           450                     450                             0
Mr Brian Mcdade                                        2000                    2000                             0
Mr Darren Mcdermott                                     588                     588                             0
Mr Ian Mcdermott                                        400                     400                             0
Mr Philip Augustine Mcgeever                            588                     588                             0
Mr Roland Peter Mcguire                                 300                     300                             0
Mrs Imelda Mchenry                                      363                     363                             0
Mr Andrew Mchugh                                        882                     882                             0
Mr Hubert Lawrence Mchugh                              1764                    1764                             0
Mr John Paul Mchugh                                    1176                    1176                             0
Mr Andrew Mcilroy                                       900                     900                             0
Mr Iain William Archibald Mcinnes                      2000                    2000                             0
Ms Susan Mcintosh                                       500                     500                             0
Mr Derek Robert Mckechnie                              2300                    2300                             0
Mr Ellis Mckinnon                                       94                      94                              0
Mr Garrie Russel Mckinnon                              1923                    1923                             0
Mr Paul Mcknight                                        882                     882                             0
Dr Christopher Herbert Mckoen                          1600                    1600                             0
Mr Mark John Mclaughlin                                 588                     588                             0
Mr Alistair Mcleod                                      882                     882                             0
Mr Keiron Bruce Mcloughlin                              500                     500                             0
Mr Thomas Mcloughlin                                   1000                    1000                             0
Mr Gavin Mcluskey                                       800                     800                             0
Mr Gary Mcmenamin                                       471                     471                             0
Mr Edward St John Mcmonagle                            1700                    1700                             0
Mrs Christine Mcnally                                  1300                    1300                             0
Mr Lewis Mcnaught                                      1390                    1390                             0
Mr Ross Mcnulty                                         83                      83                              0
Mr Alan Mcrobb                                          882                     882                             0
Mr Brian Mcshane                                       1040                    1040                             0

Mr Lionel Meade                                         300                     300                             0
Mrs Jillian Megram                                      575                     575                             0
Mr Akram Mekhael                                       12000                   12000                            0
Mr Kenneth Roland Melhuish                             2500                    2500                             0
Mr Alan Melling                                         250                     250                             0
Mr Carl George Membery                                 1050                    1050                             0
Mr Abbas Merali                                         882                     882                             0
Mr Mohammed Merali                                      882                     882                             0
Mr Mohammed Merali                                      882                     882                             0
Mr Glyn Merrett                                        4000                    4000                             0
Mr Simon Merrick                                        294                     294                             0
Mr Graham Anthony Merton                               1500                    1500                             0
Mr Frank Mestre                                         392                     392                             0
Mrs Katrina Beatrice Joan Metherell                    1200                    1200                             0
M/S Jean Winley Mewes                                   294                     294                             0
Mr Johan Meyer                                          588                     588                             0
Mr Alan Meyers                                          142                     142                             0
Mr Ashad Miah                                           500                     500                             0
Mr Samee Akhtar Mian                                    294                     294                             0
Mrs Karen May Michael                                   500                     500                             0
Mr Philip Stuart Michael                                294                     294                             0
Mr Christopher John Michaelides                        2941                    2941                             0
Mr John Peter Middleton                                 240                     240                             0
Mr Alastair Guy Sinclair Milburn                        35                      35                              0
Mr Ron Miles                                           1150                    1150                             0
Ms Sara Miles                                           930                     930                             0
Mrs Elizabeth Janina Dancy Millar                      1000                    1000                             0
Mr James Millar                                         500                     500                             0
Mr Paul Miller                                         2000                    2000                             0
Mr Daniel Gustave Mills                                 166                     166                             0
Dr Robert George Milne                                  500                     500                             0
Mr Timothy Milner                                      1145                    1145                             0
Mr Gordon Charles Milverton                            1000                    1000                             0
Mr Graham Robert Minchington                            200                     200                             0
Mr Sanjeev Mirchandani                                  705                     705                             0
Mrs Anita Bobby Mirpuri                                1000                    1000                             0
Mr Rakesh Chander Misra                                2000                    2000                             0
Mrs Vibha Misra                                         450                     450                             0
Mr Bharat Mistry                                        264                     264                             0
Mr Milan Mistry                                        1764                    1764                             0
Mr Rajendra Mistry                                      200                     200                             0
Mr Umesh Mistry                                         294                     294                             0
Mr Alan James Mitchell                                 1200                    1200                             0
Mr Albert Thomas Mitchell                              1200                    1200                             0
Mr Angus Mitchell                                      1343                    1343                             0
Mrs Christine Janet Mitchell                            200                     200                             0
Mr Gareth Clifton Mitchell                              400                     400                             0

Mr Wayne Anthony Mitchell                               184                     184                             0
Mr Nicholas Mitchelmore                                 400                     400                             0
Mr Kasim Mitchla                                        349                     349                             0
Miss Malvi Modha                                        972                     972                             0
Mrs Usha Modha                                         1300                    1300                             0
Mrs Bhavana D Modi                                      588                     588                             0
Mrs Bhavana D Modi                                      588                     588                             0
Mr Dharmendra S Modi                                    588                     588                             0
Dharmendra S Modi                                       588                     588                             0
Mrs Manjoola S Modi                                     588                     588                             0
Mrs Nirmalaben Modi                                     100                     100                             0
Mrs Sunila Modi                                         345                     345                             0
Mr Khuzaima Mohammed                                   1000                    1000                             0
Mr Fazlehusein Mohammedbhai                            1000                    1000                             0
Mr Zubear Ahmad Mohmed                                  645                     645                             0
Mr Gerald Anthony Molloy                               1000                    1000                             0
Mr Salim Moloo                                         2000                    2000                             0
Mr Gary David Monaghan                                  800                     800                             0
Miss Esther Mondelus                                    500                     500                             0
Mr William Birkmure Montgomery                          800                     800                             0
Ms Katia Montillet                                      200                     200                             0
Mrs Catriona Moodie                                    2000                    2000                             0
Mr Thomas Moody                                         400                     400                             0
Mr Alexander Moore                                     4000                    4000                             0
Mrs Marjorie Moore                                      211                     211                             0
Mrs Valerie Moore                                      1000                    1000                             0
Mr Christopher Lloyd Moores                             800                     800                             0
Mr Graham Moorey                                        588                     588                             0
Mr Andrew Moorhead                                      200                     200                             0
Mr Graham Moreton                                       882                     882                             0
Mr Alex Morgan                                          294                     294                             0
Mr John Morgan                                         2000                    2000                             0
Mrs Maureen Morgan                                     2000                    2000                             0
Morgan Nominees Limited                                23939                   23939                            0
Morgan Nominees Limited                                1675                    1675                             0
Ms Sheila Doris Morgan                                 3773                    3773                             0
Mr Hemal Morjaria                                       600                     600                             0
Mr Kantilal Jesang Morjaria                             967                     967                             0
Mr Carl Morris                                          450                     450                             0
Mr Gary Morris                                          330                     330                             0
Mr Leslie Morris                                       8000                    8000                             0
Mrs Margaret Barbara Morris                             196                     196                             0
Dr Gerard Charles Morrisroe                             588                     588                             0
Morrogh Nominees Limited                               6909                    6909                             0
Morstan Nominees Limited                                325                     325                             0
Mrs Maureen Ann Mortenson                              1500                    1500                             0
Mr Simon Paul Mortenson                                 588                     588                             0
Mr Carl Moss                                            294                     294                             0
Mr Carl Michael Moss                                    706                     706                             0
Mr James Christopher Mossom                            2000                    2000                             0

Mr Robert Holland Mountain                             3000                    3000                             0
Mr Graham Mudditt                                       600                     600                             0
Mr William John Mudge                                   40                      40                              0
Mr Saleem Mughal                                       1176                    1176                             0
Mr Saleem Mohammed Mughal                               281                     281                             0
Mr Alastair Stuart Muir                                 660                     660                             0
Mr Barry Muir                                           588                     588                             0
Mr Malcolm Nicolson Muirhead                           1000                    1000                             0
Mr Mohammed Zohaib Mujeeb                               500                     500                             0
Dr Prasanta Kumar Mukhopadhyay                          400                     400                             0
Mr Rajan Jethanand Mulchand                             605                     605                             0
Mr Michael Mullan                                      1000                    1000                             0
Mr Gareth Mulligan                                      350                     350                             0
Mr Simon Angear Mumford                                5000                    5000                             0
Dr Ramesh Kumar Munjal                                  300                     300                             0
A Munshi                                               2941                    2941                             0
Mr Brian Roger Mupplebeck                               316                     316                             0
Mr Richard Murawicki                                    882                     882                             0
Mr Charles Edward William Murphy                        500                     500                             0
Mr James David Murphy                                   120                     120                             0
Mr M J Murphy                                          1470                    1470                             0
Mr Michael Murphy                                       394                     394                             0
Mr David Joseph Murray                                  373                     373                             0
Ms Helen Murray                                        1470                    1470                             0
Mr Keith Murray                                        11250                   11250                            0
Mr Kevin Murray                                        1459                    1459                             0
Mr Michael Francis Murray                               413                     413                             0
Mr Peter Murrison                                       196                     196                             0
Mr Gihulam Mustafa                                      588                     588                             0
Mr Ronald Graeme Mutch                                 4100                    4100                             0
Mv Holdings                                             350                     350                             0
Dr Andrew David Myers                                   125                     125                             0
Mr Michael Mytenka                                      400                     400                             0
Mr Oliver Nadasy                                       1000                    1000                             0
Mr Saleem Mohammed Naeem                                588                     588                             0
Mr Pramesh Naik                                         294                     294                             0
Mrs Salma Najefy                                       1000                    1000                             0
Dr Hellme Najim                                        1000                    1000                             0
Kazuyuki Nakamura                                      1000                    1000                             0
Dr Mrigendra Kumar Nandi                               5000                    5000                             0
Mrs Rina Nandi                                         1000                    1000                             0
Mr Ankush Nandra                                        288                     288                             0
Mr Michael Timothy Fitzpatrick-Nash                     330                     330                             0
Basma Nasr                                             1764                    1764                             0
Mr Ibrahim Nasr                                        1764                    1764                             0
National Westminster Bank
Nominees                                               1500                    1500                             0
National Westminster Bank

Nominees                                               1500                    1500                             0
Mr Apostolos Natsiopoulos                               234                     234                             0
Natural Concepts Limited                                200                     200                             0
Mr Yan Naung                                            882                     882                             0
Mr Soab Mohamed Nawab                                   500                     500                             0
Mrs Dayawathie Nayagam                                 2000                    2000                             0
Dr Kewal Krishan Nayyar                                1000                    1000                             0
Dr Kewal Krishan Nayyar                                 500                     500                             0
Mr Farzim Nazari                                        133                     133                             0
Ncl (Nominees) Limited                                 2000                    2000                             0
Neilson Cobbold Client Nominees                        4200                    4200                             0
Mr Vimalan Nesadurai                                    294                     294                             0
Mr Robert Neville Ness                                  800                     800                             0
Mr Stephen Ness                                         588                     588                             0
Mr James Nester                                        1704                    1704                             0
Mr Michael Neudeck                                      500                     500                             0
Mr Brian Douglas Neve                                   558                     558                             0
Mr David Nevill                                         200                     200                             0
Mr Peter Anthony Neville                               2000                    2000                             0
Mr Howard New                                          1000                    1000                             0
New Town Nominees Limited                              8996                    8996                             0
Mr Simon Newell                                         294                     294                             0
Mr Andrew Newman                                       1724                    1724                             0
Mr Brian John Newman                                   1000                    1000                             0
Mr Joel Newman                                         1176                    1176                             0
Mr Joel Newman                                          294                     294                             0
Mr Joel Newman                                          294                     294                             0
Miss Kim Chi Nguyen                                     250                     250                             0
Ms Nina Nho                                             500                     500                             0
Mr Lakshman Vishandas Nichani                          1176                    1176                             0
Mr Stewart James Nichol                                 300                     300                             0
Mr Calvern Nicholas                                    1000                    1000                             0
Mrs Christine Margaret Nicholson                        250                     250                             0
Mr David Nicholson                                      350                     350                             0
Mrs Diana Nicholson                                     588                     588                             0
Mr Peter William Nicholson                              588                     588                             0
Mr Gordon John Nicklin                                 1000                    1000                             0
Mr Andrew James Nicolson                                784                     784                             0
Mr Anurag Kishore Nigam                                3000                    3000                             0
Mr Subramanian Nithythasan                             1000                    1000                             0
Mr Walter Michael Nixon                                 294                     294                             0
Mrs Hilda Margaret Noble                                675                     675                             0
Mr Christopher Ian Norman                               444                     444                             0
Mr Terry Norman                                         792                     792                             0
Mr William Sabiston Norquay                            2000                    2000                             0
Mr Jeffrey David Norris                                1176                    1176                             0
Mr John Garnett Norris                                 1000                    1000                             0
Mr Philip Norris                                       3000                    3000                             0

Mr Richard Norris                                       500                     500                             0
Mr William Gareth Norris                               1900                    1900                             0
North Castle Street (Nominees)                          950                     950                             0
Northern and Midland Nominees                          1050                    1050                             0
Northern and Midland Nominees                          1175                    1175                             0
Northern and Midland Nominees                          1200                    1200                             0
Northern and Midland Nominees                          1750                    1750                             0
Northern and Midland Nominees                          1750                    1750                             0
Northern and Midland Nominees                          1700                    1700                             0
Mr Martyn James Northfield Esq                         1600                    1600                             0
Mr Alec Albert Norton                                  1000                    1000                             0
Nortrust Nominees Limited                             592500                  592500                            0
Mr Czeslaw Nowak                                       1500                    1500                             0
Mr Raymond John Nugent                                  435                     435                             0
Mrs June Nunn                                           294                     294                             0
Mr Richard Nunn                                         294                     294                             0
Mr Richard Charles Nunn                                 294                     294                             0
Mr Robert James Nunn                                    220                     220                             0
Nutraco Nominees Limited                              287646                  287646                            0
Nutraco Nominees Limited                               5600                    5600                             0
Mrs Ebele Omenebele Nwandei                            1000                    1000                             0
NY Nominees Limited                                    6776                    6776                             0
Mr Charles Walter Oakley                                286                     286                             0
Mr Tairu Ibarhim Obanigba                               500                     500                             0
Mr Peadar Seosamh O'Brian                               514                     514                             0
Mr Patrick Obrien                                      1225                    1225                             0
Mr Clive Blanton O'Connell                              500                     500                             0
Mrs Fiona O'Connor                                      392                     392                             0
Miss Margaret O'Connor                                  180                     180                             0
Mr Adesanmi Odelana                                    1764                    1764                             0
Mr Gary Padrigh O'Donnell                               500                     500                             0
Mr Daniel O'Donoghue                                    400                     400                             0
Miss Jacqueline Anne Offield                            465                     465                             0
Ms Mary Rose O'Flaherty                                 500                     500                             0
Mr James Kennedy O'Gallaghan                           2941                    2941                             0
Mrs Frances Helen Ogden                                 117                     117                             0
Mr Michael Richard Ogden                                117                     117                             0
Mrs Rosaline Ogun                                      1251                    1251                             0
Mr Eamon O'Kane                                        1176                    1176                             0
Mr Anthony John Oke                                     500                     500                             0
Mr Nathaniel Olaiya                                     188                     188                             0
Mr Peter Cyril Old                                     10000                   10000                            0
Mr Stephen Oldfield                                    2352                    2352                             0
Mr Christopher John Oliver                             2352                    2352                             0
Mr Paul Oliver                                         1764                    1764                             0
Mr Olugbenga Ololade                                    750                     750                             0
Mr Anthony Richard Olsen                                250                     250                             0
Mr Abimbola Adedoyin Omisade                           1250                    1250                             0
Mr Afolabi Omotola                                      250                     250                             0
Dr Nicki On                                             600                     600                             0

Mr Tien Quoc On                                         600                     600                             0
Mr Mark Samuel Onions                                   294                     294                             0
Mr Iheanyi Onyekwere                                   1176                    1176                             0
Mrs Than Than Ywe Oo                                    830                     830                             0
Mrs Chooi Eng Ooi                                       375                     375                             0
Mr Surender Ootan                                       500                     500                             0
Mr Christopher O'Reilly                                1000                    1000                             0
Mr Christopher John Orr                                2941                    2941                             0
Mr Edward Orr                                          4400                    4400                             0
Mr Jonthan E A Orr                                     1176                    1176                             0
Mr Nicholas Orr                                        4400                    4400                             0
Mr Luigi Gino Ortoland                                  350                     350                             0
Mr Geoffrey Stuart Osborne                              300                     300                             0
Mrs Joyce Rosalie Outram                                200                     200                             0
Mr Trevor Overend                                      1300                    1300                             0
Mr Clive Robert Owen                                    320                     320                             0
Mr Dafydd Rhys Owen                                     50                      50                              0
Ms Marlene Ann Owen                                    1000                    1000                             0
Mr Martin Anthony Owen                                 3000                    3000                             0
Miss Deepal Pandya                                      193                     193                             0
Mr Ioannis Papaefstathiou                               588                     588                             0
Mr Wilfred Pape                                         400                     400                             0
Mr Matthew Paradise                                     294                     294                             0
Mr Navaratnan Paramakumaran                             239                     239                             0
Mr Andrew Parker                                        150                     150                             0
Mr James Parker                                          4                       4                              0
Mr Nicholas Parker                                      477                     477                             0
Miss Philippa Clare Parker                              387                     387                             0
Mr Ian Hugh Parkhouse                                   560                     560                             0
Mrs Audrey Parkin                                       200                     200                             0
Mr Ian Terry Parkin                                     365                     365                             0
Mrs Margaret Mary Parkin                                600                     600                             0
Mr Mahendra Parmar                                     1000                    1000                             0
Mr Parish Kumar Parmar                                  400                     400                             0
Mr Rajeev Parmar                                        294                     294                             0
Mr Raymond Parr                                        7000                    7000                             0
Mr Andrew Ian Parry                                    1000                    1000                             0
Mr Philip Ian Parsons                                   500                     500                             0
Mr Ajeet Patel                                         1000                    1000                             0
Mrs Alpa Patel                                         1176                    1176                             0
Mr Amritlal Patel                                       100                     100                             0
Mr Anant Patel                                         1000                    1000                             0
Mr Anil Patel                                            6                       6                              0
Mrs Anjanai Patel                                      1176                    1176                             0
Mrs Arti Patel                                         1667                    1667                             0
Mr Arunkumar Suryakant Patel                           1000                    1000                             0
Mr Ashwinkumar Patel                                   1000                    1000                             0
Mr Ayub Abdullah Patel                                  150                     150                             0
Mr Bhasker Patel                                       1176                    1176                             0
Mr Bhasker Patel                                       1176                    1176                             0

Mr Bhavesh Patel                                        294                     294                             0
Mr Bhaves Patel                                         882                     882                             0
Mr Bhavesh Patel                                        145                     145                             0
Mr Chetan Patel                                         300                     300                             0
Mr Dayalbhai Patel                                     1500                    1500                             0
Mrs Devshree Patel                                      588                     588                             0
Mr Dilip Patel                                         10000                   10000                            0
Mr Ghanshyam Patel                                     1000                    1000                             0
Mrs Hansa Patel                                        1176                    1176                             0
Mr Harish Patel                                         160                     160                             0
Mr Harshadbhai Patel                                   1000                    1000                             0
Mr Hasmukh Patel                                        704                     704                             0
Mr Hasmukh S Patel                                      588                     588                             0
Mr Hemant Patel                                        3000                    3000                             0
Mrs Induben Bansilal Patel                             1061                    1061                             0
Mrs Inocencia Patel                                     882                     882                             0
Ms Ishita Patel                                        1176                    1176                             0
Mr Jagdev Patel                                        1500                    1500                             0
Mr Jayantilal Chhotubhai Patel                          500                     500                             0
Mr Jayesh Sumantbhai Patel                             5555                    5555                             0
Mr Jitendra Mavji Patel                                 588                     588                             0
Mr Jitendra Patel                                      1000                    1000                             0
Mrs Jyoti Patel                                         294                     294                             0
Mr Kaushik Patel                                       7500                    7500                             0
Mr Ketan Patel                                          392                     392                             0
Mr Khimji Mavji Patel                                   588                     588                             0
Mr Kiran Kumar Patel                                   1200                    1200                             0
Mr Kiritkumar Patel                                    1000                    1000                             0
Mr Kishor M Patel                                       245                     245                             0
Mrs Madhu Shantilal Patel                               600                     600                             0
Mrs Manbai Mavji Patel                                  588                     588                             0
Mr Mavji Vishram Harji Patel                            588                     588                             0
Mr Mayank Patel                                         410                     410                             0
Mr Mayur Patel                                          500                     500                             0
Mrs Minaxi Patel                                        118                     118                             0
Mr Minesh Patel                                        5750                    5750                             0
Mr Minex Patel                                         1000                    1000                             0
Mr Mohamed Hanif Patel                                  500                     500                             0
Mr Mukesh Patel                                         500                     500                             0
Mr Naran Patel                                          588                     588                             0
Mr Narendra Patel                                       400                     400                             0
Mr Nikunj Patel                                        1176                    1176                             0
Mrs Nimisha Patel                                      5750                    5750                             0
Mrs Nisha Patel                                         500                     500                             0
Ms Nita Patel                                          1764                    1764                             0
Mr Prakash Patel                                        700                     700                             0
Mr Premji Patel                                         882                     882                             0
Mr Rajesh Patel                                         294                     294                             0
Mr Rajendra C Patel                                     294                     294                             0
Mr Rajesh Kumar Jerambhai
Patel                                                  2941                    2941                             0

Mr Rajesh Manubhai Patel                               1000                    1000                             0
Mr Rajnikant Chhotabhai Patel                          1000                    1000                             0
Mr Rakesh Patel                                         655                     655                             0
Mrs Ramabon Patel                                      1176                    1176                             0
Mr Ramesh Patel                                        1000                    1000                             0
Dr Ramnik M Patel                                      1764                    1764                             0
Mr Sadiqali Patel                                       500                     500                             0
Mrs Salma Patel                                         588                     588                             0
Mrs Salma Patel                                         588                     588                             0
Mr Sanjay Patel                                        1000                    1000                             0
Mrs Sarlaben Patel                                     2003                    2003                             0
Mr Shailesh Patel                                       294                     294                             0
Mr Shailesh Patel                                       294                     294                             0
Mr Subhash Patel                                        588                     588                             0
Mr Sujit Patel                                          395                     395                             0
Mrs Sulochana Rajnikant Patel                          1000                    1000                             0
Mr Sunil Patel                                          178                     178                             0
Mr Sunjay Patel                                         588                     588                             0
Mr Suresh Patel                                         704                     704                             0
Mr Surendra Chhotabhai Patel                            850                     850                             0
Tahera Patel                                            588                     588                             0
Mr Thakor Patel                                        2000                    2000                             0
Mr Trushit Patel                                        294                     294                             0
Mr Trushar Patel                                       2058                    2058                             0
Mrs Usha Patel                                         1000                    1000                             0
Mr Vimal Shashikant Patel                              1000                    1000                             0
Mr Vipul Patel                                         4385                    4385                             0
Mr Virendra Navinbhai Patel                             500                     500                             0
Mr Vishram Ramji Patel                                 2000                    2000                             0
Mr Yahya Patel                                          600                     600                             0
Mr Hari Pathmanathan                                    588                     588                             0
Professor Mohan Sankar John Pathy                       500                     500                             0
Mr Frederick Patterson                                  500                     500                             0
Mr Malcolm Gary Patterson                               271                     271                             0
Mr Rajesh Pau                                           900                     900                             0
Mr Bruce Marriot Paul                                  1000                    1000                             0
Mr Douglas Nairn Paul                                   500                     500                             0
Mr Mark Paxton                                         1176                    1176                             0
Mr David Robert Peacock                                 500                     500                             0
Mr John Anthony Peacock                                 900                     900                             0
Mr Colin Keeble Peacocke                               1000                    1000                             0
Mr Christian Pead                                       550                     550                             0
Mr Brian James Michael Pear                            1700                    1700                             0
Mr Colin Frederick Pearce                               400                     400                             0
Mr Edward Pearce                                        800                     800                             0
Mr Steve Pearce                                        1069                    1069                             0
Mr Craig Pearson                                        294                     294                             0
Mr Daniel Nicholas Pearson                             2000                    2000                             0
Mr James Douglas Pearson                                366                     366                             0
Mr Philip Henry Peckham                                1176                    1176                             0

Peel Hunt Nominees Limited                             36544                   36544                            0
Pegasus Nominees Limited                               31000                   31000                            0
Mr Steven William Howard
Pegg                                                    566                     566                             0
Pembol Nominees Ltd                                    80610                   80610                            0
Mr Joseph Patrick Pendleton                             300                     300                             0
Mr Derek Victor Penman                                 8000                    8000                             0
Mr Lee Roy Pennells                                     664                     664                             0
Mr Shaun Pennicott                                      421                     421                             0
Mr Jonathan Brian Penny                                 294                     294                             0
Mr David John Penrose                                   320                     320                             0
Mr Julian Charles Penrose                               155                     155                             0
Mr Brian Joseph Percival                                350                     350                             0
Mr Paul Michael Perdeaux                                294                     294                             0
Mr Gerald Pantaleon Pereira                             700                     700                             0
Mr Ajith Priyantha Perera                               475                     475                             0
Permit Nominees Ltd                                    2350                    2350                             0
Mr John William Perry                                   588                     588                             0
Pershing Keen Nominees
Limited                                                5500                    5500                             0
Pershing Keen Nominees
Limited                                               135915                  135915                            0
Pershing Keen Nominees
Limited                                                5000                    5000                             0
Pershing Keen Nominees
Limited                                                5000                    5000                             0
Pershing Keen Nominees
Limited                                                9311                    9311                             0
Pershing Keen Nominees
Limited                                                1562                    1562                             0
Pershing Keen Nominees
Limited                                                 300                     300                             0
Pershing Keen Nominees
Limited                                                71572                   71572                            0
Pershing Keen Nominees
Limited                                                1011                    1011                             0
Pershing Keen Nominees
Limited                                                9174                    9174                             0
Pershing Keen Nominees
Limited                                                8824                    8824                             0
Pershing Keen Nominees
Limited                                               393250                  393250                            0
Pershing Keen Nominees
Limited                                                1145                    1145                             0
Pershing Keen Nominees
Limited                                                25000                   25000                            0
Pershing Keen Nominees
Limited                                               787515                  787515                            0
Pershing Keen Nominees
Limited                                                3544                    3544                             0
Pershing Keen Nominees
Limited                                                 500                     500                             0
Pershing Keen Nominees


Limited                                                20000                   20000                            0
Pershing Keen Nominees Limited                         90881                   90881                            0
Pershing Keen Nominees Limited                        478966                  478966                            0
Mr Manuel Peters                                       3095                    3095                             0
Mr Lee Peterson                                        1765                    1765                             0
Ms Kim Patricia Petty                                  1000                    1000                             0
Mr Quivan Phan                                         2950                    2950                             0
Mr Michael Phelan                                      1000                    1000                             0
Mr Richard Peter Philbin                                588                     588                             0
Mr Frederick Cyril George Philbrick                    1100                    1100                             0
Mr Bryan Phillips                                       500                     500                             0
Mr Maurice Picard                                       588                     588                             0
Mrs Elizabeth Mary Pidgeon                              196                     196                             0
Mrs Barbara Pilkington                                 1000                    1000                             0
Mr Michael John Pilling                                 750                     750                             0
Mr Stanley Gordon Pine                                 1000                    1000                             0
Mr Ephraim Pines                                       1012                    1012                             0
Mr Jack Leon Piper                                      294                     294                             0
Dr Narendra V Pisal                                     588                     588                             0
Mr Joel Plasco                                         8825                    8825                             0
Mr Calvin John Platfoot                                 784                     784                             0
Platform Marketing plc                                 5702                    5702                             0
Mr Michael Pluckrose                                    229                     229                             0
Mr Barry Granville Plunkett                             400                     400                             0
Poise Marketing Limited                                3798                    3798                             0
Mr Brian Pollard                                       1000                    1000                             0
Mr Alexander Pollock                                   1000                    1000                             0
Mr Ivor Ponting                                        3675                    3675                             0
Miss Harinder Kaur Pooni                               6138                    6138                             0
Mr Harish Popat                                         588                     588                             0
Mrs Mina Popat                                         2588                    2588                             0
Mrs Mina Popat                                          588                     588                             0
Mrs Mina Popat                                          588                     588                             0
Mr Vandan Popat                                        2000                    2000                             0
Mr Michael Robert Poppitt                              4000                    4000                             0
Mr Andrew Demetres Porpotta                            1176                    1176                             0
Miss Dawn Porrett                                      1162                    1162                             0
Mrs Maureen Porteos                                     390                     390                             0
Mr Madhu Potluri                                        588                     588                             0
Mrs Sarada Potluri                                      588                     588                             0
Mr Geoffrey Paul Potter                                 400                     400                             0
Mr Michael Robert Potter                                670                     670                             0
Mr Peter Keith Potton                                  1000                    1000                             0
Mr Andrew John Potts                                    200                     200                             0
Mr Hugh Anthony Potts                                   350                     350                             0
Mrs S D Poturi                                          588                     588                             0
Mrs Jill Margaret Powell                               1000                    1000                             0
Mr Darren Powierski                                     294                     294                             0

Mrs Clare Rosemary Powis                                500                     500                             0
Mr Andrew Keith Poynton                                 245                     245                             0
PR Management Ltd                                       990                     990                             0
Mr Paul Ian Hamilton Pressland                          450                     450                             0
Mr Andrew Peter Preston                                 300                     300                             0
Mr Ivor Francis Preston                                 500                     500                             0
Mrs Patricia Preston                                    882                     882                             0
Dr Audrey J N Price                                    1764                    1764                             0
Mrs Carolyn Joan Price                                  921                     921                             0
Mr Derrick Charles James Price                         2857                    2857                             0
Ms Jane Louise Price                                   3000                    3000                             0
Ms Janie Louise Price                                  4385                    4385                             0
Mr Mark Darren Priddle                                  350                     350                             0
Mr Arthur Priestley                                     294                     294                             0
Mr Marcus Andrew Priestley                              294                     294                             0
Mr Sidney Austin Priestly                               200                     200                             0
Principal Nominees Limited                             43484                   43484                            0
Mr Ian Robert Pringle                                  5000                    5000                             0
Mr Garry Prior                                          588                     588                             0
Mr Garry Prior                                          294                     294                             0
Mr Garry Prior                                          294                     294                             0
Mr Garry Prior                                          294                     294                             0
Mrs Prinia Mary Prior                                  6000                    6000                             0
Prism Nominees Ltd                                     6000                    6000                             0
Prism Nominees Ltd                                     2500                    2500                             0
Prism Nominees Limited                                 1535                    1535                             0
Productive Nominees Limited                            3500                    3500                             0
Productive Nominees Limited                            2500                    2500                             0
Productive Nominees Limited                            5000                    5000                             0
Productive Nominees Limited                            15000                   15000                            0
Productive Nominees Limited                             500                     500                             0
Productive Nominees Limited                            3500                    3500                             0
Productive Nominees Limited                            3500                    3500                             0
Productive Nominees Limited                            1250                    1250                             0
Productive Nominees Limited                            1250                    1250                             0
Productive Nominees Limited                            3000                    3000                             0
Productive Nominees Limited                            1800                    1800                             0
Progress Nominees Limited                               690                     690                             0
Progress Nominees Limited                              10000                   10000                            0
Mr Joshua Proud                                         500                     500                             0
Prudential Bache Nominees Limited                      1135                    1135                             0
Prudential Client HSBC GIS Nominee                    735294                  735294                            0
Prudential-Bache Nominees Limited                      2200                    2200                             0
Mr Eric Glyn Pryce                                      500                     500                             0
Mr Bawa Ram Punj                                       1000                    1000                             0
Mr Geoffrey Purcell                                    1639                    1639                             0
Mrs Elizabeth Purdy                                     535                     535                             0
Mr Balwinder Purewal                                   4400                    4400                             0

Mr Amrik Singh Purewall                                1000                    1000                             0
Mr Charnjit Singh Purewall                             2498                    2498                             0
Mrs Mee Foong Purser                                    588                     588                             0
Mr Michael Gerard Pyke                                  249                     249                             0
Mr Tahir Qaiyum                                         353                     353                             0
Mr David James Quarendon                                750                     750                             0
Mrs Linda Ann Quarendon                                 750                     750                             0
Mrs Helen Pamela Quayle                                 588                     588                             0
Mr Taskir Qureshi                                       500                     500                             0
Mr Jonathan Neil Race                                   500                     500                             0
Mr Terry Clifford Race                                  327                     327                             0
Mr Carl Racey                                           50                      50                              0
Mr Peter Radford                                        380                     380                             0
Mr Anthony James Radley                                3000                    3000                             0
Mr Kevin Rafferty                                      10000                   10000                            0
Mr Marcus Rafferty Rafferty                             466                     466                             0
Mrs Trea Rafferty                                       550                     550                             0
Mr Peter Alan Ragg                                      588                     588                             0
Mr Robert David Ragg                                    651                     651                             0
Mr Prakash Raghavan                                    1764                    1764                             0
Mrs Tara Raghavan                                      1176                    1176                             0
Mrs Tara Raghavan                                       294                     294                             0
Mrs Tara Raghavan                                       294                     294                             0
Mr Imran Rahman                                         816                     816                             0
Mr Khalidur Rahman                                     1000                    1000                             0
Mr Nahim Rahman                                        3151                    3151                             0
Mrs Bharti Raichura                                     588                     588                             0
Mr Ramesh Raichura                                      588                     588                             0
Mr Ramesh Raichura                                      588                     588                             0
Mr Ramesh Raichura                                      588                     588                             0
Rainbows End Limited                                    792                     792                             0
Mrs Azka S Raja                                         588                     588                             0
Mr Kirit Prataprai Raja                                1764                    1764                             0
Mrs Mukta Suresh Raja                                   200                     200                             0
Mr Sunil C Raja                                         588                     588                             0
Mr Thiruchelvam Rajmohan                                500                     500                             0
Mr Jagdeh Chander Rajput                                500                     500                             0
Mr Peter Allan Ralph                                    200                     200                             0
Mr Jagat Ram                                           1300                    1300                             0
Mrs Kohilam Ramachandran                                882                     882                             0
Mr Murali Ramachandran                                  882                     882                             0
Mrs Suneeta Ramchander                                  600                     600                             0
Mr David John Ramm                                      400                     400                             0
Mr Shewak Ram Ramnani                                  1350                    1350                             0
Mrs Rita Rana                                           900                     900                             0
Mr Paul James Randall                                  1800                    1800                             0
Mr Peter Moggeridge Randall                             773                     773                             0
Mr Trevor John Randall                                  800                     800                             0
Mr Charanjit Randhawa                                   425                     425                             0
Ms Shahin Ranjbar                                       767                     767                             0

Mr Ajay Rao                                            1176                    1176                             0
Dr Jiten Rao                                           1176                    1176                             0
Mrs Lina Rao                                           1176                    1176                             0
Mrs Meeta Rao                                          1176                    1176                             0
Mr Ramakant Maganlal Rash                               300                     300                             0
Mr Paul Anthony Rason                                   892                     892                             0
Mr Ahmed Mahmood Gulam
Rasool                                                 2000                    2000                             0
Mr Irfan Mahmud Rasul                                   500                     500                             0
Mr Richard Hugh Alexander
Ratcliffe                                               487                     487                             0
Rathbone Nominees Limited                              14192                   14192                            0
Mr Oscar Ratsin                                        1440                    1440                             0
Mr Abdul Rauf                                           600                     600                             0
Mr Mahammed Jamil Rauf                                  535                     535                             0
Raven Nominees Limited                                 1000                    1000                             0
Mr David Ray                                            300                     300                             0
Mr David John Ray                                       200                     200                             0
Mr Mohammed Razak                                      2000                    2000                             0
Dr Gholamreza Razmjoo                                   625                     625                             0
RBTSB Nominees Limited                                649786                  649786                            0
RBTSB Nominees Limited                                177941                  177941                            0
RBTSB Nominees Limited                                 86000                   86000                            0
RBTSB Nominees Limited                                175000                  175000                            0
RBTSB Nominees Limited                                 85000                   85000                            0
RBTSB Nominees Limited                                1050000                 1050000                           0
RBTSB Nominees Ltd                                    137799                  137799                            0
RBTSB Nominees Limited                                 14115                   14115                            0
RC Greig Nominees Limited                              49159                   49159                            0
Mr John Rea                                            1486                    1486                             0
Mr John Edward Hubbard
Reader                                                 1000                    1000                             0
Mr Edward Reay                                          500                     500                             0
Mr Bertelino Rebelo                                     300                     300                             0
Miss Tracey Anne Redding                                110                     110                             0
Mrs Elizabeth Redman                                    288                     288                             0
Redmayne (Nominees) Limited                            50000                   50000                            0
Redmayne (Nominees) Limited                             416                     416                             0
Redmayne (Nominees) Limited                            1764                    1764                             0
Redmayne (Nominees) Limited                            1000                    1000                             0
Mr Alan Reece                                           500                     500                             0
Mrs Clare Margaret Rees                                1000                    1000                             0
Mr Robert John Rees                                    3373                    3373                             0
Mr Jon Regan                                           2000                    2000                             0
Mr Kenneth John Regan                                  1000                    1000                             0
Mr Mark Regan                                          1000                    1000                             0
Regency House Limited                                  10000                   10000                            0
Dr Dorothy Anne Reid                                    400                     400                             0
Mr Colin Charles Remnant                                294                     294                             0
Mrs Elizabeth Ann Remnant                               294                     294                             0
Mr Martin Charles Remnant                               882                     882                             0

Rene Nominees (IOM) Limited                            1850                    1850                             0
Ms Marilyn Agatha Rennalls                              300                     300                             0
Mr Neil Stuart Rennison                                1346                    1346                             0
Mr Kenneth Gordon Rennolds                             1000                    1000                             0
Rensburg Client Nominees Limited                       12180                   12180                            0
Mrs Catherine Mary Renshaw                              300                     300                             0
Ms Chantal Revelard                                    1030                    1030                             0
Mr Stefan Nicolas Reynolds                              588                     588                             0
R F May & Co Ltd                                       2000                    2000                             0
Mr John Nicholson Rhodes                               3000                    3000                             0
Mr Peter Rhodes                                        22910                   22910                            0
Mr Raymond Rhodes                                      5000                    5000                             0
Mrs Zairda Riazmmed                                     500                     500                             0
Mr Francis John Rice                                    334                     334                             0
Dr John David Rice                                      294                     294                             0
Mr Alan Clive Richardson                                820                     820                             0
Mr Derek Martin Richardson                              354                     354                             0
Mr Ian Michael Richardson                               235                     235                             0
Mr Ian William Richardson                               104                     104                             0
Mr Patrick J Richardson                                 588                     588                             0
Mr Paul Richardson                                     1176                    1176                             0
Mr Paul Anthony Richardson                             1176                    1176                             0
Mr Reginald George Richer                              7220                    7220                             0
Mrs Kay Miriam Richmond                                 80                      80                              0
Mr Peter Robin Rickwood                                1955                    1955                             0
M/S Leona Ricotta                                       882                     882                             0
Mr Baljit Singh Rihal                                   294                     294                             0
Mr Joseph James Riley                                   250                     250                             0
Mrs Gillian Patricia Ringrose                           400                     400                             0
Mr Ian Ringrose                                        2307                    2307                             0
Mr David John Rix                                       320                     320                             0
Mr Suhel Rizvi                                          294                     294                             0
Mrs Rona Roach                                         2352                    2352                             0
Robert Fleming Nominees Limited                       2177887                 2177887                           0
Mr Anthony Roberts                                      200                     200                             0
Mr Brian Roberts                                       1626                    1626                             0
Mr Christopher Roberts                                  662                     662                             0
Mrs Debra Las Roberts                                   588                     588                             0
Mr Edward Roberts                                      1500                    1500                             0
Mr Evan Hefin Roberts                                   500                     500                             0
Mr Julien Lee Roberts                                   174                     174                             0
Mr Peter John Frederick Roberts                        1200                    1200                             0
Mr Rees Roberts                                         882                     882                             0
Mr Nick Andrew Hemming Robeson                          316                     316                             0
Mr David Robins                                         294                     294                             0
Mr Alan Robinson                                       5000                    5000                             0
Mr Andrew David Robinson                                200                     200                             0
Mr Edward Ernest Robinson                               400                     400                             0

Miss Elizabeth Geraldine Robinson                       660                     660                             0
Mr Michael Charles Robinson                             882                     882                             0
Mr Nigel Peter Robinson                                1764                    1764                             0
Mr Peter Robinson                                      1000                    1000                             0
Mr Stephen Robinson                                     294                     294                             0
Mr Christopher West Robson                             1100                    1100                             0
Mr David Ramsay Robson                                  92                      92                              0
Mr Philip Geoffrey Robson                              2000                    2000                             0
Mr Shaun Harvey Robson                                  161                     161                             0
Mrs Willemina Martha Robson                             92                      92                              0
Rock (Nominees) Limited                                3007                    3007                             0
Rock (Nominees) Limited                                20000                   20000                            0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                22500                   22500                            0
Rock (Nominees) Limited                                 572                     572                             0
Rock (Nominees) Limited                                2250                    2250                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                 716                     716                             0
Rock (Nominees) Limited                                2000                    2000                             0
Rock (Nominees) Limited                                1500                    1500                             0
Rock (Nominees) Limited                                2147                    2147                             0
Rock (Nominees) Limited                                20000                   20000                            0
Rock (Nominees) Limited                                5000                    5000                             0
Rock (Nominees) Limited                                 716                     716                             0
Rock (Nominees) Limited                                1500                    1500                             0
Rock (Nominees) Limited                                15000                   15000                            0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                8000                    8000                             0
Rock (Nominees) Limited                                1431                    1431                             0
Rock (Nominees) Limited                                 440                     440                             0
Rock (Nominees) Limited                                3750                    3750                             0
Rock (Nominees) Limited                                2862                    2862                             0
Rock (Nominees) Limited                                3350                    3350                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                2000                    2000                             0
Rock (Nominees) Limited                                 500                     500                             0
Rock (Nominees) Limited                                2000                    2000                             0
Rock (Nominees) Limited                                 185                     185                             0
Rock (Nominees) Limited                                1120                    1120                             0
Rock (Nominees) Limited                                3000                    3000                             0
Rock (Nominees) Limited                                 294                     294                             0
Rock (Nominees) Limited                                 700                     700                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                5000                    5000                             0
Rock (Nominees) Limited                                6000                    6000                             0
Rock (Nominees) Limited                                1431                    1431                             0
Rock (Nominees) Limited                                 716                     716                             0
Rock (Nominees) Limited                                2000                    2000                             0

Rock (Nominees) Limited                                1666                    1666                             0
Rock (Nominees) Limited                                10000                   10000                            0
Rock (Nominees) Limited                                1666                    1666                             0
Rock (Nominees) Limited                                2000                    2000                             0
Rock (Nominees) Limited                                2000                    2000                             0
Rock (Nominees) Limited                                7000                    7000                             0
Rock (Nominees) Limited                                 415                     415                             0
Rock (Nominees) Limited                                2700                    2700                             0
Rock (Nominees) Limited                                2576                    2576                             0
Rock (Nominees) Limited                                 500                     500                             0
Rock (Nominees) Limited                                1500                    1500                             0
Rock (Nominees) Limited                                3578                    3578                             0
Rock (Nominees) Limited                                1600                    1600                             0
Rock (Nominees) Limited                                1075                    1075                             0
Rock (Nominees) Limited                                 700                     700                             0
Rock (Nominees) Limited                                 670                     670                             0
Rock (Nominees) Limited                                 429                     429                             0
Rock (Nominees) Limited                                1431                    1431                             0
Rock (Nominees) Limited                                1650                    1650                             0
Rock (Nominees) Limited                                 280                     280                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                1431                    1431                             0
Rock (Nominees) Limited                                1000                    1000                             0
Rock (Nominees) Limited                                2500                    2500                             0
Rock (Nominees) Limited                                4000                    4000                             0
Rock (Nominees) Limited                                1666                    1666                             0
Rock (Nominees) Limited                                1050                    1050                             0
Rock (Nominees) Limited                                 667                     667                             0
Rock (Nominees) Limited                                3000                    3000                             0
Rock (Nominees) Limited                                7500                    7500                             0
Rock (Nominees) Limited                                40000                   40000                            0
Rock (Nominees) Limited                                 550                     550                             0
Rock (Nominees) Limited                                 828                     828                             0
Rock (Nominees) Limited                                2950                    2950                             0
Roco (Nominees) Limited                                 330                     330                             0
Mr Luis Rodriguez                                       588                     588                             0
Miss Julie Anne Roe                                    1764                    1764                             0
Mr Anthony David Callard-Rogers                        2000                    2000                             0
Mr Christopher Rogers                                   588                     588                             0
Mr David Callard-Rogers                                2000                    2000                             0
Mr Henry Francis Rogers                                1000                    1000                             0
Mrs Janet Elizabeth Rogers                              349                     349                             0
Mr John Ernest Rogers                                  1000                    1000                             0
Mr Lee Trevor Rogers                                   1176                    1176                             0
Mr Oistn P D Rogers                                    1176                    1176                             0
Mr Philip Geoffrey Rogers                              2352                    2352                             0
Mr Tim Mark Rogers                                      318                     318                             0
Mr Robert John Roles                                   1000                    1000                             0
Mr Jon Romano                                           800                     800                             0
Rood Nominees Limited                                  2000                    2000                             0

Mr Saroop Rooprai                                       400                     400                             0
Mr Paul James Roper                                    4385                    4385                             0
Mr Ralph Rose                                           294                     294                             0
Dr Eric Rosenthal                                       294                     294                             0
Mrs Margaret Ann Rosenwould                             383                     383                             0
Mr Stuart Ross                                          294                     294                             0
Mrs Ann Roughhead                                       100                     100                             0
Mr Rex Thompson Routledge                              1000                    1000                             0
Mr Tony Rowlandsen                                      250                     250                             0
Mr Arthur Leonard Rowles                               1500                    1500                             0
Mr Robert Rowling                                       220                     220                             0
Mr Albert John Rowney                                  2000                    2000                             0
Mr Mark Roy                                             588                     588                             0
Royal & Sun Alliance Trust Company                      294                     294                             0
Mr Andreas Ernest Francis Rubin                         300                     300                             0
Mr Paul Leonard Rumbol                                 5000                    5000                             0
Mrs Miwaxi Ruparelia                                   1500                    1500                             0
Mr John Ernest Rushmer                                 3000                    3000                             0
Mr David Vaughan Russell                               2300                    2300                             0
Dr Ian Alexander Russell                               1800                    1800                             0
Mr Sean Russell                                         294                     294                             0
Mrs Ingrid Ruston                                       778                     778                             0
Mr Kevin William Rylands                                882                     882                             0
Mrs Maureen Rylands                                     588                     588                             0
Dr Tariq Saboor                                        1000                    1000                             0
Dr Tariq Saboor                                        4000                    4000                             0
Mr Rajendra Kumar Sachdeva                              200                     200                             0
Dr Mian Muhammad Sadiq                                  300                     300                             0
Saffery Champness Trust Corporation                    29412                   29412                            0
Dr Nirmal Kanti Saha                                   2000                    2000                             0
Mr Baldev Singh Sahota                                  500                     500                             0
Mr Manjinder Singh Sahota                               200                     200                             0
Mr Mohammed Said                                       2941                    2941                             0
Ms Karen Ann Sainsbury                                  387                     387                             0
Mrs Susan Anne Sainty                                  1010                    1010                             0
Mr Graham Barry Sales                                   400                     400                             0
Mr Intisar Samadi                                      1000                    1000                             0
Mrs Debra Samet                                         588                     588                             0
Mr Tyrone Samsonroy                                     600                     600                             0
Mr Mayer Samuel                                         500                     500                             0
Mrs Patricia Mary Helen Samuel                          545                     545                             0
Mrs Bridget Samuels                                    2000                    2000                             0
Mr James Samuels                                        588                     588                             0
Mr Philip Samuels                                      1890                    1890                             0
Mr Scott Dennis Samways                                2941                    2941                             0
Mr David John Sanders                                   294                     294                             0
Mr David John Sanders                                   588                     588                             0
Mr Anthony John Sanderson                               588                     588                             0

Mr Darshan Singh Sandhu                                7500                    7500                             0
Mr Parminder Singh Sandhu                               882                     882                             0
Mr Ravinder S Sandhu                                   1764                    1764                             0
Mr Adrian Sangan                                        600                     600                             0
Mr Amarjit Sangha                                      1000                    1000                             0
Mr Harjit Singh Sangha                                  702                     702                             0
Mr Sukhwant Singh Sangha                               2000                    2000                             0
Mr Amarjit Singh Sanghera                               80                      80                              0
Mr Harjinder Singh Sanghera                             500                     500                             0
Miss Rani Kaur Sanguera                                 500                     500                             0
Mr Vincenzo Santillo                                   2000                    2000                             0
Miss Nina Saparia                                       588                     588                             0
Mr Ahmed Al-Saraf                                      1470                    1470                             0
Mr Alan De Saram                                        294                     294                             0
Mr Colin Roy Sare                                      1252                    1252                             0
Mrs Marita Ingred Sargeant                             1407                    1407                             0
Mr Michael Anthony Sargeant                             588                     588                             0
Mr Stephen Sargeant                                     176                     176                             0
Mr Paul Anthony Sargent                                 456                     456                             0
Dr Jawahar Lal Sarin                                   2000                    2000                             0
Mr Simon Sarkar                                        1339                    1339                             0
Mr Toufic Sarkis                                        640                     640                             0
Mr Henry Saunders                                      2500                    2500                             0
Mrs Margaret Saunders                                  1257                    1257                             0
Mrs Kirti Savjani                                       500                     500                             0
Mr David Stephen Sawiak                                 500                     500                             0
Mr Sajid Sayani                                         588                     588                             0
Mr Harry Sayers                                         250                     250                             0
Miss Marie Kathleen Scanlon                             185                     185                             0
Mr Sean Scannell                                       1764                    1764                             0
Mr William Scawthorn                                    294                     294                             0
Sceptre Nominees Limited                               4800                    4800                             0
Sceptre Nominees Limited                                294                     294                             0
Sceptre Nominees Limited                               1176                    1176                             0
Sceptre Nominees Limited                                500                     500                             0
Sceptre Nominees Limited                                294                     294                             0
Sceptre Nominees Limited                                410                     410                             0
Sceptre Nominees Limited                               2496                    2496                             0
Sceptre Nominees Limited                                765                     765                             0
Sceptre Nominees Limited                               1176                    1176                             0
Sceptre Nominees Limited                                180                     180                             0
Sceptre Nominees Limited                               1000                    1000                             0
Sceptre Nominees Limited                               1764                    1764                             0
Mr Emile Raoul Desire F Ernand                          700                     700                             0
Mr Joseph Saviour Schembri                             1176                    1176                             0
Schweco Nominees Limited                               2000                    2000                             0
Schweco Nominees Limited                               15000                   15000                            0
Schweco Nominees Limited                               90000                   90000                            0
Schweco Nominees Limited                               1000                    1000                             0
Schweco Nominees Limited                               85000                   85000                            0

Schweco Nominees Limited                               1118                    1118                             0
Scoti Company Limited                                  1000                    1000                             0
Mr George Walter Scott                                 4284                    4284                             0
Mr Michael Raymond Scott                                100                     100                             0
Mr Prince Scott                                         111                     111                             0
Mr Hugh Carron Scrimgeour                              1150                    1150                             0
Mr Robert A Searson                                    1764                    1764                             0
Mrs Helen Lesley Sedgley                                100                     100                             0
Dr Samuel Kofi Sedowofia                                882                     882                             0
Mr Sunil Seedher                                        294                     294                             0
Mr Dominique Segond                                     434                     434                             0
Mr Sunil Sehgal                                         250                     250                             0
Miss Jaspal Kaur Sehmi                                  588                     588                             0
Mr Timothy Edward Seif                                  706                     706                             0
Mr Satvinder Sekhon                                    1891                    1891                             0
Dr Colin Phillip Seltzer                               1176                    1176                             0
Mrs Giuseppina Carmilina Vellucci                      1638                    1638                             0
Mr Sinnathamby Senthitselvan                            200                     200                             0
Mr Kanagasabapathy Senthurchelvan                       400                     400                             0
Mrs Elizabeth Senyah                                    200                     200                             0
Mr Alphonso Sequeira                                    700                     700                             0
Mr Timothy John Setchell                                294                     294                             0
Mr Hardeep Sethi                                        500                     500                             0
Mr David Seward                                        1176                    1176                             0
Mr Paul Sewart                                          588                     588                             0
Mr Ajay Shah                                            500                     500                             0
Mr Ajit Raichand Shah                                   850                     850                             0
Mr Anup Shah                                            400                     400                             0
Mr Ashish Shah                                          588                     588                             0
Mr Ashok Shah                                           588                     588                             0
Mr Ashou Shah                                           588                     588                             0
Ashvinchandra Shah                                     1470                    1470                             0
Mr Bansi Shah                                           588                     588                             0
Mr Chandulal Motichand Shah                            1000                    1000                             0
Mr Chetan Shah                                          851                     851                             0
Mr Chetan Ratilal Shah                                 1310                    1310                             0
Mr Dhimant Shah                                        2941                    2941                             0
Mr Dipak Shah                                           294                     294                             0
Mr Dipak Shah                                           294                     294                             0
Mr Dipak Shah                                           294                     294                             0
Mrs Divya Swaroop Shah                                 1000                    1000                             0
Mr Harish Raichand Shah                                 176                     176                             0
Mr Hiten Shah                                           882                     882                             0
Mr Jasumati Shah                                       1470                    1470                             0
Mr Jitendra Shah                                        588                     588                             0
Mrs Jyoti Shah                                         1176                    1176                             0
Mrs Jyoti M Shah                                       1176                    1176                             0
Ms Kalpna Shah                                         2000                    2000                             0
Mrs Kanchan Shah                                       1000                    1000                             0

Mr Ketan B Shah                                         294                     294                             0
Miss Kirti Shah                                         882                     882                             0
Mr Kishor Jamnadas Shah                                5000                    5000                             0
Mr Mahesh Shah                                         1176                    1176                             0
Mr Mahendra Shah                                        882                     882                             0
Mr Mahendra Kanji Shah                                 1000                    1000                             0
Mr Manish Shah                                          500                     500                             0
Mrs Mayuri Shah                                        1000                    1000                             0
Mr Milan Shah                                           588                     588                             0
Mrs Minaxi Shah                                         588                     588                             0
Mrs Minaxi Shah                                         588                     588                             0
Mr Mukesh V Shah                                       1176                    1176                             0
Dr Mushtaq Shah                                        1176                    1176                             0
Mr Narendra Shah                                        882                     882                             0
Mrs Nira Shah                                          1470                    1470                             0
Mr Niraj Dhirajlal Shah                                2000                    2000                             0
Mr Parin Shah                                          1500                    1500                             0
Mrs Pratibha Mukesh Shah                                588                     588                             0
Mr Pulkit Shah                                         1470                    1470                             0
Rajesh Shah                                             600                     600                             0
Miss Raksha Shah                                        882                     882                             0
Mr Ramniklal Namchand Shah                              500                     500                             0
Mrs Rina Shah                                          1176                    1176                             0
Mrs Rina Sunil Shah                                     600                     600                             0
Miss Rita Shah                                          312                     312                             0
Mr Rohit Shah                                           294                     294                             0
Mr Ropin Shah                                          1470                    1470                             0
Dr Saresh Shah                                          588                     588                             0
Mrs Sarojben Shah                                       250                     250                             0
Mr Shailesh Manharlal Shah                             2000                    2000                             0
Mr Sojpar Shah                                         1176                    1176                             0
Mr Sojpar Shah                                          588                     588                             0
Mr Sojpar Shah                                          588                     588                             0
Mr Sojpar Shah                                          588                     588                             0
Mrs Sonal Dipun Shah                                    600                     600                             0
Mrs Usha Shah                                          1176                    1176                             0
Mrs Jubeda Shaikh                                      1764                    1764                             0
Mr Mohammed Ali Shamsuddin                             1000                    1000                             0
Share Nominees Ltd                                     25672                   25672                            0
Sharelink Nominees Limited                            346734                  346734                            0
Sharelink Nominees Limited                              280                     280                             0
Mr Mohammed Sharif                                     1000                    1000                             0
Mr Ajay Sharma                                          275                     275                             0
Mrs Anita Sharma                                        294                     294                             0
Mr Dinesh Sharma                                       1000                    1000                             0
Mr Jagdish Raj Sharma                                   101                     101                             0
Mr Lalit Kumar Sharma                                   294                     294                             0
Mr Raj Kumar Sharma                                     400                     400                             0
Mr Raman Sharma                                        2941                    2941                             0
Mrs Ritu Sharma                                        1000                    1000                             0

Mrs Sumati Sharma                                       500                     500                             0
Mr Phillip Michael Sharp                                161                     161                             0
Mr Stephen Sharp                                        600                     600                             0
Mr Peter James Sharratt                                1998                    1998                             0
Mr Nicholas Michael Sharrock                            235                     235                             0
Mrs Caroline Jane Shaw                                  400                     400                             0
Mrs Caroline Jane Shaw                                  412                     412                             0
Mr Cyril Edwin Shaw                                     500                     500                             0
Mr James Walter Shaw                                   1260                    1260                             0
Mrs Mary Elaine Shaw                                   1440                    1440                             0
Mr Peter Graham Shaw                                    500                     500                             0
Mr Scott Aaron Shaw                                     588                     588                             0
Mr Scott Shaw                                           500                     500                             0
Mr Anthony Graham Sheard                               1083                    1083                             0
Ms Pamela Sharon Sheil                                 2000                    2000                             0
Mrs Patricia Ann Sheldon                                500                     500                             0
Mr Roger Edward Shelley                                 294                     294                             0
Mr Peter Sheppard                                      1000                    1000                             0
Mr Kaljinder Shergill                                   294                     294                             0
Mr Kuldip Shergill                                     1176                    1176                             0
Mr Ronald Nugent Sherlock                              2100                    2100                             0
Mrs Margaret June Sherman                               294                     294                             0
Mrs Patricia Leigh Sherred                              600                     600                             0
Mr Manjit Singh Shihn                                  10000                   10000                            0
Mr Roy Geoffrey Shilton                                 500                     500                             0
Mrs Kay Lilian Shingleton                               324                     324                             0
Mrs Evelyn Marjorie Shipp                               294                     294                             0
Mr Michael John Shipp                                   294                     294                             0
Ms Anne Shouldice                                      2000                    2000                             0
Mr Leon Adam Shuall                                      6                       6                              0
Mr Dean Howard Shulton                                  200                     200                             0
Mr Philip William Sickling                              790                     790                             0
Mr Mohammad A Siddiqi                                   294                     294                             0
Mr Mohammad A Siddiqi                                   294                     294                             0
Mr Mohammad A Siddiqi                                   294                     294                             0
Mr Mohammed Shafiq Siddiqi                             1000                    1000                             0
Mrs Parmjit K Sidhu                                    1176                    1176                             0
Mrs Parmjit Kaur Sidhu                                 1176                    1176                             0
Mr Andrew Sier                                          450                     450                             0
Ms Shiroma Silva                                        294                     294                             0
Mr Justin Mark Silvertown                              2352                    2352                             0
Mr William Henry Simister                               300                     300                             0
Mr Triggs Simon                                         294                     294                             0
Mrs Aileen Mary Simons                                  900                     900                             0
Mrs Ivy Simpkin                                        1000                    1000                             0
Mrs Margaret Joan Simpson                              2500                    2500                             0
Mr Stephen William Simpson                              724                     724                             0
Mr Colin Douglas Sims                                   200                     200                             0
Mr Colin Trevor Sims                                   3000                    3000                             0
Mr William Andrew Sinclair                             1400                    1400                             0

Mr Gurmit Singh                                        3500                    3500                             0
Mr Harbans Singh                                       2000                    2000                             0
Mr Harjinder Singh                                     1405                    1405                             0
Mr Jagtar Singh                                        1000                    1000                             0
Mr Jasbir Singh                                         200                     200                             0
Mr Jaspal Singh                                         625                     625                             0
Dr Jugeshwar Singh                                      200                     200                             0
Mrs Madhubala Singh                                     600                     600                             0
Mr Pritpal Singh                                       2941                    2941                             0
Mr Sudeep Singh                                        2352                    2352                             0
Sinjul Nominees Limited                                43000                   43000                            0
Mr Rebhi Sirhan                                         600                     600                             0
Mr Kenneth Sirr                                         383                     383                             0
Mr Manoranjini Sivanandan                              1000                    1000                             0
Ms A Sivananthan                                        588                     588                             0
Mr Nagalingham Sivarajah                                300                     300                             0
Mr Charles Knighton Skeavington                         250                     250                             0
Skerries Nominees Limited                              1000                    1000                             0
Ms Elaine Skinner                                      1470                    1470                             0
Mr Ivan Skrynnyk                                        882                     882                             0
Mr Christopher John Roberts Slater                      175                     175                             0
Mr Colin Slater                                         370                     370                             0
Mr Roger Sleath                                        1176                    1176                             0
Mr Roger Andrew Sleath                                 1000                    1000                             0
Mr Victor Sluzas                                       2023                    2023                             0
Mr Vincent Small                                        294                     294                             0
Mr D A Smart                                           1764                    1764                             0
Mr Jonathan Neil Smethurst                              250                     250                             0
Smith & Williamson Nominees Limited                    12133                   12133                            0
Mr Andrew Peter Smith                                  1928                    1928                             0
Mr Barry John Smith                                     200                     200                             0
Mr Bernard Smith                                       1000                    1000                             0
Mr Christopher Alan Charles Smith                       294                     294                             0
Mr Colin Smith                                          300                     300                             0
Mr David Patrick Smith                                 1050                    1050                             0
Dr Diana Marcia Smith                                   600                     600                             0
Mr G D Smith                                           2941                    2941                             0
Mr Gregory James Steven Smith                           588                     588                             0
Mr James Smith                                          500                     500                             0
Mr Jason Smith                                          588                     588                             0
Mr Jeremy Stanley- Smith                               1500                    1500                             0
Mr John William Smith                                  1000                    1000                             0
Mr Justin Matthew Smith                                 954                     954                             0
Mr Nigel Smith                                         2000                    2000                             0
Mr Paul Arthur Smith                                    37                      37                              0
Mr Peter James Smith                                    882                     882                             0
Mr Richard Hayden Roger Smith                           248                     248                             0

Mr Roger Kay Smith                                     1470                    1470                             0
Mrs Rose Smith                                          870                     870                             0
Mr Stephen Charles Smith                               1500                    1500                             0
Mr Stuart Antony Smith                                  294                     294                             0
Mr Timothy Michael Smith                                386                     386                             0
Mr Trevor John Smith                                   1304                    1304                             0
Mr Mark Adrian Smithson                                 425                     425                             0
Dr Richard Anthony Smye                                 294                     294                             0
Mr Neale Reginald Conor Smyth                          2941                    2941                             0
Mr William Roger Smyth                                  570                     570                             0
Mr James Roderick Snaith                                416                     416                             0
Mrs Rosalind Snaith                                     741                     741                             0
Mr Thomas Joseph Snape                                  322                     322                             0
Mr Mark James Thomas Snazell                           2578                    2578                             0
Mr Michael James Snee                                   250                     250                             0
Mr Simon Christopher Snell                              800                     800                             0
Mr Keith Brian Snook                                    100                     100                             0
Miss Ramila Sodha                                      1000                    1000                             0
Mr John Patrick Sole                                   1000                    1000                             0
Mr James Morris Solomon                                 100                     100                             0
Mr Tejas Kirti Somaiya                                 2420                    2420                             0
Mr Neil Whiteland Somerville                            550                     550                             0
Miss Samantha Jane Somner                               84                      84                              0
Mr Sundip Sonpal                                       1764                    1764                             0
Mrs Brij Rani Sood                                      588                     588                             0
Mr Dinesh Sood                                          882                     882                             0
Mr Rajesh Sood                                          882                     882                             0
Mr Virendra Singh Sood                                  588                     588                             0
Ms Marion Carol Bartram Sorrentino                     1300                    1300                             0
Mr Peter Kevin Souster                                  250                     250                             0
Mrs Christine Southwick                                 335                     335                             0
Sp Angel Nominees Ltd                                  3714                    3714                             0
Mr David Spacey                                         294                     294                             0
Mr Harvey Montague Spack                               3000                    3000                             0
Mr Derrick Wilfred John Spear                           600                     600                             0
Mr Alistair John Speers                                 588                     588                             0
Mrs Muniu Spence                                        882                     882                             0
Mr Michael Spencer                                     1470                    1470                             0
Mrs Anne Spensley                                      2941                    2941                             0
Mr David Spensley                                      2941                    2941                             0
E J Spensley                                           2941                    2941                             0
Mr Richard Martin Spicer                               1923                    1923                             0
Mr Geoffrey Brian Spiller                               588                     588                             0
Mr Nicholas Spruce                                      773                     773                             0
Mr Konstantinos Spyropoulos                            4000                    4000                             0
Mr Stuart Michael St John                               588                     588                             0
Mr Peter Stace                                          294                     294                             0
Mr Peter David Stace                                   1206                    1206                             0
Mr Matthew Ronald Stainer                              1670                    1670                             0
Mr Nicolas Raymond Stalker                              202                     202                             0

Standard Bank Nominees (Isle of Man)
Ltd.                                                   1000                    1000                             0
Mr Eddy Stanforth                                      1050                    1050                             0
Mr Andrew Howard Stanger                               1176                    1176                             0
Mr Anthony Stanley                                     1000                    1000                             0
Mr Phillip Stanton                                     1764                    1764                             0
Mr Peter Julien Starley                                 400                     400                             0
Mr Graham Statham                                      1000                    1000                             0
Mr James William Steed                                  500                     500                             0
Mrs Shane Maureen Steed                                 650                     650                             0
Mr Paul D Steinberg                                    1177                    1177                             0
Mr Andrew Peter Stephen                                 218                     218                             0
Mr James B Stephens                                     294                     294                             0
Mrs Evadne Stern                                        333                     333                             0
Mr Mark Stevens                                        4385                    4385                             0
Mr Noel William Stevenson                               600                     600                             0
Mr Derek Joseph Stewart                                 216                     216                             0
Mr John Stewart                                         385                     385                             0
Mr John Hislop Stewart                                  500                     500                             0
Mr Paul Stewart                                         588                     588                             0
Mr Paul Stewart                                         588                     588                             0
Mr Paul Stewart                                         588                     588                             0
M/S Anne Still                                         4385                    4385                             0
Mr Gary Still                                          4385                    4385                             0
Mr John Sydney Stoane                                   224                     224                             0
Mr Mark Vernon Stokes                                  1000                    1000                             0
Mr Donald Harry Stone                                   500                     500                             0
Mrs Laura Joanne Stone                                  294                     294                             0
Mr Robert Stone                                         294                     294                             0
Mr Philip Stott                                         294                     294                             0
Mr Robert Ian Stott                                     300                     300                             0
Mr Michael Stoute                                      1176                    1176                             0
Mrs Helen Stracey                                       294                     294                             0
Mr Mark Leonard Stracey                                 750                     750                             0
Strand Nominees Limited                                14346                   14346                            0
Mr Jon Stratton                                         588                     588                             0
Mrs Linda Margaret Straw                                500                     500                             0
Ms Paula Grace Straw                                    637                     637                             0
Mr David John Stroud                                    400                     400                             0
Mr James Alan Stroud                                    338                     338                             0
Mr John Watt Stutley                                    535                     535                             0
Mr Nigel John Sudborough                                500                     500                             0
Mr Mark Anthony Sullivan                                130                     130                             0
Mr John Gardner Summerhill                             5750                    5750                             0
Dr Genix Sun                                            588                     588                             0
Mrs Elizabeth Jane Surtees                              973                     973                             0
Mr Darren Sutcliffe                                     294                     294                             0
Mr Derek John Sutton                                   1170                    1170                             0
Mr Stephen Paul Swatton                                 300                     300                             0
Mr Derek Joseph Sweet                                  1200                    1200                             0
Mr Thomas Frederick Swift                               170                     170                             0

Mr Gordon Sykes                                         865                     865                             0
Mr John Arthur Symcox                                   500                     500                             0
Mr Jason Mark Symonds                                  2941                    2941                             0
Mr Ian Richard Tabor                                   2000                    2000                             0
Mr Ebenezer Tetteh Tagoe                                461                     461                             0
Mr Mohinder Singh Takshak                              1764                    1764                             0
Mr Michael Talianos                                     294                     294                             0
Mr Baldeep Tamana                                       200                     200                             0
Mr Ray Tammam                                           500                     500                             0
Dr Keng Meng Tang                                      1176                    1176                             0
Mrs Bhavika Tank                                        294                     294                             0
Mrs Dhankunvar Tank                                     294                     294                             0
Mr Hasmukh Tank                                         588                     588                             0
Mr Prabhulal Tank                                       294                     294                             0
Mrs Sejal Tank                                          294                     294                             0
Mr Vasant Tank                                          294                     294                             0
Mr Michael Gabriel Tankard                              500                     500                             0
Miss Patricia Tankard                                   600                     600                             0
Mr Michael John Tarbox                                  700                     700                             0
Dr Sheshi Kant Tatingni                                1764                    1764                             0
Mrs Jill Adeline Tatman                                1000                    1000                             0
Mr David Lawrence Taylor                               1500                    1500                             0
Mr Henry John Corbett Taylor                           17000                   17000                            0
Mr Iain Harvey Taylor                                   294                     294                             0
Mrs Kathryn Taylor                                     4385                    4385                             0
Mr Keith Henry Taylor                                  1000                    1000                             0
Mr Martin Rupert Taylor                                1000                    1000                             0
Mr Martyn Shane Taylor                                 2000                    2000                             0
Mr Neil Taylor                                          156                     156                             0
Mr Ray Geoffrey Taylor                                  800                     800                             0
Mr Richard Michael Taylor                               294                     294                             0
Mr Roger John Taylor                                   1000                    1000                             0
Mr Stuart David Taylor                                 1100                    1100                             0
TD Waterhouse Nominees
(Europe)                                               56109                   56109                            0
Teawood Nominees Limited                               2000                    2000                             0
Teawood Nominees Limited                                588                     588                             0
Teawood Nominees Limited                               2284                    2284                             0
Teawood Nominees Limited                               1000                    1000                             0
Teawood Nominees Limited                               1050                    1050                             0
Teawood Nominees Limited                               15000                   15000                            0
Teawood Nominees Limited                               5000                    5000                             0
Teawood Nominees Limited                               8125                    8125                             0
Teawood Nominees Limited                               1042                    1042                             0
Teawood Nominees Limited                                150                     150                             0
Teawood Nominees Limited                               1000                    1000                             0
Teawood Nominees Limited                               2000                    2000                             0
Teawood Nominees Limited                               2000                    2000                             0
Mr Matthew John Templar                                 470                     470                             0
Mr Graham Temple                                       3028                    3028                             0
Sir Richard Anthony Pubbec

Temple                                                 2000                    2000                             0
Tenaville Limited                                      1000                    1000                             0
Mr Max Jason Terrell                                    465                     465                             0
Ms Beverley Tara Tew                                   1176                    1176                             0
Mr Sunil Thakar                                        1176                    1176                             0
Mr Chetan Thakkar                                       882                     882                             0
Mr Harish Thakkar                                       882                     882                             0
Mrs Lila Thakkar                                        882                     882                             0
Mr Vinodrai Maganlal Thakkar                           2334                    2334                             0
Mr Dinesh N Thakrar                                     294                     294                             0
Mr Vijay Thakrar                                       2352                    2352                             0
Dr Indra Thakur                                         294                     294                             0
Dr Indra Thakur                                         294                     294                             0
Mrs Nidhi Thakur                                        294                     294                             0
Mr Yash Thakur                                          294                     294                             0
Mrs Gurbachan Kaur Thandi                              2000                    2000                             0
Dr Moe Thant                                           2000                    2000                             0
Mr Harjinder Singh Thatal                               183                     183                             0
Mr Ramanan Thiyagarajah                                 588                     588                             0
Mr Alasdair Michael Hugh Thomas                        4385                    4385                             0
Mr Alexander Thomas                                     135                     135                             0
Mr Boby Thomas                                          150                     150                             0
Mrs Caryl Lily Thomas                                   588                     588                             0
Mrs Catherine Legh Thomas                               217                     217                             0
Dr D R T Thomas                                         732                     732                             0
Ms Daphne June Thomas                                   31                      31                              0
Mr David Anthony Thomas                                 294                     294                             0
Mr Dyfed Rhys Thomas                                    712                     712                             0
Thomas Grant & Company Nominees                        1000                    1000                             0
Mr Jeremy Miles Thomas                                  294                     294                             0
Mr John Clinton Thomas                                 3000                    3000                             0
Mr Leonard Alfred James Thomas                          350                     350                             0
Mr Nigel Thomas                                         500                     500                             0
Mr Paul Thomas                                          882                     882                             0
Mr Richard Thomas                                       407                     407                             0
Mr Robert Thomas                                        350                     350                             0
Mr Steve Thomas                                        4820                    4820                             0
Mr Derek Alan Thompson                                  328                     328                             0
Miss Julie Thompson                                     579                     579                             0
Mr Matthew Heddon Thompson                              346                     346                             0
Mr Maurice Thompson                                     285                     285                             0
Mr Michael Charles Thompson                            1000                    1000                             0
Mr Thomas Thompson                                      350                     350                             0
Mrs Yvonne Thompson                                    1000                    1000                             0
Mr Andrew Charles Thomson                               588                     588                             0
Mr John Campbell Thomson                                355                     355                             0
Mr John William Campbell
Thomson                                                 355                     355                             0

Mr Peter Thomson                                        754                     754                             0
Mr Charles Drummond Wilson Thorne                      1000                    1000                             0
Mr David Ian Thornton                                   100                     100                             0
Mr Peter Thorogood                                     2000                    2000                             0
Mr Jeremy Thorpe                                        100                     100                             0
Mr Jeremy Russell Thorpe                                326                     326                             0
Mr Stephen John Thourgood                               600                     600                             0
Mr Edmund Thuysbaert                                    200                     200                             0
Mr Colin Thwaites                                       300                     300                             0
Mr Sasson Tidhar                                        300                     300                             0
Mrs Gursharnjit Kaur Tiheam                             200                     200                             0
Mr Andrew Charles Tilbrook                              416                     416                             0
Mr Harjeet Singh Tinna                                  707                     707                             0
Mr Guy Tippett                                          700                     700                             0
Mr Chun Hop To                                         2000                    2000                             0
Mrs Maureen Todd                                        820                     820                             0
Mr Peter Stanford Todd                                  612                     612                             0
Mrs Anna Maria Tolley                                   197                     197                             0
Mr Brian Thomas Tolworthy                               834                     834                             0
M/S Ailsa V Tomany                                      294                     294                             0
Mr Edward Henry Tomlins                                 904                     904                             0
Dr Daniel Tooth                                         294                     294                             0
Mr Alan Percival Toothill                              2000                    2000                             0
Torrie Nominees                                         294                     294                             0
Torrie Nominees                                        1000                    1000                             0
Torrie Nominees                                        24903                   24903                            0
Tozers Nominees Limited                                 882                     882                             0
Mr Mark Daniel George Trainor                          2500                    2500                             0
Mr Joss Tranter                                         485                     485                             0
Mr Stewart Treagust                                     588                     588                             0
Mr Mark John Trenchard                                  200                     200                             0
Mr Colin Trevor                                         188                     188                             0
Mr Andrew Michael Trott                                 780                     780                             0
Mr Matthew Trott                                        94                      94                              0
Mr Richard Cozin Trow                                  1159                    1159                             0
Mr John Luis Troyano                                    170                     170                             0
Mr Alan Trueman                                         110                     110                             0
Mr Spiros Tsavalos                                     3000                    3000                             0
Mr Andy Yuet Yuen Tse                                  1000                    1000                             0
Mrs Karen Ann Tubbs                                     370                     370                             0
Mr Martin Donald Tulloch                                588                     588                             0
Mr Martin Donald Tulloch                                264                     264                             0
Mr Martin Donald Tulloch                                588                     588                             0
Mr Neil Howard Tulloch                                 1000                    1000                             0
Mrs Sukhjiwan Tung                                     1000                    1000                             0
Mrs Enid Margaret Ann Turner                            300                     300                             0
Mr Jeffrey Turner                                       294                     294                             0
Mr Leslie Charles Turner                                571                     571                             0
Dr Matthew Turner                                       588                     588                             0
Mr Michael Dennis Turner                                500                     500                             0

Mr Richard Turner                                      1050                    1050                             0
Mr William Warren Turner                                380                     380                             0
Mrs Karen Turnock                                       198                     198                             0
Mrs Krystyna Maria Turnock                              200                     200                             0
Mr Michael A A Turton                                   882                     882                             0
Mr Mark Tuttle                                          10                      10                              0
Dr Ajai K Tyagi                                         588                     588                             0
Mrs Ann Tyson                                           189                     189                             0
Mrs Anne Tyson                                          323                     323                             0
Mrs Jasmin Udani                                        588                     588                             0
Mr Parag Udani                                          588                     588                             0
Parag Udani                                             588                     588                             0
Mr Paresh Udani                                         882                     882                             0
Mrs Sushma Udani                                        882                     882                             0
Mrs Sushma Udani                                        882                     882                             0
Mrs Sushma Udani                                        882                     882                             0
Mr Faraz Uddin                                          588                     588                             0
Mr Moyn Uddin                                          1176                    1176                             0
Mr Brett Ulrick                                         588                     588                             0
Mrs Mark Anthony Unsworth                               650                     650                             0
Mr Mark Anthony Unsworth                               1850                    1850                             0
Mr Mark Unwin                                           375                     375                             0
Mr Khushwant Singh Uppal                                200                     200                             0
Mr Salim Urgradar                                      1000                    1000                             0
Prof P N R Usherwood                                   1176                    1176                             0
Mr Jeyesh Vadher                                        200                     200                             0
Mrs Meeta Vadhwana                                      588                     588                             0
Dr Vijay Vadhwana                                       294                     294                             0
Dr Vijay Vadhwana                                       294                     294                             0
Dr Vijay Vadhwana                                       294                     294                             0
Mr Hasmukh Vaghela                                      300                     300                             0
Mrs Rama Vaghela                                        294                     294                             0
Mr Dipak Vaidya                                        2000                    2000                             0
Mr Edward Roy Valette                                   400                     400                             0
Mr Arif Valli                                          1000                    1000                             0
Mrs Diana Mary Van Bunnens                              790                     790                             0
Mr Johannes Boudewijn Van Dalen                         500                     500                             0
Mr Klaas Peter Van Der Leest                            500                     500                             0
Mr Rajendra Vandra                                      294                     294                             0
M/S Zsuzsanna Varga                                     588                     588                             0
Mr Ashok Varsani                                        500                     500                             0
Mr Asvin Dhanji Varsani                                 588                     588                             0
Mr Ghanshyam Varsani                                   1115                    1115                             0
Mr Lalji Varsani                                       1000                    1000                             0
Mrs Tara Asvin Varsani                                  588                     588                             0
Mr Lalji Ratna Varshani                                 500                     500                             0
Anandasingam Vasanthan                                  588                     588                             0
Mr Mark Roger Vaughan                                  1000                    1000                             0
Mr Robert Vaughan                                       269                     269                             0
Mr Nicholas Veasey                                     2041                    2041                             0

Mrs Pauline Gay Velten                                 1000                    1000                             0
Ms Jane Amanda Verity                                   294                     294                             0
Mr Stuart Verity                                        750                     750                             0
Mr Manhar Verma                                        1000                    1000                             0
Mr Manhar Verma                                        1000                    1000                             0
Mr Nigel Anderson Vernon                                887                     887                             0
Vidacos Nominees Limited                              3116200                 3116200                           0
Vidacos Nominees Limited                               22024                   22024                            0
Vidacos Nominees Limited                               20000                   20000                            0
Vidacos Nominees Limited                              1278510                 1278510                           0
Mr Anthony John Villeneufve Le                          510                     510                             0
Mr Ian Vincent                                          444                     444                             0
Vipin Gudka Life And Pensions                          1555                    1555                             0
Mr Amritpal Singh Virdee                                200                     200                             0
Mr Simon Virgo                                          500                     500                             0
Mr Dinesh C Visavadia                                   588                     588                             0
Mr Patrick Thoquanq Vo                                 3057                    3057                             0
Mr Ronald William Voce                                 4000                    4000                             0
Mr Peter Julian Vogel                                  1250                    1250                             0
Mr Paul Stephen Vowden                                  333                     333                             0
Mr George Sinclair Voysey                               100                     100                             0
Lt Col Alfred Harry Voyzey                             1132                    1132                             0
Dr Jonathan Wade                                       1000                    1000                             0
Mr Mark Richard Wade                                   1000                    1000                             0
Mr Ralph Wade                                          1000                    1000                             0
Mrs Usha Wadhva                                         200                     200                             0
Mrs Deborah Wagstaff                                   2500                    2500                             0
Mr Paul Waine                                           294                     294                             0
Mrs Janet Margaret Wainwright                           300                     300                             0
Mr Keith Wainwright                                    2000                    2000                             0
Mr Dean Wakerley                                        882                     882                             0
Mr James A R Walden                                      6                       6                              0
Mr David Allan Walker                                   400                     400                             0
Mrs Margaret Walker                                     450                     450                             0
Mrs Michele Lesley Walker                               300                     300                             0
Mr Phillip Reay Walker                                  200                     200                             0
Mrs Eileen Patricia Walkington                          351                     351                             0
Mr John Michael Wall                                    416                     416                             0
Mr Peter Kenneth Wallace                                707                     707                             0
Mr Edward Richard Walley                                882                     882                             0
Walpole St Andrew Nominees Limited                     1858                    1858                             0
Walpole St Andrew Nominees Limited                      100                     100                             0
Walpole St Andrew Nominees Limited                     1000                    1000                             0
Walpole St Andrew Nominees Limited                     1000                    1000                             0
Walpole St Andrew Nominees Limited                      245                     245                             0
Mr David Walsh                                         1311                    1311                             0

Mr Desmond Andrew Walsh                                 400                     400                             0
Mr Edward Walsh                                         346                     346                             0
Mr Sean Walsh                                           282                     282                             0
Mr Steven Walsh                                        5000                    5000                             0
Mr Steven Alan Walsh                                    588                     588                             0
Mr Michael Walter                                       370                     370                             0
Mr Colin Stewart Walters                                167                     167                             0
Mr Geoffrey Walters                                     500                     500                             0
Miss Phyllis Elizabeth Daphne                          3000                    3000                             0
Ms Xiaolu Wang                                         1176                    1176                             0
Mr Andrew Ward                                          294                     294                             0
Mr Clifford Charles Ward                                500                     500                             0
Mrs Mary Elizabeth Ward                                 872                     872                             0
Mr William Ward                                        5000                    5000                             0
Mrs Victorine Aristoble Goone                           300                     300                             0
Mr John Peter Ware                                     1588                    1588                             0
Mr Peter Robert Warnes                                  588                     588                             0
Mr John Bowen Warren                                   1000                    1000                             0
Mr Geoffrey Alan Wasey                                  700                     700                             0
M/S Amanda Waters                                      1176                    1176                             0
Ms Amanda Waters                                       1176                    1176                             0
Mr Anthony Waters                                      1612                    1612                             0
Mr Kevin Anthony Stewart Waters                         790                     790                             0
Mr Brent Watson                                         395                     395                             0
Ms Caron Emily Watson                                  2000                    2000                             0
Mrs Catherine Alison Watson                             355                     355                             0
Mr Graham Martin Watson                                1000                    1000                             0
Mr Ian Christopher Watson                              2000                    2000                             0
Mr Kenneth Watson                                      1716                    1716                             0
Mr Martin Blair Watson                                  300                     300                             0
Mr Neil Christopher Watson                              294                     294                             0
Mrs Regina Watson                                      1000                    1000                             0
Mr David Lee Wayte                                     5000                    5000                             0
WB Nominees Limited                                    13725                   13725                            0
WB Nominees Ltd                                         900                     900                             0
WB Nominees Ltd                                         880                     880                             0
WB Nominees Limited                                    1500                    1500                             0
WB Nominees Ltd                                        3600                    3600                             0
WB Nominees Ltd                                        2040                    2040                             0
WB Nominees Ltd                                        2000                    2000                             0
WB Nominees Ltd                                         320                     320                             0
WB Nominees Ltd                                        2000                    2000                             0
WB Nominees Ltd                                        1000                    1000                             0
WB Nominees Ltd                                         930                     930                             0
WB Nominees Limited                                    1176                    1176                             0
WB Nominees Limited                                    3000                    3000                             0
WB Nominees Ltd                                         788                     788                             0
WB Nominees Ltd                                        5000                    5000                             0
WB Nominees Ltd                                        1250                    1250                             0
Mr George Weatherston                                   400                     400                             0

Mr Harmindar Singh Webhra                              1764                    1764                             0
Mr David R Webster                                     1470                    1470                             0
Mr David Robert Webster                                4517                    4517                             0
Mr Mark Anthony Webster                                1000                    1000                             0
Mr Ian Weir                                            1936                    1936                             0
Mrs Kathleen Margaret Welch                             312                     312                             0
Mr John Jeremy Weller                                   300                     300                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                2000                    2000                             0
Wellington Street Nominees
Limited                                                 528                     528                             0
Wellington Street Nominees
Limited                                                 500                     500                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 700                     700                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 250                     250                             0
Wellington Street Nominees
Limited                                                 500                     500                             0
Wellington Street Nominees
Limited                                                 400                     400                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                2166                    2166                             0
Wellington Street Nominees
Limited                                                 406                     406                             0
Wellington Street Nominees
Limited                                                1100                    1100                             0
Wellington Street Nominees
Limited                                                 500                     500                             0
Wellington Street Nominees
Limited                                                 500                     500                             0
Wellington Street Nominees
Limited                                                 588                     588                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 200                     200                             0
Wellington Street Nominees
Limited                                                1550                    1550                             0
Wellington Street Nominees
Limited                                                 541                     541                             0
Wellington Street Nominees
Limited                                                 378                     378                             0
Wellington Street Nominees
Limited                                                 840                     840                             0

Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                1441                    1441                             0
Wellington Street Nominees
Limited                                                 468                     468                             0
Wellington Street Nominees
Limited                                                 882                     882                             0
Wellington Street Nominees
Limited                                                 100                     100                             0
Wellington Street Nominees
Limited                                                 781                     781                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 500                     500                             0
Wellington Street Nominees
Limited                                                 300                     300                             0
Wellington Street Nominees
Limited                                                2000                    2000                             0
Wellington Street Nominees
Limited                                                1500                    1500                             0
Wellington Street Nominees
Limited                                                 312                     312                             0
Wellington Street Nominees
Limited                                                1200                    1200                             0
Wellington Street Nominees
Limited                                                2120                    2120                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 215                     215                             0
Wellington Street Nominees
Limited                                                10000                   10000                            0
Wellington Street Nominees
Limited                                                1097                    1097                             0
Wellington Street Nominees
Limited                                                1562                    1562                             0
Wellington Street Nominees
Limited                                                2000                    2000                             0
Wellington Street Nominees
Limited                                                 800                     800                             0
Wellington Street Nominees
Limited                                                 294                     294                             0
Wellington Street Nominees
Limited                                                5000                    5000                             0
Wellington Street Nominees
Limited                                                 200                     200                             0
Wellington Street Nominees
Limited                                                 961                     961                             0
Wellington Street Nominees
Limited                                                2500                    2500                             0
Wellington Street Nominees
Limited                                                 500                     500                             0

Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 179                     179                             0
Wellington Street Nominees
Limited                                                 812                     812                             0
Wellington Street Nominees
Limited                                                 426                     426                             0
Wellington Street Nominees
Limited                                                 100                     100                             0
Wellington Street Nominees
Limited                                                 800                     800                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                1139                    1139                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                1000                    1000                             0
Wellington Street Nominees
Limited                                                 425                     425                             0
Wellington Street Nominees
Limited                                                 200                     200                             0
Wellington Street Nominees
Limited                                                3382                    3382                             0
Mr Frank Donald Wells                                   600                     600                             0
Mr Graham Wells                                         200                     200                             0
Mrs Paula Ann Wells                                     784                     784                             0
Mr Mark Welsh                                           238                     238                             0
Mr Michael Ian Wenble                                  1000                    1000                             0
Mr Christopher Charles West                            1000                    1000                             0
Mr Graham William West                                  455                     455                             0
Mrs Janet Roberts-West                                  882                     882                             0
Mr Kevin Roberts-West                                   882                     882                             0
Mr Martin Richard West                                  294                     294                             0
Mr Valentine Charles William West                       600                     600                             0
Mr John Joseph Weston                                   338                     338                             0
Mr Stuart Roger Wharf                                  1000                    1000                             0
Mr Alastair Sinclair Wharton                           1094                    1094                             0
Mr Ashley Wharton                                       588                     588                             0
Mr Eric Sinclair Wharton                               12200                   12200                            0
Mr Robert Wharton                                      1176                    1176                             0
Mr Robert Sinclair Wharton                             4560                    4560                             0
Mr Carl Wheat                                           294                     294                             0
Mr John Russell Wheatley                                500                     500                             0
Mr Anthony Philip Wheller                              1000                    1000                             0
Mrs Jacqueline Ellen Anne Wherlock                      778                     778                             0
Mr Barry Vernon White                                   588                     588                             0
Mr Ben Peter White                                      675                     675                             0
Mr Brian George White                                   425                     425                             0

Mr Darran White                                         882                     882                             0
Mr David White                                          882                     882                             0
Mr Edward Richard White                                 325                     325                             0
Mr Graham White                                         650                     650                             0
Mr Norman White                                         500                     500                             0
Mr Richard Thomas White                                3225                    3225                             0
White Rose Nominees Limited                            3600                    3600                             0
Mrs Umu Marie Zubairu-White                             60                      60                              0
Mrs Enid Whitehead                                      450                     450                             0
Dr Esme Mary Whitehead                                  800                     800                             0
Mr Deryl Whitford                                       425                     425                             0
Mr Gareth Whitford                                     1176                    1176                             0
Mr Michael Robert Whiting                               200                     200                             0
Mrs Heather-Jayne Whittaker                             300                     300                             0
Mr David Henry Joseph Whittle                           433                     433                             0
Mr Philip John Whitworth                                165                     165                             0
Mr John Nigel Whorton                                  1000                    1000                             0
Mr Neil Jonathan Whorton                               2000                    2000                             0
Mr James Whyte                                         1764                    1764                             0
Mr Alfred John Wiewlorka                                348                     348                             0
Mr Mark Robert Wightman                                2994                    2994                             0
Mr Leonard Henry Wigzell                               20000                   20000                            0
Mr Trevor J Wilcox                                     2941                    2941                             0
Mr Mark Andrew Wildash                                 1400                    1400                             0
Dr Colin Ernest Wilde                                   500                     500                             0
Mr John Dennis Wiles                                    350                     350                             0
Mr Laurence Wilkins                                    1500                    1500                             0
Mrs Brenda Wilkinson                                    500                     500                             0
Mr Dennis Wilkinson                                     882                     882                             0
Mr John Wilkinson                                      1000                    1000                             0
Mr Robert Leslie Wilkinson                              200                     200                             0
Mr Nigel Simon Will                                     209                     209                             0
Willbro Nominees Limited                               2765                    2765                             0
Ms Beryl Anne Williams                                  322                     322                             0
Mrs Carol Elizabeth Williams                           1500                    1500                             0
Mr Clifton Michael Williams                             882                     882                             0
Mr Colin Williams                                       294                     294                             0
Mr David Williams                                       386                     386                             0
Mr Dudley Lewis Williams                                570                     570                             0
Mr Gwynfor John Williams                                500                     500                             0
Mr Huw Dafydd Williams                                  400                     400                             0
Mr John David Williams                                 6000                    6000                             0
Mrs Kathleen Williams                                   208                     208                             0
Mr Rodney Peter Williams                               1500                    1500                             0
Mrs Sandra Williams                                     450                     450                             0
Mr Ian Malcolm Herbert Williamson                       700                     700                             0
Mrs Judith Anne Williamson                              500                     500                             0
Mr Ivan Steven Willis                                   450                     450                             0
Mr Jonathan Willis                                      294                     294                             0
Mr Raymond Michael Willis                               146                     146                             0

Miss Sharon Willis                                      294                     294                             0
Mr Michael David Wilmott                               3000                    3000                             0
Mr Anthony Wilson                                       94                      94                              0
Mr Christopher Wilson                                   383                     383                             0
Mr David G Wilson                                      1176                    1176                             0
Mr Kevin Wilson                                        1430                    1430                             0
Mr Mark Timothy Wilson                                 2352                    2352                             0
Mr Peter Alan Wilson                                    706                     706                             0
Mr Peter Allan Wilson                                   294                     294                             0
Ms Louisa Mary Winter                                  1055                    1055                             0
Mr Paul John Winter                                    1884                    1884                             0
Miss Elizabeth Winton                                  1000                    1000                             0
Mr John Bernard Wisdom                                  666                     666                             0
Mr Paul Witkover                                        294                     294                             0
Mr Joel Berril Witte                                   2000                    2000                             0
Mr Carin Witty                                          500                     500                             0
Mr John Alan Wolstencroft                              4739                    4739                             0
Kin Chung Wong                                          49                      49                              0
Mr Alexander Thomas Wordsworth                          650                     650                             0
Mr David Ian Wood                                      1176                    1176                             0
Mr Julian R E Wood                                      588                     588                             0
Mr Robert Humphrey Wood                                 600                     600                             0
Mr Simon Paul Wood                                      155                     155                             0
Mr Carl Woodley                                         588                     588                             0
Miss Astrid Woods                                       100                     100                             0
Major Edward Peter Woods                                150                     150                             0
Mr Peter Robert Woodward                                250                     250                             0
Mr William Arthur Woolliscroft                         1200                    1200                             0
Mr Richard John Worrall                                 200                     200                             0
Mr Barry Paul Wright                                    469                     469                             0
Mr D E Wright                                          1176                    1176                             0
Mr David Wallace Linley Wright                          588                     588                             0
Mr Ernest Edward Wright                                 469                     469                             0
Mr Frederick Wright                                    2000                    2000                             0
Mr Graham Andrew Wright                                2352                    2352                             0
Mrs Hilda Winifred Wright                               350                     350                             0
Mr Martin Alistair Wright                              1431                    1431                             0
Mr Oliver Charles Wright                                384                     384                             0
WS (Nominees) Limited                                 173274                  173274                            0
Ms Xuemei Wu                                           1352                    1352                             0
Ms Alicia Wyllie                                       5883                    5883                             0
Mr Ben John Wyllie                                     1176                    1176                             0
Dr Martin George Wynn                                   615                     615                             0
Mr Hao Xu                                               200                     200                             0
Mr Xiaolang Xu                                          612                     612                             0
Mr Tadashi Yamada                                       882                     882                             0
Miss Suan Hwa Yap                                       294                     294                             0
Mr Sadiq Yaqub                                          341                     341                             0
Dr David Woon Tjun Yeo                                  588                     588                             0
Chi-Ho Au- Yeung                                        588                     588                             0

Yorkshare Nominees Ltd                                 2224                    2224                             0
Yorkshare Nominees Ltd                                 1423                    1423                             0
Yorkshare Nominees Limited                              200                     200                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Limited                              520                     520                             0
Yorkshare Nominees Ltd                                 1176                    1176                             0
Yorkshare Nominees Ltd                                  200                     200                             0
Yorkshare Nominees Ltd                                 1600                    1600                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Ltd                                  500                     500                             0
Yorkshare Nominees Limited                              350                     350                             0
Yorkshare Nominees Limited                             1748                    1748                             0
Yorkshare Nominees Ltd                                 3000                    3000                             0
Yorkshare Nominees Ltd                                 1500                    1500                             0
Yorkshare Nominees Limited                              588                     588                             0
Yorkshare Nominees Ltd                                  190                     190                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Limited                             1000                    1000                             0
Yorkshare Nominees Ltd                                  588                     588                             0
Yorkshare Nominees Ltd                                 1176                    1176                             0
Yorkshare Nominees Ltd                                 2000                    2000                             0
Yorkshare Nominees Ltd                                 3000                    3000                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Ltd                                 2941                    2941                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Ltd                                  588                     588                             0
Yorkshare Nominees Ltd                                  800                     800                             0
Yorkshare Nominees Ltd                                 1602                    1602                             0
Yorkshare Nominees Limited                              160                     160                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Limited                             1000                    1000                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Limited                              500                     500                             0
Yorkshare Nominees Ltd                                 2940                    2940                             0
Yorkshare Nominees Limited                             1000                    1000                             0
Yorkshare Nominees Ltd                                 1000                    1000                             0
Yorkshare Nominees Ltd                                  588                     588                             0
Yorkshare Nominees Limited                              174                     174                             0
Yorkshare Nominees Limited                             1760                    1760                             0
Yorkshare Nominees Lltd                                2000                    2000                             0
Mr David Crighton Young                                 400                     400                             0
Mr Douglas Stanley Young                                500                     500                             0
Mrs Joy Young                                           350                     350                             0
Mr Paul Young                                          3500                    3500                             0
Mr Sean Michael Young                                   588                     588                             0
Mr Steven Mark Young                                    714                     714                             0
Ms Eva Chi Ying Yuen                                   1190                    1190                             0
Mr Mohamed Yusaf                                        600                     600                             0
Mr Kashef Zahoor                                        882                     882                             0
Mr Kashef Zahoor                                        882                     882                             0

Mr Kashef Zahoor                                        882                     882                             0
Mrs Iram Saba Zaman                                     588                     588                             0
Mr Naheem Zaman                                         588                     588                             0
Zeban Nominees Limited                                 13590                   13590                            0
Mr Kau Hong Zee                                         350                     350                             0
Mr Mohamed Jamal Zemerly                                294                     294                             0
Miss Li Zhang                                           150                     150                             0
Mrs Xiadyan Zhou                                        588                     588                             0
Mrs Valerie Clare Zighed                                166                     166                             0
Mr Jeoffrey Zinkin                                      573                     573                             0
Mr Charalampos Zografakis                              2941                    2941                             0


            HOW SHARES OF OUR CLASS A COMMON STOCK MAY BE DISTRIBUTED

       The selling stockholders may from time to time sell all or a portion of the shares covered by this prospectus in one or more transactions in the over-the-counter market, on the Alternative Investment Market of the London Stock Exchange, or on any other exchange on which the Class A common stock may then be listed, in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). Selling stockholders and various broker-dealers, including broker-dealers soliciting buy orders, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Neither we nor the selling stockholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

       Because the selling stockholders and various broker dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders and various broker-dealers may be subject to prospectus delivery requirements under the Securities Act of 1933. Furthermore, in the event of a distribution of securities, the selling stockholders, any selling broker-dealer, and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act of 1934, which prohibits certain activities for the purpose of pegging, fixing or stabilizing the price of securities in connection with an offering.

       Under the securities laws of certain states, the shares may be sold only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements.

       We will pay certain expenses in connection with this offering, estimated to be approximately $32,615 but we will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the selling stockholders.

                                  LEGAL OPINION

       Covington & Burling, 1201 Pennsylvania Ave., N.W., Washington, D.C., 20004-2401, is giving an opinion regarding the validity of the shares of Class A common stock offered by means of this prospectus.

                                     EXPERTS

       The financial statements included in our annual report on Form 10-KSB for the year ended December 31, 1999, incorporated by reference in this prospectus have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the Securities and Exchange Commission's rules and regulations. For further information with respect to us and the Class A common stock offered under this prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described below. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

       You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at:

                     GlobalNet Financial.com, Inc.
                     7284 W.  Palmetto Park Road, Suite 210
                     Boca Raton, Florida 33433
                     (561) 417-8053
                     Attention: Corporate Secretary

       We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, including the registration statement and the exhibits to the registration statement, at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at: http://www.sec.gov.

       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange commission will automatically update and supersede this information.

We are incorporating by reference the following filings and information:

       - The description of our common stock contained in our registration statement on Form 8-A, filed on May 12, 1999, including the information incorporated therein by reference and including any amendment or reports filed for the purpose of updating such description;

       - Our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on March 30, 2000;

       - Our Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 11, 2000 respectively;

       - Our Current Report on Form 8-K filed on August 15, 2000, as amended on October 2, 2000 and October 5, 2000;

       -      Our Current Report on Form 8-K filed on August 17, 2000;

       -      Our Current Report on Form 8-K filed on September 27, 2000; and

       - All documents we file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering by the selling stockholders.

       You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Our certificate of incorporation provides for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by Delaware Law.

       We maintain a directors and officers' liability policy providing insurance on behalf of any person who is or was our director or officer against any liability incurred by such person in any such capacity or arising out of such person's status as such. This two-year policy has a $25.0 million coverage limit per occurrence and a $25.0 million limit in the aggregate. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

       Item   14. Other Expenses of Issuance and Distribution.

       GlobalNetFinancial, Inc. (the "Company") estimates that its expenses in connection with this registration statement will be as follows:



                 Securities and Exchange Commission registration fee                                      $     6,350
                 Legal fees and expenses                                                                       20,000
                 Accounting fees and expenses                                                                   5,000
                 Miscellaneous                                                                                  1,265
                                                                                                                -----

                                            Total                                                          $   32,615



       Item   15. Indemnification of Directors and officers.

       Our certificate of incorporation provides for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by Delaware Law.

       We maintain a directors and officers' liability policy providing insurance on behalf of any person who is or was our director or officer against any liability incurred by such person in any such capacity or arising out of such person's status as such. This two-year policy has a $25.0 million coverage limit per occurrence and a $25.0 million limit in the aggregate. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


Item 16.      Exhibits.

              5.1    Opinion of Covington & Burling*

              23.1 Consent of Covington & Burling (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

              23.2   Consent of Richard A. Eisner & Company, LLP

              24.1 Power of Attorney (included in the signature page of this Registration Statement)

* to be filed by pre-effective amendment

       Item 17. Undertakings.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (c) To include any additional or changed material information on the plan of distribution;

       provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 6th day of October, 2000.



                     GLOBALNET FINANCIAL.COM, INC.



                     By: /s/ W. THOMAS HODGSON
                        -----------------------------------------
                          W. Thomas Hodgson
                          President and
                          Chief Executive
                          Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Richard Guest and Stanley Hollander as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                    DATE


/s/ W. THOMAS HODGSON                                          10/6/2000
-------------------------------------                        -----------------
W. Thomas Hodgson
President and Chief
Executive Officer
(Principal Executive Officer)


/s/ STANLEY HOLLANDER                                          10/6/2000
-------------------------------------                        -----------------
Stanley Hollander
Chairman of the
Board of Directors

/s/ ALAN L. JACOBS                                             10/6/2000
-------------------------------------                        -----------------
Alan L. Jacobs
Executive Vice President
and Director

SIGNATURE                                                    DATE

/s/ RICHARD GUEST                                              10/6/2000
--------------------------------------                       -----------------
Richard Guest
Chief Financial Officer
(Principal Financial Officer)


/s/ MONIQUE MACLAREN                                           10/6/2000
--------------------------------------                       -----------------
Monique MacLaren
Secretary


/s/ THERESA KIRCHMIER                                          10/6/2000
--------------------------------------                       -----------------
Theresa Kirchmier
Treasurer
(Controller or Principal Accounting Officer)

/s/ KYM ANTHONY                                                10/6/2000
--------------------------------------                       -----------------
Kym Anthony
Director


/s/ CHRISTOPHER JENNINGS                                       10/6/2000
--------------------------------------                       -----------------
Christopher Jennings
Director


/s/ BULENT GULTEKIN                                            10/6/2000
--------------------------------------                       -----------------
Bulent Gultekin
Director


/s/ MICHAEL WHITAKER                                           10/6/2000
--------------------------------------                       -----------------
Michael Whitaker
Director


/s/ NICHOLAS BACKHOUSE                                         10/6/2000
--------------------------------------                       -----------------
Nicholas Backhouse
Director

                                 EXHIBIT INDEX

              EXHIBIT                   DESCRIPTION

                   5.1                  Opinion of Covington & Burling*

                   23.1                 Consent of Covington & Burling(included in Exhibit 5.1)

                   23.2                 Consent of Richard A.  Eisner & Company, LLP

                   24.1                 Power of Attorney (included in the signature page of this
                                        Registration Statement)

* to be filed by pre-effective amendment